UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

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United Technologies Corporation

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Pictured: Hudson Yards development project—New York City, US
Cover: Mingyu Financial Plaza and Yintai Center—Chengdu, China

COMPANY AWARDS IN 2015

Among Most Admired Aerospace & Defense Companies Fortune Magazine

Among Most Respected Companies Barron’s

Among World’s Greenest Companies Newsweek Magazine

Best Investor Relations Company in the Aerospace and Defense Electronics Sector Institutional Investor Magazine

Top 5% of Companies Responding to

Climate Change Carbon Disclosure Project

Top 50 Organizations for Multicultural

Business Opportunities DiversityBusiness.com

2015 Safe-in-Sound Excellence in Hearing Loss Prevention Awards The National Institute for Occupational Safety and Health

Outstanding Industry Promotion Award International Science Magazine

All-America Executive Team:

Most Honored Company in the

Aerospace and Defense Electronics Sector

Institutional Investor Magazine

Best Places to Work for Latinas

Latina Style Magazine

United Technologies Corporation 10 Farm Springs Road Farmington, CT 06032

Notice of Annual Meeting of Shareowners

March 15, 2016

Meeting Information

DATE AND TIME:
April 25, 2016
8:00 a.m. Eastern Daylight Time (doors open at 7:30 a.m.)

LOCATION: The Vinoy® Renaissance St. Petersburg, Palm Court Ballroom
501 5th Avenue NE St. Petersburg, Florida 33701

Agenda
1.	Election of the thirteen director nominees listed in the Proxy Statement.

2.	Appointment of PricewaterhouseCoopers LLP to serve as Independent Auditor for 2016.

3.	Amendment to our Restated Certificate of Incorporation to eliminate cumulative voting for directors.

4.	An advisory vote to approve the compensation of our named executive officers.

5.	Other business, if properly raised.

Who may vote:

If you owned shares of UTC Common Stock at the close of business on February 29, 2016, you are entitled to receive this notice of the meeting and to vote at the meeting either in person or by proxy. YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

How to attend:

Please request a ticket in advance by following the instructions on page 76. For security reasons, please be prepared to show photo identification when presenting your ticket for admission to the meeting. If you need special assistance because of a disability, please contact our Corporate Secretary’s Office by calling: 860-728-7870, sending an email to: corpsec@corphq.utc.com, or writing to: Corporate Secretary, UTC, 10 Farm Springs Road, Farmington, CT 06032.

Election to receive electronic delivery of future annual meeting materials:

You can expedite delivery, avoid costly mailings and help conserve natural resources by confirming in advance your preference for electronic delivery. For further information on how to take advantage of this convenient and environmentally friendly service, please see page 80. You can always receive a printed copy on request.

By order of the Board of Directors.

Peter J. Graber-Lipperman

Corporate Vice President, Secretary & Associate General Counsel

Review Your Proxy Statement and Vote in One of Four Ways:

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Visit the website listed on your proxy card or voting instruction form

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Sign, date and return your proxy card or voting instruction form in the enclosed envelope

BY MOBILE DEVICE Scan the QR code included with your proxy card or voting instruction form

Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	i

Proxy Statement Summary

This summary highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and UTC’s Annual Report for 2015 before voting your shares.

Annual Meeting Agenda

Proposal	Page Numbers	Required Vote	Board Recommendation
Proposal 1: Election of Directors	1–10	Votes FOR must exceed 50% of the votes cast with respect to the nominee	FOR each director nominee
Proposal 2: Appointment of PricewaterhouseCoopers LLP to serve as Independent Auditor for 2016	70–71	Approval by a majority of the votes making up the quorum	FOR
Proposal 3: Amendment to our Restated Certificate of Incorporation to eliminate cumulative voting for directors	72–73	Approval by a majority of outstanding shares	FOR
Proposal 4: An advisory, non-binding approval of Named Executive Officer Compensation	74–75	Votes FOR the proposal must exceed votes AGAINST it	FOR

2015 Performance

2015 was a year of significant business transformation for UTC.

A sharper focus. The sale of our Sikorsky Aircraft business for approximately $9 billion allows us to better focus on our core aerospace and building systems businesses and enables us to deliver strong future growth.

A simpler structure. Under the leadership of our new President and Chief Executive Officer (“CEO”), Mr. Gregory Hayes, UTC has been streamlined into four core business segments. This simpler, flatter organizational structure gives each segment a more direct and transparent relationship to the CEO.

ii

PROXY STATEMENT SUMMARY

A refreshed leadership team. Our revamped senior executive team brings a fresh and reinvigorated operational focus on flawless execution and disciplined capital allocation.

Throughout 2015, UTC has maintained its strategy of long-term, sustainable growth. Some of our strategic and operational accomplishments for the year include:

•	Certification by both the Federal Aviation Administration (“FAA”) and the European Aviation Safety Agency (“EASA”) of Pratt & Whitney’s PurePower PW1000G engine with Geared Turbofan technology (“GTF”), well ahead of competitors. This revolutionary engine decreases fuel burn by 16%, noise by 75% and emissions by 50%. With approximately 7,000 orders to date (including options), the GTF backlog will provide UTC revenue streams for decades.

•	First flight of Boeing’s KC-46A tanker for which UTC Aerospace Systems (“UTAS”) supplies the electric power, air supply, landing and fuel sensing systems, as well as the engine controls, fuel metering unit and other accessories for the tanker’s Pratt & Whitney PW4062 engines.

•	Selection of Otis to provide 133 elevators and escalators to the Chengdu Metro Line, as well as 174 elevators and escalators to a new landmark commercial building in Ningbo, East China.

•	UTC Climate, Controls & Security’s (“UTC CCS”) largest retrofit contract ever, for the CP Tower in Kuala Lumpur, Malaysia.

While our 2015 strategic accomplishments have been impressive and exciting, this past year also presented challenges that adversely affected our financial performance. Among other factors, we continued to make capital investments in support of our long-term goals, including significant investments in the Pratt & Whitney GTF engine. We also faced external challenges that included slow growth in many of the markets in which we operate (especially China), pension-related headwind and adverse foreign currency exchange rates which contributed to the decrease in net sales and diluted earnings per share (“EPS”) on an adjusted basis. Nevertheless, and consistent with past practice, UTC increased dividends paid to shareowners by 8.5% which represents the 79th consecutive year in which UTC has paid dividends. During 2015, UTC also returned $12 billion to shareowners in dividends and share repurchases (including a $6 billion accelerated share buyback program announced in November 2015) and communicated a $1.5 billion long-term structural cost reduction plan—actions intended to respond aggressively to these near-term financial and economic challenges.

(1)	Reflects continuing operations, adjusted to exclude restructuring, non-recurring and other significant, defined, non-operational items. A reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP financial measure for each of the three years shown is set forth in Appendix B on page 86.
(2)	Reflects continuing operations.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	iii

PROXY STATEMENT SUMMARY

Executive Compensation Overview

Principal Elements of Compensation. Our senior executive compensation program has three primary components: base salary, annual bonus and long-term incentives which are awarded in two forms: performance share units (“PSUs”) and stock appreciation rights (“SARs”). Each component serves a specific purpose in our compensation strategy. Base salary is an essential part of any market-competitive compensation program. Annual bonus awards are intended to motivate the achievement of near-term company and business unit goals. Long-term compensation is the foundation of our program and therefore makes up the greatest portion of our senior management’s compensation. Long-term compensation opportunities drive our executives to focus on strategies that promote sustainable growth.

2015 Compensation Decisions. 2015 compensation decisions made by the Committee on Compensation and Executive Development (the “Committee”) recognized both the short-term financial results of the Company and the strategic accomplishments achieved during the year, as discussed on page iii.

The following chart shows the decisions made with respect to the three principal elements of compensation for the three 2015 Named Executive Officers (“NEOs”) who continue to serve as executive officers of the Company as of the date of this Proxy Statement. The other 2015 NEOs (Messrs. Bellemare, Darnis and Adams) retired from UTC effective January 31, 2015, January 31, 2016 and February 29, 2016, respectively.

2015 TOTAL DIRECT COMPENSATION(1)

Gregory Hayes Akhil Johri(2) Charles Gill, Jr.

(1)	Total direct compensation, as discussed in detail on page 47, reflects compensation decisions made by the Committee based on its evaluation of each NEO’s performance during 2015. It includes base salary (including any 2015 changes), annual bonus for 2015 performance and the long-term incentive grant made on January 4, 2016. It is different from compensation shown in the Summary Compensation Table, which includes the long-term incentive grant made on January 2, 2015 and reflects the Committee’s assessment of 2014 performance.
(2)	Excludes amounts paid to Mr. Johri to offset compensation forfeited upon leaving his former employer.

RECENT PROGRAM CHANGES

The Committee made the following changes to UTC’s executive compensation program during or applicable for 2015:

•	Return on Invested Capital (“ROIC”) has been added as a performance metric to our PSU awards granted in 2016 and beyond. ROIC makes up 35% of the total award payout opportunity, with the existing EPS growth and relative total shareowner return (“TSR”) metrics weighted at 35% and 30%, respectively.

•	For the portion of the PSUs that vest contingent upon UTC’s TSR relative to the S&P 500, in the event of a negative TSR, the payout will be capped at 100% of target, even if UTC outperforms the S&P 500.

•	Effective January 1, 2016, members of the Executive Leadership Group (“ELG”) are eligible for a financial planning benefit valued at up to $16,000 per year.

•	The ELG life insurance benefit was eliminated for ELG members appointed on or after January 31, 2015.

•	The threshold payout level of the EPS portion of PSU awards has been increased to 50%.

•	The President and CEO’s personal use of the Corporate aircraft is now limited to 50 hours annually.

iv

PROXY STATEMENT SUMMARY

Board Highlights

The Board of Directors and its Committee on Nominations and Governance believe that diversity in experience and perspective are of the utmost importance for achieving sound decisions that drive shareowner value. The Board also believes that the varying tenures of our directors provide a constructive blend of institutional knowledge with a fresh external viewpoint. Through their attendance at Board and Committee meetings, UTC’s directors have demonstrated their active engagement and continuing commitment to providing oversight and sound corporate governance. The following charts reflect the broad experience, tenure and active engagement of the members of our Board of Directors:

Total Board Members: 13

Director Tenure	Director Engagement

Director Experience

Board = full Board meeting
Audit = Audit Committee
C&ED = Committee on Compensation and Executive Development
Finance = Finance Committee
N&G = Committee on Nominations and Governance
PIR = Public Issues Review Committee

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	v

PROXY STATEMENT SUMMARY

Board Nominees

You are being asked to cast votes for thirteen directors. Directors are elected annually by majority voting.

All nominees meet the New York Stock Exchange (“NYSE”) governance standards for director independence, except for Mr. Hayes, who is not independent due to his position as a UTC executive officer.

		Director	Committee	Other Public
Nominee	Age	Since	Membership	Company Boards
JOHN V. FARACI Retired Chairman & Chief Executive Officer, International Paper	66	2005	C&ED – Member F – Chair N&G – Member	2
JEAN-PIERRE GARNIER Chairman, Actelion Ltd.	68	1997	C&ED – Chair N&G – Member PIR – Member	3
GREGORY J. HAYES United Technologies Corp., President and Chief Executive Officer	55	2014	F – Member	1
EDWARD A. KANGAS Former Chairman & Chief Executive Officer, Deloitte, Touche, Tohmatsu	71	2008	A – Chair C&ED – Member N&G – Member	3
ELLEN J. KULLMAN Retired Chair & Chief Executive Officer, DuPont	60	2011	A – Member F – Member PIR – Member	0
MARSHALL O. LARSEN Former Chairman, President & Chief Executive Officer, Goodrich Corp.	67	2012	F – Member PIR – Member	3
HAROLD MCGRAW III Chairman Emeritus, McGraw Hill Financial, Inc.	67	2003	C&ED – Member F – Member N&G – Member	1
RICHARD B. MYERS Ret. General, U.S. Air Force, Former Chairman, U.S. Joint Chiefs of Staff	74	2006	A – Member C&ED – Member N&G – Member	2
FREDRIC G. REYNOLDS Retired Executive Vice President and Chief Financial Officer, CBS Corporation	65	2016	A – Member N&G – Member	2
BRIAN C. ROGERS Chairman, T. Rowe Price Group	60	2016	C&ED – Member F – Member	1
H. PATRICK SWYGERT President Emeritus, Howard University	72	2001	A – Member C&ED – Member N&G – Chair	1
ANDRÉ VILLENEUVE Chairman, ICE Benchmark Administration Ltd.	71	1997	A – Member F – Member PIR – Member	0
CHRISTINE TODD WHITMAN President, Whitman Strategy Group	69	2003	F – Member N&G – Member PIR – Chair	1

A Audit N&G Nominations & Governance
C&ED Compensation & Executive Development
F Finance PIR Public Issues Review

vi

PROXY STATEMENT SUMMARY

Governance Highlights

As part of UTC’s commitment to the highest ethical standards, the members of our Board are committed to sound governance practices. UTC’s governance practices are described in more detail in our Corporate Governance Guidelines, which can be found in the Corporate Governance section of our website.

Independence	•	12 out of our 13 nominees are independent.

	•	Our CEO is the only management director.

	•	All of the Board Committees that meet regularly, other than the Finance Committee, are composed exclusively of independent directors.
Independent Chairman of the Board	•	Our non-executive Chairman of the Board, Edward A. Kangas, is independent under NYSE standards.

	•	The non-executive Chairman serves as liaison between management and the other non-management directors, presides at all Board meetings and can call special Board meetings.
Independent Director Meetings	•	The independent directors regularly meet in private without management.

	•	The non-executive Chairman presides at these executive sessions.
Board Oversight of Risk Management	•	The Board monitors UTC’s systematic approach to identifying and assessing risks to the Company and our business units.

	•	The Audit Committee reviews our overall enterprise risk management policies and practices, financial risk exposures and the delegation of risk oversight responsibilities to other Board Committees.
Stock Ownership Requirements	•	Non-management directors must hold at least $560,000 of Common Stock (or Common Stock equivalents) within five years of joining the Board.

	•	Our CEO must, within five years of attaining that position, hold Common Stock (or Common Stock equivalents) valued at six times base salary.

	•	Members of our Executive Leadership Group must, within five years of appointment to the group, hold Common Stock (or Common Stock equivalents) valued at three times base salary.
Incentive Plans	•	The Board’s Committee on Compensation & Executive Development annually reviews the goal-setting processes for our incentive plans to ensure that the plans use goals that are rigorous, yet attainable.

	•	We strictly forbid repricing or cash buyouts of underwater stock options.

	•	We do not allow pledging or hedging of UTC shares by our executives or our non-employee directors for any reason.

	•	We have a robust clawback policy, which allows us to recoup compensation in the case of misconduct or negligence causing significant harm to the Corporation. We have strengthened this policy multiple times over the years.
Board Practices	•	The Board and each of its committees conduct self-evaluations each year, in which they examine and discuss whether they are functioning effectively, receive input on their performance from every member, and identify any areas in which directors believe performance could improve.

	•	The director candidate criteria are adjusted as needed to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience.

	•	Directors may not stand for election after age 72, absent special circumstances approved by the Board.
Board Accountability	•	All directors stand for election annually.

	•	In uncontested elections, directors must be elected by a majority of votes cast.

	•	In contested elections, directors are elected by a plurality vote.

	•	In September 2015, the Board proactively amended UTC’s Bylaws to adopt “proxy access,” affording shareowners a greater role in the director nomination process. In particular, UTC adopted Bylaw provisions that permit a shareowner, or a group of up to 20 shareowners, owning at least three percent of UTC’s outstanding shares of Common Stock continuously for at least three years, to nominate and include in UTC’s annual meeting proxy materials director nominees who, if elected, would constitute up to twenty percent of the Board, provided that the shareowner(s) and nominee(s) satisfy the requirements specified in UTC’s Bylaws, which are available at: http://www.utc.com/Our- Company/Corporate-Governance/Documents/Bylaws.pdf.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	vii

Important Notice Regarding the Availability of Proxy Materials for the Shareowner Meeting to be held on April 25, 2016. UTC’s Proxy Statement for the 2016 Annual Meeting and our Annual Report to Shareowners for 2015 are both available free of charge at: www.proxyvote.com. References in this Proxy Statement and accompanying materials to Internet websites are for the convenience of readers. Information available at or through these websites is not a part of nor is it incorporated by reference in this Proxy Statement.

viii

Proposal 1: Election of Directors

Proxy Statement. The Board of Directors of United Technologies Corporation (“UTC”, the “Company” or the “Corporation”) is soliciting proxies to be voted at our 2016 Annual Meeting of Shareowners on April 25, 2016 and at any postponed or reconvened meeting. We expect that this Proxy Statement will be mailed and made available to shareowners beginning on or about March 15, 2016. At the meeting, votes will be taken on four matters listed in the Notice of Meeting, the first of which is the election of directors.

We are seeking your support for the election of the thirteen candidates that the Board has nominated to serve on the Board of Directors. We believe these nominees have qualifications consistent with our position as a large, diversified industrial corporation, with operations throughout the world. We also believe these nominees have the experience and perspective to guide the Company as we innovate and develop new products, compete in a broad range of markets around the world, and adjust to rapidly changing technologies, business cycles and competition.

Board Membership Criteria and Nomination Process

The Board and its Committee on Nominations and Governance believe that it is important that our directors, as a group, have the following attributes:

EXPERIENCE	•	Senior business or government leadership experience
	•	Public company board experience
	•	International business or government experience

THOUGHT LEADERSHIP	•	An objective, independent and informed approach to complex and sensitive business decisions
	•	Extensive knowledge, experience and judgment
	•	An appreciation of the role of the corporation in society
	•	Diversity of perspectives and appreciation for multiple cultures
	•	Loyalty to the interests of UTC and its shareowners
	•	The highest integrity and ethical standards

SUBJECT MATTER	•	Global / international expertise
EXPERTISE	•	Industry / technical expertise
	•	Financial and accounting expertise
	•	Government or public policy expertise
	•	Regulatory compliance expertise
	•	Risk management expertise

Individuals on our Board also possess other particular skills and qualifications. These include experience in the financial services industry, the military, government and academia; expertise in sustainability and environmental issues; and knowledge of systems and technology.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	1

PROPOSAL 1: Election of Directors

Our Board believes it is critical to our success to have directors who represent the interests of shareowners by bringing a diversity of perspectives to Board deliberations and Company oversight. The Committee on Nominations and Governance regularly reviews with the Board the qualifications that are most important in selecting candidates to serve as directors, taking into account UTC’s diverse operations and the mix of capabilities and experience represented on the Board. As part of its annual evaluation of its effectiveness as a group, the Board considers whether its composition as a whole reflects a mix of skills and perspectives that is appropriate to meet the Company’s needs. Based on these considerations, the Board makes adjustments in the priorities given to the various director qualifications when identifying candidates.

Diversity

While we do not have a specific policy on diversity of the Board, our Corporate Governance Guidelines (“Governance Guidelines”) provide that candidates for the Board should have the ability to contribute to maintaining a diversity of perspectives in Board deliberations, in addition to being objective, independent and informed. The Board believes this diversity is critical to our success. The Committee on Nominations and Governance seeks accomplished and highly qualified candidates who have broad experience and perspective to oversee the global operations of a large and diversified industrial public company. We believe our Board reflects a broad diversity of professional backgrounds, skills and experiences.

•	Three director nominees have lived and worked outside the United States for substantial periods.

•	Two director nominees serve on the boards of non-U.S. public companies.

•	Two director nominees are women.

•	One director nominee is African-American.

UTC’s Governance Guidelines are available at: http://www.utc.com/Our-Company/Corporate-Governance/Pages/Governance-Documents-and-Policies.aspx.

The Committee on Nominations and Governance considers candidates who are suggested by directors, management and shareowners and who meet the qualifications UTC seeks in its directors. A shareowner may recommend a director candidate by submitting a letter addressed to the Corporate Secretary at UTC, 10 Farm Springs Road, Farmington, CT 06032. The Company may also engage search firms from time to time to assist in identifying and evaluating qualified candidates.

Nominees

Our entire Board is elected annually by our shareowners. The Board, upon the recommendation of the Committee on Nominations and Governance, has nominated the thirteen individuals listed in this Proxy Statement, each of whom is a current director. The Board believes that each nominee brings to the Board a range of strong skills and extensive experience, as highlighted in each nominee’s biographical information on pages 2 to 10. The Board believes that the nominees as a group possess the appropriate skills to exercise the Board’s oversight responsibilities.

Under the Board’s current policy, directors are required to retire from the Board at the annual meeting after they reach age 72. However, the Board can make an exception to this policy in special circumstances. Citing such circumstances, the Board has nominated both General Richard B. Myers and H. Patrick Swygert to stand for election at the 2016 Annual Meeting. The Board wishes to retain General Myers’ extensive senior leadership experience involving military, global security and geopolitical issues that are highly relevant to UTC’s global businesses at this time. The Board also wishes to retain Mr. Swygert in view of his role and contributions as a member of the Committee on Nominations and Governance, as well as two other key Board committees.

2

PROPOSAL 1: Election of Directors

If, prior to the Annual Meeting, any of the Board’s nominees become unavailable to serve, the Board may select a replacement nominee or reduce the number of directors to be elected. The proxy holders will vote the shares for which they serve as proxy for any replacement candidate nominated by the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREOWNERS VOTE FOR EACH OF THE FOLLOWING NOMINEES:	FOR

JOHN V. FARACI

Retired Chairman & Chief Executive Officer, International Paper Age: 66 Director Since 2005 Committees: Compensation and Executive Development Executive Finance Nominations and Governance

MR. FARACI served as Chairman & CEO of International Paper (paper, packaging and distribution) from 2003 to 2014. Earlier in 2003 he was elected as President and as a director of that company, having served as its Executive Vice President and Chief Financial Officer from 2000 to 2003. From 1995 to 1999 he was CEO and managing director of Carter Holt Harvey Ltd., a former New Zealand subsidiary of International Paper. He first joined International Paper in 1974.

Mr. Faraci is a director of PPG Industries, Inc. and ConocoPhillips. He also serves on the boards of the National Fish and Wildlife Foundation and of Denison University, and is a trustee of the American Enterprise Institute and a member of the Council on Foreign Relations.

Key Skills and Expertise

CEO EXPERIENCE
Served as International Paper’s Chairman & CEO from 2003 through 2014. Oversaw strategic changes in company’s business portfolio and enhanced its commitment to stewardship in natural resources and sustainability reporting.

BROAD INTERNATIONAL EXPOSURE
Led large corporation with worldwide operations.

HIGH LEVEL OF FINANCIAL EXPERTISE
Qualifies as an audit committee financial expert, based on oversight of CFO and experience as CFO at International Paper.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	3

PROPOSAL 1: Election of Directors

JEAN-PIERRE GARNIER

Chairman, Actelion Ltd. Age: 68 Director Since 1997 Committees: Compensation and Executive Development Nominations and Governance Public Issues Review

DR. GARNIER is Chairman of Actelion Ltd. (biopharmaceuticals) and an Operating Partner at Advent International (global private equity). He served as CEO of Pierre Fabre SA from 2008 to 2010 and as CEO and Executive Member of the Board of Directors of GlaxoSmithKline plc from 2000 to 2008. In 2000 he served as CEO of SmithKline Beecham plc, where he had been Chief Operating Officer and Executive Member of the Board of Directors from 1996 to 2000. Dr. Garnier is a director of Renault S.A. and Radius Health, Inc. and the Board Chair of Alzheon, Inc. (non-public).

Dr. Garnier served as Chairman of NormOxys, Inc. (biopharmaceuticals) from 2010 to 2011. He serves on the Advisory Board of the Newman’s Own Foundation and is a former member of the Stanford Advisory Council on Interdisciplinary Biosciences, the Board of Overseers of Weill Cornell Medical College and the Dubai International Capital Advisory Board. In 2009, he was made a Knight Commander of the British Empire and in 2007 was named Officier de la Légion d’Honneur of France.

Key Skills and Expertise

CEO EXPERIENCE
Served as CEO for two large public companies. Oversaw post-merger integration of large public companies. Named to global list of top 20 CEOs by the Best Practice Institute in 2006.

BROAD INTERNATIONAL EXPOSURE
Acquired extensive knowledge of international markets and operations as a CEO and director of large public companies and as chairman of developing companies in Europe and the U.S.

HIGH LEVEL OF FINANCIAL LITERACY
Extensive expertise in executive compensation practices in U.S. and Europe. Qualifies as an audit committee financial expert, based on oversight of CFO.

GREGORY J. HAYES

President and Chief Executive Officer, United Technologies Corporation Age: 55 Director Since 2014 Committees: Executive Finance

MR. HAYES was elected President and CEO of UTC in November 2014. Before becoming our CEO, he had served as UTC’s Senior Vice President & Chief Financial Officer since 2008. He previously served as Vice President, Accounting and Finance from 2006 to 2008; as Vice President, Accounting and Controls from 2004 to 2006; as Vice President and Controller from 2003 to 2004; and as Vice President, Financial Planning & Analysis for the Hamilton Sundstrand segment of UTC from 1999 to 2003.

Mr. Hayes came to UTC through the 1999 merger with Sundstrand Corporation.

Mr. Hayes has been a director of Nucor Corporation since 2014, where he serves on the Audit Committee, the Compensation and Executive Development Committee and the Governance and Nominating Committee. He is a board member of the New England Air Museum.

Key Skills and Expertise

CEO EXPERIENCE
President and CEO since November 2014.

HIGH LEVEL OF FINANCIAL EXPERTISE
Substantial financial and accounting oversight experience, gained as CFO and in other senior financial positions with UTC and through service on the Audit Committee of the Board of Directors of Nucor Corporation. Also a Certified Public Accountant.

EXTENSIVE KNOWLEDGE OF COMPANY’S BUSINESS, INDUSTRY AND OPERATIONS
Through six years as our CFO, and his previous senior financial leadership positions, gained deep understanding of UTC’s operations, complex financial transactions and the operational and financial impact of numerous acquisitions, divestitures and restructuring actions, as well as the integration of major operations.

4

PROPOSAL 1: Election of Directors

EDWARD A. KANGAS

Former Chairman & Chief Executive Officer, Deloitte, Touche, Tohmatsu Age: 71 Director Since 2008 Committees: Audit Compensation and Executive Development Executive Nominations and Governance

MR. KANGAS was elected non-executive Chairman of UTC in November 2014. He is the former Chairman and CEO of Deloitte, Touche, Tohmatsu (audit, tax and consulting services), a position he held from 1989 to 2000. Mr. Kangas is also a Board member of Hovnanian Enterprises Inc., Intelsat S.A. and Tenet Healthcare Corporation (he was also non-executive Chairman of Tenet from 2003 to 2015), and a former director of Intuit, Inc. (2007 to 2016), Allscripts Healthcare Solutions, Inc. (2010 to 2012), and Eclipsys Corporation (2004 to 2010). He is a trustee of the Committee of Economic Development and the past Chairman of the National Multiple Sclerosis Society.

Key Skills and Expertise

CEO EXPERIENCE
Experience as CEO of a major accounting firm and as chair of two other public companies.

HIGH LEVEL OF FINANCIAL EXPERTISE
Qualifies as an audit committee financial expert. Extensive financial and accounting expertise acquired through oversight of audits of public companies in diverse industries.

RISK MANAGEMENT/OVERSIGHT
Extensive experience in risk management and oversight as Chairman & CEO of a major global accounting firm.

ELLEN J. KULLMAN

Retired Chair of the Board & Chief Executive Officer, E.I. du Pont de Nemours and Company Age: 60 Director Since 2011 Committees: Audit Finance Public Issues Review

MRS. KULLMAN served as Chair and CEO of E.I. du Pont de Nemours and Company (basic materials and innovative products and services for diverse industries) from 2009 to 2015. She was first elected to the Board of DuPont in 2008. Mrs. Kullman served as President of that company from October 2008 to December 2008; and as Executive Vice President from 2006 to 2008. Prior to that, she was Group Vice President-DuPont Safety & Protection.

Mrs. Kullman is a past chair of the U.S.-China Business Council and a member of the Business Council and the National Academy of Engineering, where she co-chaired the Committee on Changing the Conversation: From Research to Action. She also serves on the Board of Trustees of Tufts University and the Board of Overseers of Tufts University School of Engineering.

Key Skills and Expertise

CEO EXPERIENCE
Retired CEO of innovative S&P 100 company with global operations.

TECHNOLOGY-RELATED PRODUCT DEVELOPMENT/MARKETING
Through career at DuPont and training as an engineer, has acquired extensive experience in the application of market-driven science to new product development.

BROAD INTERNATIONAL EXPOSURE
Extensive experience implementing business strategies in global markets.

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PROPOSAL 1: Election of Directors

MARSHALL O. LARSEN

Former Chairman, President & Chief Executive Officer, Goodrich Corporation Age: 67 Director Since 2012 Committees: Finance Public Issues Review

MR. LARSEN served as Chairman, President and CEO of Goodrich Corporation from 2003 until July 2012, when Goodrich was acquired by UTC. He had been President, Chief Operating Officer and a director of Goodrich since 2002. From 1995 through 2002, Mr. Larsen served as Executive Vice President of Goodrich and President and Chief Operating Officer of Goodrich Aerospace. He joined Goodrich in 1977. Mr. Larsen is a director of Lowe’s Companies Inc., Becton, Dickinson and Company, and Air Lease Corporation. He is a former Chairman of the U.S. Aerospace Industries Association and is active in numerous community activities.

Key Skills and Expertise

CEO EXPERIENCE
Through service as CEO of Goodrich Corporation, has acquired extensive business and leadership experience in aerospace industry.

EXTENSIVE KNOWLEDGE OF COMPANY’S BUSINESS, INDUSTRY AND OPERATIONS
In-depth knowledge of aerospace industry, conditions affecting the industry and key customers.

HIGH LEVEL OF FINANCIAL LITERACY
Based on oversight of CFO at Goodrich, acquired extensive financial knowledge. Extensive senior management experience has also provided broad knowledge of governance, regulatory and risk management issues facing large public companies.

HAROLD MCGRAW III

Chairman Emeritus, McGraw Hill Financial, Inc. Age: 67 Director Since 2003 Committees: Compensation and Executive Development Finance Nominations and Governance

MR. MCGRAW is Chairman Emeritus of McGraw Hill Financial, Inc. (ratings, benchmarks and analytics for financial markets), having served as that company’s Chairman from 1999 through April 2015 and as McGraw Hill’s CEO from 1998 to 2013. Before that he was McGraw Hill’s President and Chief Operating Officer (1993 to 2013). Mr. McGraw is a director of Phillips 66 and a former director of ConocoPhillips (2005 to 2012).

He is Chairman of the Emergency Committee for American Trade, International Chamber of Commerce and the U.S. Trade Representative’s Advisory Committee for Trade Policy & Negotiations, and a former Chairman of The Business Roundtable. In addition, Mr. McGraw serves on the boards of the Asia Society, the Committee Encouraging Corporate Philanthropy, the New York Public Library and Carnegie Hall.

Key Skills and Expertise

CEO EXPERIENCE
Served as CEO of McGraw Hill Financial from 1998 to 2013 and as Chairman of that large global enterprise from 1999 to 2015.

HIGH LEVEL OF FINANCIAL LITERACY
Expertise on transformational changes to business portfolios, with focus on enhancements to shareowner value.

BROAD INTERNATIONAL EXPOSURE

Through experience as CEO, service as a director at several large global companies and leadership roles in other organizations, has acquired broad knowledge of global trade and business activities in diverse and challenging economic conditions.

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PROPOSAL 1: Election of Directors

RICHARD B. MYERS

Ret. General, U.S. Air Force and Former Chairman, Joint Chiefs of Staff Age: 74 Director Since 2006 Committees: Audit Compensation and Executive Development Nominations and Governance

GENERAL MYERS, a retired U.S. Air Force General, served as Chairman of the U.S. Joint Chiefs of Staff from 2001 to 2005. He was the principal military adviser to the President, the Secretary of Defense, and the National Security Council. He was appointed Vice Chairman of the Joint Chiefs of Staff by President Clinton, a role that included acting as Chairman of the Joint Requirements Oversight Council, Vice Chairman of the Defense Acquisition Board, and member of the National Security Council Deputies Committee and the Nuclear Weapons Council. General Myers is a director of Aon Corporation, Northrop Grumman and Rivada Networks (non-public). He is the Foundation Professor of Military History and Leadership at Kansas State University and holds the Colin Powell Chair for National Security Leadership, Ethics and Character at the National Defense University. General Myers is also a member of the Defense Health Board, a member of the Board of Directors of the Kansas State University Foundation, and a board member at several other non-profit organizations, including Fisher House and MRIGlobal.

Key Skills and Expertise

GOVERNMENT AND GEOPOLITICAL
Extensive senior leadership experience with military, global security and geopolitical issues of significant relevance to UTC’s businesses.

EXTENSIVE KNOWLEDGE OF COMPANY’S BUSINESS, INDUSTRY AND OPERATIONS
Based on extensive experience in military and U.S. Government, provides important perspectives on opportunities and challenges for UTC’s government contracting businesses.

RISK MANAGEMENT/OVERSIGHT
Provides important insights into organizational adjustment to address diverse economic and strategic challenges.

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PROPOSAL 1: Election of Directors

FREDRIC G. REYNOLDS

Retired Executive Vice President and Chief Financial Officer, CBS Corporation Age: 65 Director Since 2016 Committees: Audit Nominations and Governance

MR. REYNOLDS served as Executive Vice President and Chief Financial Officer of CBS Corporation (media) from 2005 until his retirement in 2009, following a long career with CBS and its predecessor companies. This included serving as President and CEO of Viacom Television Stations Group from 2001 to 2005; as Executive Vice President and Chief Financial Officer of Viacom, Inc. from 2000 to 2001; and as Executive Vice President and Chief Financial Officer of CBS Corporation and its predecessor, Westinghouse Electric Corporation, from 1994 to 2000. Earlier in his career, Mr. Reynolds spent twelve years at PepsiCo, Inc. (food and beverages), where he held a number of senior positions, including serving as Chief Financial Officer or Financial Officer of several of the company’s major businesses. Mr. Reynolds is a director of Mondelez International (formerly Kraft Foods Inc.), Hess Corporation and Metro Goldwyn Mayer, Inc. (non-public), and is a former director of AOL, Inc. (2009 to 2015).

Key Skills and Expertise
HIGH LEVEL OF FINANCIAL EXPERTISE
Certified public accountant and qualified as an audit committee financial expert. Served as CFO for public companies operating in diverse and challenging conditions, including transformative changes.

TECHNOLOGY-RELATED PRODUCT DEVELOPMENT/MARKETING
Extensive experience in evaluating investments in rapidly changing technologies for producing and distributing media products in diverse, highly competitive global markets.

RISK MANAGEMENT/OVERSIGHT
Significant knowledge of risk management and oversight, gained through extensive experience as a CFO and service on public company audit committees.

BRIAN C. ROGERS

Chairman, T. Rowe Price Group Age: 60 Director Since 2016 Committees: Compensation and Executive Development Finance

MR. ROGERS has been Chairman of T. Rowe Price Group (investment management) since 2007 and has also served as Chief Investment Officer of that company since 2004. He has been a director of the Price Group since 1997. In addition, he was portfolio manager of one of the firm’s largest funds, the T. Rowe Price Equity Income Fund, from its inception until October 2015. Mr. Rogers has held a variety of other senior leadership roles with T. Rowe Price since beginning his career there in 1982 and has been involved in investment management for the company since 1983. Mr. Rogers is a member of the Johns Hopkins University and Johns Hopkins School of Medicine Boards of Trustees, chairman of the finance committees for the Archdiocese of Baltimore and a board member of the Greater Baltimore Committee. He also serves on the investment committee for Vanderbilt University.

Key Skills and Expertise
HIGH LEVEL OF FINANCIAL EXPERTISE
Chartered Financial Analyst and Chartered Investment Counselor.

EXTENSIVE KNOWLEDGE OF COMPANY’S BUSINESS, INDUSTRY AND OPERATIONS
Based on his extensive experience as an investment manager, provides unique expertise and perspective on large public company performance, opportunities and investor expectations.

RISK MANAGEMENT/OVERSIGHT
Significant knowledge of risk management and oversight, acquired through his broad experience in investment management, including Chief Investment Officer of a large investment management firm.

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PROPOSAL 1: Election of Directors

H. PATRICK SWYGERT

President Emeritus, Howard University Age: 72 Director Since 2001 Committees: Audit Compensation and Executive Development Nominations and Governance

MR. SWYGERT served as President of Howard University from 1995 to 2008. Prior to that, he was President of the University at Albany, State University of New York (1990 to 1995), and Executive Vice President of Temple University (1987 to 1990). Mr. Swygert is a director of The Hartford Financial Services Group Inc. He is also a member of the Advisory Council for the Smithsonian Institution’s National Museum of African American History and Culture and Professor Emeritus at the Howard University School of Law.

Key Skills and Expertise
HIGH LEVEL OF FINANCIAL LITERACY
Experience in leadership roles at major educational institutions, as well as service on board audit and risk committees at two public companies, has given him extensive knowledge of financial and disclosure considerations.

GOVERNMENT AND GEOPOLITICAL
Based upon his experience in senior leadership at three major universities and participation in other civic and government advisory organizations, provides important perspectives on organizational transformation, government relations, and cultural and civic issues.

RISK MANAGEMENT/OVERSIGHT
Through experience in strategic planning, risk management and governance, provides important insights into risk management and governance in diverse economic conditions.

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PROPOSAL 1: Election of Directors

ANDRÉ VILLENEUVE

Chairman, ICE Benchmark Administration Limited Age: 71 Director Since 1997 Committees: Audit Finance Public Issues Review

MR. VILLENEUVE has been Chairman of ICE Benchmark Administration Limited (part of The ICE Group) since January 2014. From 2007 to 2013 he was Chairman of the City of London’s International Regulatory Strategy Group (which works closely with the U.K. government on financial services regulatory issues), and was also Chairman of NYSE Euronext LIFFE from 2003 to 2009. Prior to that, Mr. Villeneuve was Executive Director of Reuters PLC (1989 to 2000) and served as President, Reuters America (1980 to 1990). He also served as Chairman of Instinet Corporation, an electronic brokerage subsidiary of Reuters, from 1990 to 1999. Mr. Villeneuve first joined Reuters in 1967 and over the course of his career was based in London, Belgium, Latin America and the U.S. Mr. Villeneuve is a member of the Advisory Council of TheCityUK. He is also a former Chairman of Promethee, the French think tank, and a former non-executive director of Aviva PLC, the Lloyd’s of London Franchise Board, IFSL (International Financial Services London), IFRI (Institut Français des Relations Internationales) and Euroarbitrage. He is a Grand Officer of the Order of Leopold II of Belgium.

Key Skills and Expertise
BROAD INTERNATIONAL EXPOSURE
Extensive business and financial experience in the U.K., Europe, Latin America and the U.S.

HIGH LEVEL OF FINANCIAL LITERACY
Extensive expertise in financial markets and complex securities. Qualifies as audit committee financial expert.

GOVERNMENT AND GEOPOLITICAL
As a participant in several government advisory boards, has acquired significant insights into financial market and economic trends.

CHRISTINE TODD WHITMAN

President, The Whitman Strategy Group Age: 69 Director Since 2003 Committees: Finance Nominations and Governance Public Issues Review

GOVERNOR WHITMAN has been President of The Whitman Strategy Group (environmental and public policy consulting) since December 2004. She served as Administrator of the U.S. Environmental Protection Agency from January 2001 through June 2003 and as Governor of the State of New Jersey from 1994 through 2001. Governor Whitman is a director of Texas Instruments Incorporated and S.C. Johnson & Son, Inc. (private company). She is a member of the Council on Foreign Relations and Chair of the Board of the American Security Project. In addition, she is a trustee and the Executive Committee chair at the Eisenhower Fellowship Foundation and a member of the Senior Advisory Committee of Harvard University’s Institute of Politics. Governor Whitman also is Co-Chair of the Clean Safe Energy Coalition and a board member at the Center for Sustainable Shale Development.

Key Skills and Expertise
GOVERNMENT AND GEOPOLITICAL
Extensive senior leadership experience in U.S. and state executive functions. Provides important perspectives on environmental, public policy and government relations issues.

RISK MANAGEMENT/OVERSIGHT
Through her career in government and private industry, has acquired extensive expertise in management and oversight of complex environmental and other risks and public policy matters.

EXTENSIVE GOVERNANCE EXPERIENCE
Based on experience as a director of several large companies, as well as her service in government, provides important insights into effective governance and leadership structures.

10

Corporate Governance

Our Commitment to Sound Corporate Governance

UTC is committed to strong corporate governance practices designed to maintain high standards of oversight, integrity and ethics, while promoting growth in long-term shareowner value.

Our governance structure enables independent, experienced and accomplished directors to provide advice, insight and oversight to advance the interests of the Company and our shareowners. UTC has long strived to maintain sound governance standards, as reflected in our Code of Ethics and Governance Guidelines and in our systematic approach to risk management. We are committed to transparent financial reporting and strong internal controls.

We encourage you to visit the Corporate Governance section of our website (http://www.utc.com/Our-Company/Corporate-Governance/Pages/default.aspx), where you will find detailed information about corporate governance at UTC, including:

•	Our Governance Guidelines

•	Charters for our Board Committees

•	Our Code of Ethics

•	Our Certificate of Incorporation and Bylaws

•	Information about our Ombudsman/DIALOG program, which allows UTC employees to raise questions confidentially and outside the usual management channels

•	Information on how shareowners and other interested persons may address concerns to the Board of Directors

Board Leadership Structure

In November 2014, the Board elected Edward A. Kangas, an independent director, to serve as non-executive Chairman of the Board.

POLICY ON CHAIRMAN AND CEO ROLES

The Committee on Nominations and Governance periodically reviews our governance practices and board leadership structure. As provided in UTC’s Governance Guidelines, the Board has no fixed policy on whether or not the Company’s Chief Executive Officer also is permitted simultaneously to serve as Chairman of the Board. Instead, the Board believes this determination should be based on the Company’s best interests in light of the circumstances, which may vary over time. The Board therefore reserves the authority to choose the structure that it believes will provide the most effective leadership and oversight for the Company, while also facilitating the effective functioning of both the Board and management. In making this decision, the Board considers a range of factors, including: the Company’s operating and financial performance under the then-existing structure; any recent or anticipated changes in the CEO role; the effectiveness of then-current processes and structures for Board interaction with and oversight of management; and the importance of maintaining a single voice in leadership communications and Board oversight, both internally and with investors.

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CORPORATE GOVERNANCE

Taking these considerations into account, the Board has concluded that the separation of the roles of Chairman and Chief Executive Officer best serves the interests of shareowners and the Company at this time. However, the Board has combined and separated the Chairman and CEO positions in the past and will continue to exercise its judgment on this matter going forward.

In February 2015, the Board amended UTC’s Bylaws and Governance Guidelines to more fully define the responsibilities of a non-executive Chairman. These responsibilities include:

•	presiding at meetings of the Board of Directors and shareowners;

•	presiding at executive sessions of the non-management directors and providing feedback to the CEO;

•	the authority to call meetings of the directors and of shareowners;

•	at the request of the Board of Directors, serving as liaison between the Board and the CEO;

•	in conjunction with the CEO, planning and organizing the activities of the Board, including agendas and schedules for meetings; and

•	communicating annually to the CEO, the Board’s evaluation of his or her performance.

POLICY ON NON-MANAGEMENT LEADERSHIP ROLE

The Board firmly supports maintaining a non-management director in a leadership role at all times, whether as non-executive Chairman or as Lead Director. In February 2015, the Board amended UTC’s Bylaws and Governance Guidelines to require the election by the Board of a non-management director to serve as Lead Director whenever the role of Chairman is held by the CEO or another UTC executive. In those circumstances, the Lead Director would be charged with, among other duties, coordinating the activities of the independent directors and serving as a liaison between the Board and management. The Board believes that the presence of a Lead Director will enhance the effectiveness of the independent directors and provide a channel for non-management directors to candidly raise issues or concerns for Board consideration.

The Board believes that the existence of an independent, non-executive Chairman or Lead Director, with defined responsibilities that include participation in planning meeting agendas, also enhances oversight of risk management. The Chairman or a Lead Director, and any of the other non-management directors, are free at any time to raise matters at Board and committee meetings.

UTC’s non-management directors meet in regularly scheduled executive sessions without any members of management present and in additional executive sessions as requested by directors. In practice, these executive sessions occur before or after most Board meetings. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors.

Director Independence

The Board has adopted independence standards for directors that satisfy the corporate governance requirements for companies listed on the New York Stock Exchange (“NYSE”). You can find more details about these standards in our Governance Guidelines.

The Board has determined that each of the nominees for election at the Annual Meeting, other than Mr. Hayes, qualifies as independent under the independence standards. Specifically, none of the nominees, other than Mr. Hayes, has a business, financial, family or other relationship with UTC that is considered to be material under UTC’s independence

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CORPORATE GOVERNANCE

standards. In determining the independence of our directors, the Board considered the relevant facts and circumstances bearing on the independence of each of the nominees, including charitable contributions that UTC made to non-profit organizations with which some nominees are or have been associated. It also considered sales and purchases of products and services, in the ordinary course of business, between UTC (or its subsidiaries) and companies where some nominees are or have been employed as executive officers. In each of 2013, 2014 and 2015, the annual payments UTC made or received for products and services or the charitable contributions made by UTC fell well below the thresholds in our independence standards (the greater of $1 million or 2% of total gross revenues of the other organization). In particular, none of the payments made or received by UTC exceeded the greater of $1 million or 0.5% of the other organization’s consolidated gross revenues. The following table shows the 2015 relationships that were considered by the Board in determining the independence of nominees.

DIRECTOR INDEPENDENCE DETERMINATIONS: RELATIONSHIPS CONSIDERED

		Type of Transaction, Relationship		Total 2015
Director	Organization and Director’s Relationship	or Arrangement of Organization with UTC		Payments
JOHN V. FARACI	International Paper (Corporation) Chairman & CEO (until his retirement from those positions in 2014)	Sales to UTC of paper products; purchases from UTC of services and products for aircraft engines, elevators and air conditioning equipment.	$ $	5,163,683; 2,178,770
EDWARD A. KANGAS	Tenet Healthcare (Corporation) Non-Executive Chairman	Purchases from UTC of services and products for elevators and air conditioning equipment.		$361,129
ELLEN J. KULLMAN	DuPont (Corporation) Chair & Chief Executive Officer (until her retirement from those positions in October 2015)	Sales to UTC of materials; purchases from UTC of elevator and air conditioning services and products.	$ $	30,772,768; 3,549,085
HAROLD MCGRAW III	McGraw Hill Financial, Inc. (Corporation) Chairman (until his retirement from that position in April 2015)	Fees paid by UTC for credit ratings in connection with debt securities issued by UTC and fees for industry statistics and reports.		$537,042
RICHARD B. MYERS	United Services Organization (USO) (Non-profit supporting U.S. troops and families) Chairman through October 2015	Charitable contributions received from UTC.		(1)
	Kansas State University Foundation (support for university) Chairman (through September 2015)	Charitable contributions received from UTC.		(1)
BRIAN C. ROGERS	T. Rowe Price (Corporation) Chairman & Chief Investment Officer	Purchases from UTC of elevator services and products.		$177,230
H. PATRICK SWYGERT	Howard University (Educational Institution) Professor Emeritus, former President	Purchases from UTC of elevator maintenance services; charitable contributions and recruiting fees received from UTC.		$808,416
CHRISTINE T. WHITMAN	Eisenhower Fellowship Foundation (Non-profit providing fellowships to mid-career emerging leaders) Board member	Charitable contributions received from UTC.		(1)

(1)	The total amount of UTC’s charitable contributions for 2015 to any individual non-profit organization identified in this table did not exceed $300,000 and the average contribution was approximately $132,000.

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CORPORATE GOVERNANCE

Majority Voting for Directors

Under UTC’s Bylaws, in order for a director to be elected at the annual meeting in an uncontested election, a majority of the votes cast must be voted “for” the director. Abstentions and broker non-votes are not considered votes cast. In an uncontested election, any incumbent director who receives a greater number of votes “against” than votes “for” his or her election must, under UTC’s Governance Guidelines, promptly tender his or her resignation to the Committee on Nominations and Governance. The Committee must then recommend to the Board, within 90 days after the election, whether to accept or reject the resignation. The director who tendered a resignation may not participate in this decision. Regardless of whether the Board accepts or rejects the resignation, the Company must promptly file a Report on Form 8-K with the Securities and Exchange Commission (“SEC”) in which it publicly discloses and explains the Board’s decision.

If a director’s resignation is accepted, the Committee also will recommend to the Board whether the vacancy should be filled or the size of the Board should be reduced. Under the Bylaws, a vacancy arising in these circumstances may be filled, at the discretion of the Board, by a majority vote of the directors or at a special meeting of shareowners called by the Board.

Board Committees

The five standing committees of the Board are: the Audit Committee, the Committee on Nominations and Governance, the Committee on Compensation and Executive Development, the Finance Committee and the Public Issues Review Committee. Each of these committees, other than the Finance Committee, is composed exclusively of directors determined by the Board to be independent, and in the case of the Audit Committee, the Committee on Nominations and Governance and the Committee on Compensation and Executive Development, satisfy the corporate governance requirements imposed by the NYSE. The chairperson of each committee reports to the Board on actions taken at each meeting.

Each committee has authority to retain independent advisers to assist in the fulfillment of its responsibilities, to approve the fees paid to those advisers and to terminate their engagements. All committee charters are available on UTC’s website at: http://www.utc.com/Our-Company/Corporate-Governance/Pages/Governance-Documents-and-Policies.aspx.

AUDIT

The Audit Committee assists the Board in overseeing the reliability and integrity of UTC’s financial statements, the qualifications and independence of the Independent Auditor, and UTC’s policies and practices to assess and manage exposure to risk. Each year the Committee nominates, for appointment by shareowners, an accounting firm to serve as Independent Auditor and is responsible for the compensation, retention and oversight of the Independent Auditor. The Board has determined that Directors Kangas, Kullman and Villeneuve each are “audit committee financial experts”, as that term is defined in SEC rules.

Edward A. Kangas (Chair) Ellen J. Kullman Richard B. Myers Fredric G. Reynolds(1) H. Patrick Swygert André Villeneuve
2015 Meetings: 8

NOMINATIONS AND GOVERNANCE

The Committee on Nominations and Governance identifies and periodically reviews the qualifications that the Board uses to select director candidates and, when there is a vacancy on the Board, the Committee identifies, evaluates and recommends candidates to be nominated by the Board for election by our shareowners (or to be elected by the Board, if it chooses to fill a vacancy arising between shareowner meetings). The Committee also reviews and assesses the effectiveness of UTC’s nomination policies on an annual basis. For more information about how the Committee identifies candidates, see the discussion of Board membership criteria and the nomination process in Proposal 1—Election of Directors on pages 1 and 2 of this Proxy Statement.

H. Patrick Swygert (Chair) John V. Faraci Jean-Pierre Garnier Edward A. Kangas Harold McGraw III Richard B. Myers Fredric G. Reynolds(1) Christine T. Whitman
2015 Meetings: 4

(1)	Appointed a member of Committee effective February 8, 2016.

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CORPORATE GOVERNANCE

COMPENSATION AND EXECUTIVE DEVELOPMENT

The Committee on Compensation and Executive Development reviews and oversees executive compensation and development programs, determines what corporate goals and objectives are relevant to CEO compensation and sets the CEO’s compensation based on an evaluation of performance in light of these goals and objectives. In addition, the Committee reviews and oversees the design of the long-term incentive plans and annual incentive compensation, as well as compensation policies and practices and their associated risks.

The Committee makes compensation decisions for UTC’s Executive Leadership Group (“ELG”) members, which include each of the Named Executive Officers (“NEOs”) listed in this Proxy Statement, and also reviews UTC’s programs and policies for management development and succession.

While the President and CEO makes recommendations to the Committee on the type and amount of compensation for each ELG member, the Committee, subject to Board oversight, is the final decision-maker regarding the compensation paid to those executives. However, the President and CEO is not at any time involved in the determination of his own compensation. The President and CEO and the Executive Vice President & Chief Human Resources Officer determine the compensation of other executives and oversee compensation program administration.

While the President and CEO and the Executive Vice President & Chief Human Resources Officer attend Committee meetings regularly by invitation, the Committee considers certain matters in private executive sessions. For additional information as to the functions and processes overseen by the Committee, see the Compensation Discussion and Analysis that begins on page 27 of this Proxy Statement.

Jean-Pierre Garnier (Chair) John V. Faraci Edward A. Kangas Harold McGraw III Richard B. Myers Brian C. Rogers(1) H. Patrick Swygert
2015 Meetings: 6

FINANCE

The Finance Committee reviews and, as appropriate, makes recommendations to the Board on the management of the Company’s financial resources and strategies. It considers plans for significant acquisitions and divestitures and their potential financial impact, and monitors progress on pending and completed transactions. The Committee also reviews significant financing programs in support of business objectives; policies on investments and uses of cash; significant capital appropriations; dividend policies; share repurchase programs; risks and exposures related to capital structure, liquidity, financing, pension funding and investment performance; insurance programs; and investment of pension assets and other significant transactions.

John V. Faraci (Chair) Gregory J. Hayes Ellen J. Kullman Marshall O. Larsen Harold McGraw III Brian C. Rogers(1) André Villeneuve Christine T. Whitman
2015 Meetings: 4

(1)	Appointed a member of Committee effective February 8, 2016.

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CORPORATE GOVERNANCE

PUBLIC ISSUES REVIEW

The Public Issues Review Committee reviews and monitors UTC’s positions on and responses to significant public policy issues, including: our policies and objectives with respect to safety and the environment and our compliance with related laws and regulations in the U.S. and other countries; plans and performance related to ensuring equal employment opportunities; significant legislative and regulatory issues that may affect UTC and its operations; actions and objectives to further corporate social responsibility; policies and priorities for contributions to charitable, educational and other tax-exempt organizations involved in the arts, civic and community affairs, education and health and human services; community relations programs; and our conduct of public policy and government relations activities, including the activities of UTC’s political action committee. The Committee also reviews UTC’s annual Corporate Responsibility Report and oversees risk management policies and practices with regard to social responsibility, reputation, safety and the environment.

Christine T. Whitman (Chair) Jean-Pierre Garnier Ellen J. Kullman Marshall O. Larsen André Villeneuve
2015 Meetings: 3

Meeting Attendance

The Board met ten times during 2015. Each director attended 75% or more of the aggregate number of meetings of the Board and committees on which he or she served. The Board’s policy is that each director, if standing for re-election, should attend the Annual Meeting of Shareowners unless there is an unavoidable scheduling conflict. All of the current directors attended the 2015 Annual Meeting, except Messrs. Reynolds and Rogers, who were elected to the Board effective January 1, 2016.

Director Stock Ownership Requirements

To strengthen alignment with the interests of shareowners, each non-management director is required to own shares of Common Stock, deferred stock units or other Common Stock equivalents having a value equal to at least five times the annual base cash retainer. In 2015, the base cash retainer was $112,000, thereby establishing an ownership requirement of at least $560,000. Non-management directors must achieve this ownership level within five years after first becoming a member of the Board. Each of the non-management directors is in compliance with this ownership requirement or additional time remains available within the five year period.

How We Manage Risk

OUR RISK MANAGEMENT FRAMEWORK

During 2014, UTC revised its enterprise risk management (“ERM”) program and policies to conform to the criteria established in the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in 2013. Under our policies, the presidents of major business units are responsible for identifying risks that could affect achievement of business goals and strategies, assessing the likelihood and potential impact of significant risks, and prioritizing these risks and the actions to be taken to address them. The presidents of major business units report to the CEO on actions to monitor and manage significant risks in order to remain within UTC’s risk tolerance ranges.

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CORPORATE GOVERNANCE

BOARD RISK OVERSIGHT

The CEO, Chief Financial Officer and General Counsel periodically report on UTC’s risk management policies and practices to relevant Board committees and to the full Board. The Audit Committee annually reviews major financial risk exposures and a number of operational, compliance, reputational and strategic risks, as well as practices to monitor and manage those risks. The Audit Committee also reviews UTC’s overall policies and practices for enterprise risk management, including the delegation of oversight for particular areas of risk to the appropriate Board committees. As a whole, the Board reviews risk management practices and a number of significant risks in the course of its review of corporate strategy, business plans, reports of Board committee meetings and other presentations.

Board and Committee Risk Oversight Responsibilities

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risk management process and structure, strategic risks associated with UTC’s business plan and other significant risks, such as major litigation, business development risks and succession planning.
Audit Committee	Major financial risk exposures; significant operational, compliance, reputational, strategic and cyber security risks; and overall policies and practices for enterprise risk management.
Committee on Nominations and Governance	Risks and exposures related to corporate governance, leadership structure, effectiveness of Board and committee oversight; and review of director candidates, conflicts of interest and director independence.
Committee on Compensation and Executive Development	Risks related to executive recruitment, assessment, development, retention and succession policies and programs; and risks associated with compensation policies and practices, including incentive compensation.
Finance Committee	Risks and exposures related to capital structure, liquidity, financing, pension funding and investment performance and significant capital transactions, including acquisitions and divestitures.
Public Issues Review Committee	Risks related to the environment and workplace safety, equal employment opportunity, responses to important public issues, government relations and other matters involving reputational risks.

COMPENSATION AND RISK MITIGATION

The Committee on Compensation and Executive Development (the “Committee”) believes that executive compensation should be contingent on performance relative to pre-established targets and objectives. Our executives must achieve these targets and objectives in a manner consistent with UTC’s ethical standards and internal policies. The Committee firmly believes that executive compensation should not reward accomplishments that compromise UTC’s standards or long-term shareowner value.

Compensation arrangements, if not properly designed and administered, can encourage excessive risk taking and jeopardize long-term Company performance and shareowner value. Therefore, one of the goals of UTC’s executive compensation program is to motivate executives in a manner that appropriately balances financial opportunity and risk.

Enterprise Risk Management (“ERM”) Program. UTC mitigates compensation-related risk to its long-term performance, ethical standards and reputation by monitoring these risks as part of UTC’s ERM program. The Board of Directors annually reviews the ERM program to identify, monitor and manage risk throughout the Company and its business units. The ERM program recognizes executive compensation as a potential risk factor, which UTC mitigates in the following ways:

•	Emphasizing Long-Term Performance. Long-term incentives are the cornerstone of UTC’s executive compensation program. As shown in the chart on page 37, 79% of the value of Mr. Hayes’ 2015 compensation derived from long-term incentives, compared to the 8% that is attributable to his annual cash bonus. A significant stake in future performance and share value reduces the likelihood that our executives might pursue short-term opportunities that create undue risk to future Company performance.

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CORPORATE GOVERNANCE

•	Aligning Employee and Shareowner Interests. The Committee’s selection of performance metrics is also designed to set an appropriate balance between short- and long-term objectives. Long-term incentive awards, which include Stock Appreciation Rights (“SARs”) and Performance Share Units (“PSUs”), make up the largest portion of annual compensation for our senior executives. SARs have a three-year vesting period and a ten-year term, with compensation delivered contingent on share price appreciation. The vesting of our PSUs granted in 2015 is based on two metrics: earnings per share (“EPS”) growth and relative total shareowner return (“TSR”), both measured over a three-year period. The Committee believes these metrics provide an appropriate measure of long-term financial performance and sustainable growth. We believe these broad-based measures correlate with shareowner value and, by design, do not reward selective or narrow objectives that could be achieved independent of the Company’s overall best interests.

•	Maintaining Rigorous Executive Share Ownership Requirements. To further encourage a long-term focus on sustainable performance and shareowner value creation, we require our senior executives to own a significant amount of UTC Common Stock or stock units. Our CEO, Mr. Hayes, has a share ownership requirement equal to six times his base salary. Share holdings of other ELG members must equal at least three times their base salary within five years of appointment to the ELG. Non-employee directors are also required to own shares or stock units equal to five times the cash portion of the annual base retainer.

•	Prohibiting Hedging. To avoid undermining the goals of our share ownership policy, UTC prohibits directors and executive officers from entering into short sales of our securities or similar transactions where potential gains are linked to a decline in the value of our Common Stock. Recipients of equity awards may not enter into any agreement that has the effect of transferring or exchanging any economic interest in an award for any other consideration.

•	Maintaining a Comprehensive Clawback Policy. UTC has a comprehensive policy on recoupment (“clawback”) of executive compensation. This policy applies to both our annual and long-term incentive compensation programs. In the event of a financial restatement or recalculation of a financial metric applicable to an award, the Company has the right to recover annual bonus payments, as well as gains realized from vested long-term incentive awards from any executive (including all NEOs) involved in an action found to have caused the restatement or recalculation. Clawbacks of bonuses, long-term incentive awards and compensation realized from prior awards may all be triggered by violations of our Code of Ethics, failure to meet employee health and safety standards or exposing UTC to excessive risk, as determined under the ERM program. Our policy provides the Company the right to recover compensation when an executive’s negligence (including the negligent supervision of a subordinate) causes significant harm to UTC. The policy also permits public disclosure of the circumstances surrounding the Committee’s decision to seek recoupment where appropriate.

•	Upholding Strict Post-Employment Covenants. ELG members may not engage in activities after termination or retirement that are detrimental to UTC, such as disclosing proprietary information, soliciting UTC employees or engaging in competitive activities. Violations can result in a clawback of annual and long-term incentive awards.

18

Corporate Responsibility

Corporate Sustainability

We have a strong commitment to setting aggressive targets to minimize adverse environmental impacts of our products, operations and supply chain. Since 1992, UTC has established challenging and aggressive environmental, health and safety (“EH&S”) goals, which we monitor and periodically reset. These goals are essential tools in our efforts to continuously reduce our global footprint.

Our performance surpassed all 2006 to 2015 environmental sustainability goals

PERFORMANCE VS. ENVIRONMENTAL SUSTAINABILITY GOALS (2006 vs. 2015)

Goal #1: Reduce absolute greenhouse gas (“GHG”) emissions by 27 percent. Through energy conservation, co-generation and process improvement projects across our enterprise, UTC is reducing both the climate change impacts and cost of our operations. These actions, and a commitment to continued reduction in absolute greenhouse gases, support UTC continuing on a path that is consistent with the United Nation’s Intergovernmental Panel on Climate Change 2050 GHG emissions target.

Goal #2: Reduce absolute water consumption by 40 percent. UTC operates in many parts of the world challenged by extreme water scarcity or limited water supply. By continuously reducing our own water use and implementing water management best practices, we reduce our risk of business disruption while also freeing up water resources that can then be used in surrounding communities. Additionally, by reducing our water use we also reduce the energy, and associated GHG emissions, needed to pump and treat water.

Goal #3: Reduce absolute air emissions (non-greenhouse gases) by 68 percent. UTC aggressively targets the reduction of air toxics or hazardous air pollutants from our manufacturing processes that could potentially impact worker health or contribute to the creation of ground-level ozone or other ambient air pollution.

Goal #4: Reduce absolute total industrial process waste by 45 percent. By continuously reducing our process waste generation, UTC addresses process and cost inefficiencies, and alleviates the burden on land and community resources at the local level.

Goal #5: Reduce absolute non-recycled industrial process waste by 54 percent. UTC targets the elimination of the portion of our industrial process waste that is currently not recycled, as our operations increasingly participate in an evolving circular waste economy. The U.S. EPA estimates that 42% of U.S. GHG emissions are attributable to materials management, so increased recycling contributes to a reduction in GHG emissions associated with our business operations.

(1)	Actual levels of EH&S metrics reflect data reported quarterly by UTC sites through a centralized EH&S Reporting System under common reporting and quality assurance standards. Reported data are reviewed and consolidated by UTC business units and Corporate staff. UTC annually submits site energy use and GHG emissions data to an independent verification review based on International Standards Organization (“ISO”) standard 14064, Part 3 criteria for the validation and verification of GHG assertions.
(2)	Consistent with The Green House Gas Protocol, UTC’s EH&S goals and targets are adjusted to reflect the impacts of acquired companies at the time of acquisition and to remove divested companies from UTC’s measured performance. For example, goals and actual performance were recalibrated beginning in 2013 to account for the impact of the Goodrich acquisition and for 2015 to reflect the sale of Sikorsky. UTC’s goals and targets are not adjusted for the opening of new facilities due to organic growth or for closures of facilities without a divestiture.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	19

CORPORATE RESPONSIBILITY

2015 Recognition for World Class Sustainability Practices

Climate A List

The Carbon Disclosure Project named UTC among the top 5% of nearly 2,000 companies in 2015 for its actions and performance to reduce greenhouse gas emissions and mitigate climate change.

Industry Promotion Award

UTC was recognized by International Science Magazine for outstanding contributions to the growth of sustainable cities in China through the creation of innovative technologies and energy-efficient products.

2020 ENVIRONMENTAL SUSTAINABILITY GOALS*

Building on our 2015 achievements, our new 2020 environmental sustainability goals are as follows:

-15%	-25%	-10%	90%	-100%
Greenhouse gas emissions	Water use	Hazardous waste	Waste recycled	Chlorinated and brominated solvent emissions

* Relative to 2015 baseline year.

UTC SUSTAINABLE TECHNOLOGIES

UTC is a leader in the development of cutting-edge, sustainable aerospace and building technologies. Some of our most groundbreaking, sustainable products include:

•	Carrier Transicold and Refrigeration Systems’ cold-chain solutions preserve food from field to point of sale, helping reduce global food waste and its resulting environmental impact.

•	Carrier’s NaturaLINE uses a natural refrigerant combined with energy-efficient technology to reduce the carbon footprint of marine container refrigeration by 28% compared to conventional synthetic refrigerants.

•	Carrier’s CO2OLtec technologies replace HFC refrigerants with naturally occurring CO2 to reduce global warming impacts.

•	Carrier’s Infinity Control energy-efficient geothermal solutions can reduce heating and cooling costs by up to 70% compared to ordinary heating systems.

•	Otis’ ReGen technology captures energy generated during ascent and decent and recycles this energy back into a building’s power grid, reducing energy consumption by up to 75% compared to conventional drives.

•	Pratt & Whitney’s GTF engine decreases fuel burn by almost 16%, noise by 75% and nitric oxide emissions by 50%, as compared to conventional engines.

Corporate Citizenship

As part of our commitment to corporate responsibility, we take great pride in building a diverse work environment, supporting lifelong learning for our employees and contributing to charitable and social causes in the communities where we do business. In the same way that we set the highest standards for our business operations, we apply the highest corporate responsibility standards and rigorous performance measurements to these efforts.

20

CORPORATE RESPONSIBILITY

DIVERSITY AND INCLUSION

We value the diversity of our people and their ideas. Our success as a global technology leader rests on unlocking the innovative potential of our employees. We are committed to building an inclusive, high-performing environment which allows everyone to contribute to their fullest potential.

2015 Diversity and Inclusion

Employee Inclusion and Engagement

Over 19,000 UTC employees belong to our nine* Employee Resource Groups, which provide employees at all organizational levels networking, development and leadership opportunities.

Best Places to Work for Latinas

In 2015, UTC was ranked as the 10th best place to work for Latinas by Latina Style Magazine, continuing our improvement from #13 in 2014 and #35 in 2013.

Diversity in Our Suppliers

In 2015, DiversityBusiness.com named UTC the 29th best organization for multicultural business opportunities; an award that recognizes UTC’s efforts to expand our diversity framework to our suppliers. 2015 marked the 10th consecutive year in which UTC made the Top 50.

*Includes African-American, Asian-American, Employment Disability, Hispanic, InterGenerational, LGBT, Military/Veterans, Women and Professionals.

COMMUNITY INVOLVEMENT

Our people lead in their communities, volunteering time, talent and expertise everywhere across the globe.

In 2015, UTC continued to support a number of leading nonprofit organizations around the globe. We focused contributions in areas including STEM education (through grants to FIRST Robotics) and sustainable cities (through grants to the U.S. Green Building Council’s Center for Green Schools). From major investments in the United Way and the American Red Cross to significant support for health, artistic and cultural institutions in the communities where we do business, UTC and its employees are committed to making the world a better place.

EMPLOYEE SCHOLAR PROGRAM

We support and pursue lifelong learning to expand our employees’ knowledge and capabilities and to engage with the world outside UTC. We want to have the best-educated workforce on the planet. Our Employee Scholar Program, which has been in place since 1996, is one of the most comprehensive company-sponsored employee education programs in the world.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	21

Compensation of Directors

Annual Retainer

In 2015, the compensation of non-employee directors consisted of a retainer that was paid partially in cash and partially in deferred stock units (“DSUs”). Following termination of a non-employee director’s service on the Board, DSUs are converted into shares of Common Stock, which can be distributed either in a lump-sum payment upon retirement or in ten- or fifteen-year installments.

The following table shows the annual retainer amounts in effect for non-employee directors for service from April 2015 to April 2016:

Role	Cash	Deferred Stock Units	Total
Non-Executive Chairman of the Board	$192,000	$288,000	$480,000
Audit Committee Chair	$128,000	$192,000	$320,000
Audit Committee Member	$124,000	$186,000	$310,000
Committee on Compensation and Executive Development Chair	$122,000	$183,000	$305,000
Finance Committee Chair	$122,000	$183,000	$305,000
Committee on Nominations and Governance Chair	$120,000	$180,000	$300,000
Public Issues Review Committee Chair	$120,000	$180,000	$300,000
Non-Employee Director	$112,000	$168,000	$280,000

If a director served in multiple roles, his or her annual cash retainer and DSU award was based on the capacity for which the level of compensation was the highest. Non-employee directors receive 40% of the annual retainer in cash and 60% in DSUs, unless they elect to receive the entire retainer in DSUs. Directors do not receive additional compensation for attending regularly scheduled Board and Committee meetings. However, non-employee directors receive an additional $5,000 for each special meeting attended in-person. There were no special Board or Committee meetings attended by directors in-person during 2015.

One-Time RSU Awards for New Directors

Non-employee directors receive a one-time $100,000 restricted stock unit (“RSU”) award when first elected to the Board. This award vests in equal portions over five years and is distributed to the director in shares of UTC Common Stock upon retirement, termination or death. No director received an RSU award in 2015.

Treatment of Dividends

When UTC pays a dividend on Common Stock, each director is credited with additional DSUs and RSUs equal in value to the dividend paid on the corresponding number of shares of Common Stock.

22

COMPENSATION OF DIRECTORS

2015 DIRECTOR COMPENSATION(1)

Name	Fees Earned or Paid in Cash ($)	(2)	Stock Awards ($)	(3)	All Other Compensation ($)		Total ($)
Edward A. Kangas	$192,000		$288,000		$1,107		$481,107
John V. Faraci	$0		$305,000		$1,107		$306,107
Jean-Pierre Garnier	$0		$305,000		$1,107		$306,107
Ellen J. Kullman	$0		$310,000		$1,107		$311,107
Marshall O. Larsen	$0		$280,000		$1,144		$281,144
Harold McGraw III	$112,000		$168,000		$1,107		$281,107
Richard B. Myers	$124,000		$186,000		$1,107		$311,107
H. Patrick Swygert	$124,000		$186,000		$17,640	(4)	$327,640
André Villeneuve	$0		$310,000		$1,107		$311,107
Christine T. Whitman	$120,000		$180,000		$1,107		$301,107

(1)	Messrs. Reynolds and Rogers were elected to the Board of Directors effective January 1, 2016. No compensation was paid to either director for services performed in 2015.

(2)	Consists of the 2015 annual cash retainer that directors did not elect to receive in DSUs.

(3)	Consists of the grant date fair value of DSU awards credited to the account of the director, including the portion, if any, of the annual cash retainer that the director elected to receive in DSUs, in each case calculated in accordance with the Compensation—Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”). The assumptions made in the valuation of these awards can be found in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2015 Annual Report on Form 10-K. The number of DSUs credited to each director in 2015 was calculated by dividing the cash value of the DSU portion of the director’s annual retainer by $115.74, the NYSE closing price per share of UTC Common Stock (“Common Stock”) on April 27, 2015, which was the date of the 2015 Annual Meeting. As of December 31, 2015, non-employee directors held the following:

Name	Number of Unvested RSUs from One-Time $100,000 RSU Grant	Number of DSUs, Restricted Stock and Vested RSUs
Edward A. Kangas	—	32,994
John V. Faraci	—	41,575
Jean-Pierre Garnier	—	78,877
Ellen J. Kullman	—	11,595
Marshall O. Larsen	254	12,170
Harold McGraw III	—	47,042
Richard B. Myers	—	26,268
H. Patrick Swygert	—	55,231
André Villeneuve	—	74,277
Christine T. Whitman	—	30,997

(4)	Consists of a premium payment on a life insurance policy used to fund Mr. Swygert’s participation in the Directors’ Charitable Gift Program. Mr. Swygert is the only non-employee director for whom UTC still pays a premium, as this program was closed to directors elected after February 2003. Mr. Swygert derives no financial benefit from this program. All insurance proceeds are payable to up to four charitable organizations designated by him and tax deductions accrue solely to UTC.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	23

Stock Ownership Information

Directors and Executive Officers

The following table shows the number of shares of Common Stock beneficially owned, as of February 29, 2016, by our current directors, each of whom is a nominee for election as a director, by the Named Executive Officers listed in the Summary Compensation Table on page 57 of this Proxy Statement and by our directors and executive officers as a group. Each director and executive officer, and the directors and executive officers as a group, beneficially owned less than 1% of the outstanding shares of Common Stock as of that date. Except as explained in the footnotes to the following table, each person listed, and the members of the group, had sole voting power and sole investment power with respect to the shares shown.

Name	Shares Beneficially Owned
John V. Faraci	41,575
Jean-Pierre Garnier	90,587
Gregory J. Hayes(1)	230,881
Edward A. Kangas	32,994
Ellen J. Kullman	11,595
Marshall O. Larsen	17,856
Harold McGraw III	50,647
Richard B. Myers	26,268
Fredric G. Reynolds	15,254
Brian C. Rogers	2,511
H. Patrick Swygert	55,231
André Villeneuve	74,277
Christine T. Whitman	37,847
Paul Adams(2)	44,803
Alain M. Bellemare(3)	82,724
Geraud Darnis(4)	365,220
Charles D. Gill, Jr.(5)	173,597
Akhil Johri	43,864
Directors & Executive Officers as a group (23 in total)(6)	1,238,922

(1)	Includes 2,103 shares of Common Stock for which Mr. Hayes’ spouse holds voting and investment power.

(2)	Paul Adams retired from the Company effective February 29, 2016.

(3)	Alain M. Bellemare retired from the Company effective January 31, 2015.

(4)	Geraud Darnis retired from the Company effective January 31, 2016.

(5)	Includes 1,546 shares of Common Stock for which Mr. Gill’s spouse holds voting and investment power.

(6)	Consists of holdings of those directors and executive officers who continue to serve in such positions as of February 29, 2016, and, therefore, excludes the holdings of Messrs. Adams, Bellemare and Darnis. This line includes holdings of eight current executive officers in addition to those required to be listed by name in this table.

24

STOCK OWNERSHIP INFORMATION

The preceding table includes shares as to which the listed person or the members of the group had the right to acquire beneficial ownership at any time within 60 days after February 29, 2016 by exercising stock appreciation rights (“SARs”) or stock options and, in the case of non-management directors, upon the settlement of restricted stock units (“RSUs”) or deferred stock units (“DSUs”) as a result of their resignation or retirement from the Board, as set forth in the following table. The amounts in the preceding table also include, for all but two of the executive officers, stock units credited to the account of the officer under the Savings Restoration Plan that are attributable to Company contributions to match 60% of the officer’s payroll contributions to his or her account under the Plan, and which are settled in shares of Common Stock following the officer’s retirement or other termination of employment.

Name	Shares as to which listed person has right to acquire beneficial ownership within 60 days by exercise of stock options or SARs	(1)	Shares as to which listed person has right to acquire ownership within 60 days upon conversion of RSUs	Shares as to which listed person has right to acquire ownership within 60 days upon conversion of DSUs
J. Faraci	—		2,191	39,384
J. Garnier	—		—	72,477
G. Hayes	135,534		—	—
E. Kangas	—		2,465	30,529
E. Kullman	—		1,422	10,173
M. Larsen	—		1,365	11,059
H. McGraw III	—		2,926	44,116
R. Myers	—		1,934	24,334
F. Reynolds	—		1,046	983
B. Rogers	—		1,046	1,465
H. Swygert	—		3,665	51,566
A. Villeneuve	—		—	69,477
C. Whitman	—		2,926	28,071
P. Adams	39,724		—	—
A. Bellemare	45,246		—	—
G. Darnis	214,357		—	—
C. Gill, Jr.	126,275		—	—
A. Johri	26,813		—	—
Directors & Executive Officers as a group (23 in total)(2)	453,554		20,986	383,634

(1)	For the executive officers, includes the net number of shares of Common Stock issuable upon exercise of vested SARs. Following vesting, each SAR is exercisable for a number of shares of Common Stock having a value equal to the increase in value of a share of Common Stock from the date the SAR was granted through the date of exercise. For purposes of this table, the net number of shares of Common Stock issuable upon exercise has been calculated using the NYSE closing price for a share of Common Stock on December 31, 2015, which was $96.07.

(2)	Consists of holdings of those directors and executive officers who continue to serve in such positions as of February 29, 2016, and, therefore, excludes holdings of Messrs. Adams, Bellemare and Darnis. This line includes holdings of eight current executive officers in addition to those required to be listed by name in this table.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	25

STOCK OWNERSHIP INFORMATION

Beneficial Owners of More Than 5% of UTC Common Stock

The following table shows all holders known to us to be beneficial owners of more than 5% of the outstanding shares of Common Stock as of December 31, 2015.

Name and Address	Shares	Percent of Class
State Street Corporation(1)	99,702,863	11.9%
State Street Financial Center One Lincoln Street Boston, MA 02111
The Vanguard Group(2)	51,558,180	6.2%
100 Vanguard Boulevard Malvern, PA 19355
BlackRock, Inc.(3)	48,153,780	5.7%
55 East 52nd Street New York, NY 10022

(1)	State Street Corporation, acting in various fiduciary capacities, reported in an SEC filing that as of December 31, 2015 it held sole voting power with respect to zero shares of Common Stock, shared voting power with respect to 99,702,863 shares of Common Stock, sole dispositive power with respect to zero shares of Common Stock, and shared dispositive power with respect to 99,702,863 shares of Common Stock. State Street Corporation also reported that its wholly-owned subsidiary, State Street Bank & Trust Company, held 61,441,100 of these shares in its capacity as Trustee for UTC’s Employee Savings Plan Master Trust. State Street Corporation disclaims beneficial ownership of the reported shares, except in its fiduciary capacity.

(2)	The Vanguard Group, reporting on behalf of various subsidiaries, reported in an SEC filing that as of December 31, 2015 it held sole voting power with respect to 1,548,916 shares of Common Stock, shared voting power with respect to 83,500 shares of Common Stock, sole dispositive power with respect to 49,916,427 shares of Common Stock, and shared dispositive power with respect to 1,641,753 shares of Common Stock.

(3)	BlackRock, Inc., reporting on behalf of various subsidiaries, reported in an SEC filing that as of December 31, 2015 it held sole voting power with respect to 40,104,635 shares of Common Stock, shared voting power with respect to zero shares of Common Stock, sole dispositive power with respect to 48,153,780 shares of Common Stock, and shared dispositive power with respect to zero shares of Common Stock.

26

Executive Compensation:

Compensation Discussion and Analysis

In this section, we discuss our compensation philosophy and describe the compensation program for our President and Chief Executive Officer (“CEO”) and Executive Leadership Group (“ELG”). We explain how our Board’s Committee on Compensation and Executive Development (the “Committee”) determines compensation for our senior executives and its rationale for specific 2015 pay decisions. We also discuss the evolution of our program and how it is structured to advance its fundamental objective: aligning our executives’ compensation with the long-term interests of UTC shareowners.

Executive Summary

We design our program to reward financial performance and effective strategic leadership, key elements in building sustainable value for shareowners. We believe that the performance metrics used in our incentive plans align the interests of our shareowners and senior executives by correlating the timing and amount of actual pay to our short-, medium- and long-term performance. Our program requires ethical and responsible conduct in pursuit of these goals.

In addition, we carefully benchmark our executive compensation program against a relevant group of peer companies—all of which are potential competitors for the caliber of executive talent required to manage a complex, global and multi-industrial company like UTC.

Response to 2015 Say-on-Pay Vote

Each year, we consider the voting results of our Say-on-Pay proposal from the preceding year. In 2015, 95% of the votes submitted (excluding abstentions and broker non-votes) supported the Committee’s 2014 executive compensation decisions, a result that exceeded the 93% favorable vote we received in 2014. We interpreted this result, along with our positive four-year voting trend, as an endorsement of our compensation program’s design and direction.

Our 2015 Outreach Program

We actively seek and highly value feedback from shareowners and their advisors concerning our compensation program. Since our last Annual Meeting of Shareowners, senior management has communicated directly with institutional investors holding approximately 300 million shares of UTC Common Stock (“Common Stock”).

Analysis of Shareowner Feedback

As it does each year, the Committee considered shareowner feedback in its ongoing assessment of our compensation program. This feedback, along with factors such as external market data and staff compensation recommendations, helps the Committee in its review of our program.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	27

EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

2015 PERFORMANCE

During 2015, UTC implemented a significant business transformation, driven by the $9 billion sale of Sikorsky Aircraft and the elimination of UTC Propulsion & Aerospace Systems (“UTC PAS”) and UTC Building & Industrial Systems (“UTC BIS”), as organizational layers within our management structure. UTC is now comprised of four distinct business units reporting directly to the CEO, providing increased transparency and a more direct focus on operational performance (for an illustration of these structural changes, see page ii). We believe this simplified structure better positions us to deliver:

FLAWLESS PROGRAM	EFFECTIVE ALLOCATION	A CULTURE OF TRUST
EXECUTION	OF CAPITAL	AND ACCOUNTABILITY

With this renewed focus, we successfully executed on a number of strategic and operational objectives during 2015 that we believe will position us for long-term, sustainable growth, including:

•	Pratt & Whitney’s PurePower PW1000G engine with Geared Turbofan (“GTF”) technology obtained FAA and EASA certification in 2015 and entered into service with Lufthansa Airlines in early 2016. The GTF is a revolutionary engine that decreases fuel burn by 16%, noise by 75% and air pollutant emissions by 50%. With approximately 7,000 orders to-date (including options), this entry into service is a significant operational accomplishment, which is expected to provide us with revenue streams for decades.

•	UTC Aerospace Systems supplies the electric power, air supply, landing and fuel sensing systems for Boeing’s KC-46A tanker, which made its first flight in 2015. We also supply the engine controls, fuel metering unit and other accessories for the tanker’s Pratt & Whitney PW4062 engines.

•	Sale of our Sikorsky Aircraft business unit, which we executed on an accelerated basis, allowing greater focus on our core businesses and future growth potential.

•	Otis received orders for significant key projects in China—examples include 133 elevators and escalators to be provided to the Chengdu Metro Line and a contract to supply 174 elevators and escalators to a new landmark commercial building in Ningbo, East China.

•	UTC CCS won its largest retrofit contract to date for the CP Tower in Kuala Lumpur, Malaysia.

•	Otis was selected to provide elevators and escalators with leading energy-efficient technologies to the landmark New York City Hudson Yards development project.

Notwithstanding these strategic and operational accomplishments, significant investments in the GTF engine, adverse foreign exchange rates and slowed growth in China contributed to a decrease in adjusted net income and diluted EPS for continuing operations, as shown in the charts on the following page.

Despite these near-term pressures, UTC increased dividends paid to shareowners by 8.5% in 2015. This represents the 79th consecutive year in which UTC has paid dividends. Consistent with our disciplined capital allocation strategy, we also returned $12 billion to shareowners through dividends and share repurchases (including a $6 billion accelerated share buyback program announced in November 2015). In addition, we initiated a $1.5 billion multi-year structural cost reduction plan. These actions are intended to contribute to long-term sustainable growth while responding to near-term economic and financial challenges.

28

EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

FINANCIAL RESULTS

(1)	Reflects continuing operations, adjusted to exclude restructuring, non-recurring and other significant, defined non-operational items. A reconciliation to these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measure for each of the three years shown is set forth in Appendix B on page 86.
(2)	Reflects continuing operations.

SHAREOWNER VALUE CREATION

The Committee believes that long-term incentives should correlate directly with the creation of long-term shareowner value. This correlation is a fundamental component of our Guiding Principles, as discussed on page 33. We believe our ability to generate strong TSR over long-term periods has been, in part, driven by the design of our executive compensation program. This can be seen in UTC’s 7.9% annualized TSR over the ten-year period ending on December 31, 2015, which exceeded the Dow Jones Industrial Average (7.7%), the S&P 500 (7.3%) and our Compensation Peer Group (6.9%) (our (“CPG”) is detailed on page 35). Our Board of Directors and senior management are strongly committed to positioning UTC for long-term sustainable growth even while facing near-term earning headwinds, which have adversely affected TSR over shorter time periods relative to peers. The following chart illustrates UTC’s performance relative to differing comparator groups and time periods.

TOTAL SHAREOWNER RETURN: UTC VS. PEER GROUPS*

*TSR values are provided by S&P Capital IQ and are calculated on an annualized basis as of December 31, 2015. For the CPG composite values, returns are calculated for each peer company and then a weighted average is calculated based on each company’s market capitalization at the beginning of the measurement period.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	29

EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

For our CEO and other NEOs, the Committee’s 2015 compensation decisions, as described in detail on pages 50 to 53, recognize both the near-term results and the strategic and operational accomplishments previously discussed in this section.

CEO PAY OVERVIEW

Mr. Hayes’ 2015 total direct compensation, as defined on page 47, decreased by 1.8% from $10.93 million in 2014 to $10.73 million in 2015. This decrease was primarily driven by the decrease in the Company’s annual bonus financial performance factor from 112% of target in 2014 to 39% in 2015. This performance resulted in the Committee approving an $850,000 annual bonus for Mr. Hayes, an amount which substantially aligned with this performance factor, but was below the CPG median.

The Committee favorably assessed Mr. Hayes’ 2015 performance (discussed in detail on page 50). Based on this assessment, the Committee increased Mr. Hayes’ 2016 long-term incentive grant to $8.58 million. While this amount was greater than the $8.03 million grant awarded to Mr. Hayes in 2015, his 2016 grant value was below the CPG median, reflecting Mr. Hayes’ brief tenure as CEO.

CEO TOTAL DIRECT COMPENSATION(1)

(1)	The elements of total direct compensation are described in detail on page 47 of this Proxy Statement. 2013 total direct compensation reflects the Committee’s pay decisions with respect to Mr. Hayes’ former role as Senior Vice President & Chief Financial Officer.

(2)	Grant date fair value of Mr. Hayes’ January 4, 2016 LTI award, calculated in accordance with the Compensation—Stock Compensation Topic of the FASB ASC, but excluding the effects of estimated forfeitures. This grant consists of 264,000 SARs and 53,000 PSUs, and is based on the $95.57 NYSE closing price of our Common Stock on the date of grant.

30

EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

Our Core Executive Compensation Practices

We continually monitor the evolution of best compensation practices and make changes to our programs as necessary to ensure sound corporate governance. Some of the most important practices incorporated into our program include:

Review of Pay Versus Performance. The Committee continually reviews the relationship between CEO compensation and Company performance, as detailed on pages 46 to 49.

Median Compensation Targets. Each of the principal elements of compensation (as discussed on page 36) for our executives is targeted at the median of market.

Rigorous and Diversified Performance Metrics. The Committee annually reviews performance goals for our annual and long-term incentive awards to confirm that we are using diversified metrics with rigorous but attainable targets. Beginning with the 2016 grant, the addition of ROIC will further diversify performance metrics used for PSU awards.

Clawback of Compensation. We continue to monitor our clawback policy and make enhancements as necessary. In this regard, we have made revisions twice since 2011 to further strengthen our policy.

Substantial Share Ownership Guidelines. Our share ownership requirements are robust: 6x base salary for the CEO; 3x base salary for other members of the ELG (including our other NEOs); and 5x the base annual cash retainer for non-employee directors.

No Pledging of Shares. Our directors and executive officers are not permitted to pledge UTC shares as collateral for loans or for any other purpose.

No Hedging. UTC does not allow directors and executive officers to enter into short sales of UTC Common Stock or similar transactions where potential gains are linked to a decline in the price of our shares.

No Repricing. Stock option and SAR exercise prices are set at the grant date market price and may not be reduced or replaced with stock options or SARs with a lower exercise price without shareowner approval (except to adjust for stock splits or similar transactions).

Use of Double Triggers. Change-in-control severance arrangements, for which only pre-2009 ELG appointees are eligible, as well as the accelerated vesting terms under the UTC Long-Term Incentive Plan, both have a double trigger. This means that a change-in-control will not automatically entitle an executive to severance benefits or equity acceleration; the executive must also lose his or her job or suffer a significant adverse change to employment terms and conditions.

Annual Review of Compensation Consultant Independence. On an annual basis, the Committee reviews the independence of its compensation consultant, as required by SEC and NYSE rules.

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No Cash Buyouts of Underwater Stock Options or SARs. UTC does not allow buyouts of underwater stock options or SARs under any circumstance. Award recipients may not sell, assign or transfer their interest in any long-term incentive award (including underwater stock options and SARs) to a third party in exchange for cash or other consideration.

Market-Competitive Retirement Programs. We eliminated defined benefit pensions for executives hired on or after January 1, 2010. Also, for executives hired before that date, we discontinued the use of a traditional final average earnings pension formula on December 31, 2014 and replaced it with a cash balance formula.

No Perquisite Allowances. Cash perquisite allowances have been eliminated for all ELG members.

No Employment Contracts. The Committee does not believe fixed-term executive employment contracts that guarantee minimum levels of compensation over multiple years enhance shareowner value. Accordingly, none of our executives have employment contracts, except in instances where it is required by practice or regulation outside of the U.S.

Restrictive Covenants. Our ELG members are subject to various restrictive covenants upon separation from UTC, including non-compete, non-solicitation and non-disclosure obligations.

Elimination of Supplemental ELG Life Insurance. ELG members appointed after January 31, 2015 no longer receive an ELG life insurance benefit.

Limitations on Personal Use of Aircraft. In 2015, UTC adopted an aircraft policy that limits the CEO’s personal use of the Corporate aircraft to 50 hours annually. No other employees may use the Company aircraft for personal reasons.

Elimination of Cash Severance. We eliminated the 2.5x base salary ELG cash severance arrangement for ELG members appointed on or after May 2013. Instead, ELG RSU awards will vest for these ELG members upon mutually agreeable separation with three years of ELG service, regardless of age at separation.

Review of Compensation Peer Group. Our CPG is reviewed periodically by the Committee and adjusted, when necessary, to maintain a relevant and appropriate group for comparison with our executive compensation program.

Review of Committee Charter. The Committee reviews its charter regularly to maintain strong oversight and governance practices.

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

How We Make Compensation Decisions

OUR EXECUTIVE COMPENSATION PHILOSOPHY

The Committee believes that executive compensation opportunities must align with and enhance long-term shareowner value. This core philosophy is embedded in all aspects of our executive compensation program and is reflected in an important set of guiding principles. We believe that the application of these principles enables us to create a meaningful link between long-term, sustainable growth for our shareowners and compensation outcomes.

GUIDING PRINCIPLES

RESPONSIBILITY

Compensation should take into account each executive’s responsibility to act in accordance with our ethical, environmental, health and safety objectives at all times. Financial and operating performance must not compromise these values. A complete commitment to ethical and corporate responsibility is a fundamental principle incorporated into all aspects of our compensation program.

COMPETITIVENESS

Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing UTC’s performance. Each element should be benchmarked relative to peers.

PAY-FOR-PERFORMANCE A substantial portion of compensation should be variable, contingent and directly linked to individual, Company and business unit performance.

BALANCE

The portion of total compensation contingent on performance should increase with an executive’s level of responsibility. Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial, strategic and operational business results.

LONG-TERM FOCUS

For our most senior executives, long-term, stock-based compensation opportunities should significantly outweigh short-term, cash-based opportunities. Annual objectives should complement sustainable, long-term performance.

SHAREOWNER ALIGNMENT

The financial interests of executives should be aligned with the long-term interests of our shareowners through stock-based compensation and performance metrics that correlate with long-term shareowner value.

ROLE OF THE COMMITTEE ON COMPENSATION AND EXECUTIVE DEVELOPMENT

The Committee, which currently consists of seven independent directors, is responsible for overseeing the development and administration of our executive compensation program.

Responsibilities. The Committee makes all compensation decisions concerning our CEO and the other members of our Executive Leadership Group (“ELG”), subject to review by the other independent directors. The ELG is made up of approximately 25 to 30 of our most senior executives, including the Named Executive Officers (“NEOs”) listed in the Summary Compensation Table on page 57 of this Proxy Statement.

The Committee’s other responsibilities include:

à	Reviewing executive compensation plans and programs;

à	Considering input from UTC’s shareowners regarding executive compensation decisions and policies;

à	Reviewing and approving incentive plan targets and objectives;

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

à	Assessing the Company and each ELG member’s performance relative to these targets and objectives;

à	Evaluating the competitiveness of each ELG member’s total compensation package; and

à	Approving changes to compensation elements for ELG members, including base salary and annual and long-term incentive opportunities and awards.

The Executive Vice President & Chief Human Resources Officer, along with UTC’s Human Resources staff and an independent compensation consultant, assist the Committee with these tasks.

The Committee’s charter, which sets out the Committee’s responsibilities, can be found on our website at:
http://www.utc.com/Our-Company/Corporate-Governance/Pages/Governance-Documents-and-Policies.aspx.

Performance Evaluation Process. The Committee has established a process for evaluating the performance of the Company, the President and CEO and the other ELG members. At its first meeting every year, the Committee reviews financial, strategic and operational objectives, both for the upcoming year and for a longer-term period. At this meeting, the Committee also evaluates the CEO’s and other ELG members’ performance for the previous year.

The Committee uses a combination of qualitative and quantitative factors to conduct a broad and balanced assessment of performance relative to both internal and external measures.

ROLE OF THE CEO

Our CEO has no role in the Committee’s determination of his compensation. For the other members of the ELG, including the NEOs, the CEO presents the Committee with recommendations for each element of compensation. He bases these recommendations upon his assessment of each individual’s performance, the performance of each executive’s business unit and/or function, benchmark information and retention risk. The Committee reviews the CEO’s recommendations, makes appropriate adjustments and approves compensation changes at its discretion, subject to review by the other independent directors.

ROLE OF THE COMPENSATION CONSULTANT

The Committee retained Pearl Meyer & Partners (“Pearl Meyer”) to serve as its executive compensation consultant for 2015. While Pearl Meyer may make recommendations on the form and amount of compensation, the Committee makes all decisions regarding the compensation of our NEOs and other ELG members.

During 2015, Pearl Meyer advised the Committee on a variety of subjects, including compensation plan design and trends, pay-for-performance analytics, benchmarking norms and other similar matters. Pearl Meyer reports directly to the Committee, participates in meetings as requested and communicates with the Committee Chair between meetings as necessary. A Pearl Meyer representative attended four meetings in person in 2015.

Prior to engaging Pearl Meyer, the Committee reviewed the firm’s qualifications, as well as its independence and any potential conflicts of interest. Pearl Meyer does not perform other services for or receive other fees from UTC, other than incidental amounts (less than $9,000 in 2015) related to participation in certain business-related surveys. The Committee, therefore, made the determination that Pearl Meyer qualified as an independent consultant. The Committee has the sole authority to modify or approve Pearl Meyer’s compensation, determine the nature and scope of its services, evaluate its performance, terminate the engagement and hire a replacement or additional consultant at any time.

The Committee also utilizes market data provided by Willis Towers Watson and Aon Hewitt for benchmarking and other purposes. This benchmark data consists of information that is generally available to other Willis Towers Watson and Aon Hewitt clients. Neither firm made recommendations to the Committee or management on peer group composition or on the form, amount or design of executive compensation in 2015.

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

OUR COMPENSATION PEER GROUP

We compare our executive compensation program to programs at the 26 companies that make up our Compensation Peer Group (“CPG”). The Committee believes that these companies provide a relevant comparison based on their similarity to UTC in size and complexity, taking into account factors such as revenue, market capitalization, global scope of operations and diversified product portfolios. Like UTC, 11 of these 26 companies are Dow Jones Industrial Average components. The CPG is constructed to serve the specific purpose of benchmarking executive compensation. We do not use the relative financial performance of the CPG as a performance metric in our incentive compensation awards. The CPG’s composition reflects a mix of both industry and non-industry peers that we view as realistic competitors for senior executive talent.

We also use other Fortune 100 companies and data from a broader range of companies for insight on general compensation trends and to supplement CPG data when appropriate.

THE COMPENSATION PEER GROUP

INCLUDES THE FOLLOWING COMPANIES:

AEROSPACE &				CONSUMER
DEFENSE		CHEMICALS		PACKAGED GOODS
Boeing	Northrop	DuPont		Johnson & Johnson
General	Grumman	Dow		Procter & Gamble
Dynamics	Raytheon
Lockheed
Martin

DIVERSIFIED		EQUIPMENT &
INDUSTRIALS		MACHINERY		LOGISTICS
Danaher	Honeywell	3M	Emerson	FedEx
General	Siemens	Caterpillar	Electric
Electric		Deere	Johnson
		Eaton	Controls

TECHNOLOGY/
OIL & GAS		PHARMACEUTICALS		COMMUNICATIONS
Chevron		Pfizer		AT&T	IBM
				HP	Verizon

Companies in Blue represent Dow Jones Industrial Average components.

PEER GROUP DATA(1)

			Market
	Revenue		Capitalization
	(in millions)		(in millions)	Employees
25th Percentile	$26,996		$34,164	71,112
50th Percentile	$38,581		$58,054	107,850
75th Percentile	$59,463		$133,507	155,800
UTC	$56,450	(2)	$80,540	197,180
UTC Rank	74%		63%	83%

(1)	Peer company data provided by S&P Capital IQ. Revenue and employee data reflect the most recent publicly available information (as of February 19, 2016). In certain cases, S&P Capital IQ has made adjustments to revenue to reflect non-operating income or expense, equity in earnings of unconsolidated subsidiaries, interest income, and non-recurring special items such as discontinued operations or gains on the sale of securities. Market capitalization for peer companies is calculated based on publicly available shares outstanding as of December 31, 2015.

(2)	UTC revenue is adjusted for discontinued operations, restructuring and other significant, defined non-operational items. For a reconciliation to U.S. GAAP see Appendix B on page 86.

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

HOW WE BENCHMARK OUR COMPENSATION

To ensure that our executive compensation program is sufficiently competitive, the Committee believes that the value of each UTC compensation element should generally be targeted to align with market benchmarks. Therefore, UTC targets base salary, annual bonus and long-term incentive awards at the median of the CPG. We supplement Fortune 100 and general industry data for benchmarking purposes when CPG data is not sufficient or available.

All compensation targets are aligned with the market median.

The Committee annually evaluates each element of our executive population’s compensation relative to the market. Individual compensation varies from market benchmarks based on the Committee’s assessment of Company and individual performance, job scope, retention risk and other factors that it determines are relevant to its evaluation.

Our Principal Elements of Compensation

The following table summarizes the principal elements of our executive compensation program for 2015. The Committee structures these elements to promote and reward superior financial performance through a variety of performance metrics and time horizons.

	Time Horizon (in years)	Performance Metrics	Purpose
Base Salary	■	None	Attract and retain
Annual Bonus	■	Earnings(1)	Drive near-term performance goals
Free cash flow to net income ratio(1)
Individual achievement

Performance Share Units(2)	■■■	Earnings per share(1)	Drive medium-term performance goals
Total Shareowner Return vs. S&P 500
Stock Appreciation Rights	■■■■■■■■■■	Share price appreciation	Drive long-term performance goals

(1)	Financial performance measures are subject to adjustments by the Committee in certain circumstances. Refer to page 55 for more details on how these metrics are calculated.

(2)	Beginning in 2016, PSUs will include a return on invested capital (“ROIC”) metric, as discussed in more detail on page iv.

EMPHASIS ON “AT RISK” COMPENSATION

“At risk” compensation—meaning pay that is directly contingent on performance—made up 87% of our CEO’s and 88% of our other NEOs’ compensation for 2015 (based on the base salary, annual bonus and long-term incentives disclosed in the Summary Compensation Table on page 57). Annual bonus and long-term incentive awards are subject to the achievement of pre-established performance targets and link to shareowner value. Although base salary and other fixed elements of compensation are essential to any compensation program and necessary for the recruitment and retention of top talent, we believe that “at risk” compensation for our most senior executives should significantly outweigh their base salaries. The Committee’s 2015 compensation decisions reflect this philosophy.

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

The following charts show the basic pay mix for our CEO and other NEOs for 2015 and illustrate the significant portion of compensation that is “at risk.”

PAY MIX

*	Charts reflect the value for the base salary and annual and long-term incentive awards shown in the Summary Compensation Table on page 57. The Other NEOs chart excludes Mr. Bellemare who retired effective January 31, 2015.

BASE SALARY

To help UTC attract and retain talented and qualified executives, we provide competitive base salaries targeted at either the CPG median or a blend of the CPG and Fortune 100 medians, as appropriate. Base salary constitutes a significant portion of our NEOs’ fixed compensation (which also includes pension and other benefits such as health, life and disability insurance). Each year the Committee reviews recommendations from the CEO regarding base salary adjustments for ELG members. The Committee has complete discretion to modify or approve these recommendations. The CEO has no input and does not participate in the Committee’s determination of his own base salary. Actual salaries will vary from the CPG and market medians based on factors such as job scope and responsibilities, experience, tenure, individual performance, retention risk and internal pay equity.

ANNUAL BONUS

Overview

Our NEOs’ 2015 annual bonus awards were determined through the following process:

Target Annual Bonus is based		Financial Performance Factor:	Individual Performance Factor:	Award Delivery:
on market benchmarks:		• Earnings* vs. pre-established targets (weighted at 60%); plus • Free Cash Flow* as a percentage of Net Income (weighted at 40%); and • Discretionary adjustments by the Committee.	Discretionary adjustments based on individual performance relative to 2015 strategic, financial and operational goals.	Awards for 2015 performance are delivered in the first quarter of 2016. These amounts are displayed under the “Bonus” column in the Summary Compensation Table.
President and CEO	165%
President & CEO, UTC BIS	110%
EVP & CFO	100%
President, Pratt & Whitney	95%
EVP & General Counsel	85%

*	Earnings and the ratio of free cash flow to net income under the UTC Annual Executive Incentive Compensation Plan are determined separately for UTC and our business units, as detailed on page 38.

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

How We Determine Target Annual Bonus Levels

The Committee approves the target annual bonus level for each position held by ELG members. These target levels are expressed as a percentage of base salary and vary among executives based on specific roles and responsibilities within the organization. While target award levels generally reflect values that approximate the CPG and Fortune 100 medians, actual award payouts are based on financial and individual performance factors, as assessed by the Committee.

As part of its annual review of executive compensation, the Committee determines if any adjustments to annual bonus target percentages are appropriate.

How We Determine Financial Performance Factors

To determine the financial performance factors for the Company and each of its business units, the Committee measures performance annually relative to two pre-established financial metrics:

•	Earnings. For the Company, the earnings goal is an adjusted net income goal that the Committee sets to align with the performance expectations the Company communicates externally to investors for the year. For our business units, the earnings goal is defined as growth in adjusted earnings before interest and taxes and is based on each business’ anticipated opportunities and challenges for the upcoming year. For a definition on how we calculate earnings for UTC and our business units, refer to page 55.

•	Free Cash Flow to Net Income (“FCF / NI”) Ratio. For the Company, this ratio is set to generally align with the performance expectations communicated to investors for the year. A target FCF / NI ratio is also established for each business unit based on its strategic business plan for the year and contributes to the overall goal set for the Company. The Committee believes that cash flow performance is a relevant measure of the overall quality and sustainability of earnings. For the definition of how we calculate the ratio of FCF / NI for both UTC and our business units, refer to page 55 of this Proxy Statement.

Performance relative to these targets determines the financial performance factors for UTC and each business unit. The Committee reviews these financial performance factors and, if appropriate, makes adjustments to these calculated factors (see “Use of Committee’s Discretion in Annual Bonus Awards” on page 39).

Each executive’s target annual bonus value (base salary x target bonus percentage) is multiplied by his or her applicable financial performance factor. Aggregated, these amounts generate separate award pools for UTC and each business unit that are then allocated among eligible executives based on individual performance. See page 39 for details on the individual performance factor.

The metrics and weightings used to determine the financial performance factors for 2015 are as follows:

(1)	Refer to page 55 to see how we calculate earnings and the ratio of FCF / NI for UTC and business unit executives.

(2)	The 40% consists of UTC Earnings weighted at 24% and UTC FCF / NI weighted at 16%.

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

The Committee believes this methodology for arriving at the financial performance factors accomplishes the following objectives:

•	Aligns incentives with our annual strategic business plan;

•	Establishes challenging but achievable bonus targets for our executives; and

•	Sets targets that are consistent with the Committee’s assessment of opportunities and risks for the upcoming year, as communicated to our investors.

How We Determined the Financial Performance Factors for 2015

•	Earnings. The 2015 expected EPS range we communicated to investors in January 2015 was $6.85 to $7.05, resulting in the Committee setting a $6.282 billion net income target for 2015 annual bonus awards, an amount which corresponded to EPS of $7.00. The Committee also approved specific earnings growth goals for each business unit ranging from -10% to +10%, which reflected the Committee’s assessment of each business unit’s external market conditions and the specific challenges and opportunities anticipated for 2015.

•	Free Cash Flow to Net Income Ratio. For 2015, the Committee approved a FCF / NI goal of 100% for the Company and each of the business units.

2015 Results. For 2015, the Company reported net income attributable to common shareowners of $7.608 billion. Because this amount included gains realized from the sale of Sikorsky Aircraft and such gains would have substantially increased annual bonus payouts, the Committee decided to measure net income based on continuing operations, which excluded Sikorsky Aircraft. The Committee also adjusted for the impact of restructuring, non-recurring and other significant, defined non-operational items. After these adjustments, which the Committee believed were necessary to preserve the integrity of the original bonus targets, adjusted net income of $5.563 billion was utilized to determine the annual bonus financial performance factor for the Company. This net income result generated a 0% payout factor for the UTC earnings portion of the annual bonus award. The vesting of the earnings portion for our business units ranged from 0% to 112%. Refer to Appendix B on page 86 for a detailed reconciliation of this adjusted net income measure to U.S. GAAP.

2015 free cash flow from continuing operations was 126% of net income. Adjustments for annual bonus purposes were made for the impact of certain restructuring and non-operational gains, and a non-recurring charge unrelated to operational performance that predated the performance period. This resulted in a 99% FCF / NI ratio vesting factor for the Company. The FCF / NI ratio for our business units ranged from 69% to 106% for the year.

In combination, the Company generated an overall financial performance factor of 39% of target. The blended factors for our business units ranged from 34% to 73% of target.

Individual Performance Factor

Our NEOs also begin the year with individual strategic, operational and/or financial objectives. Based on our CEO’s assessment of the performance of each NEO, he may recommend that the Committee make a discretionary adjustment to increase or decrease the bonus determined by the financial performance factor. The Committee considers these recommendations and makes adjustments as it deems appropriate. Mr. Hayes plays no role in the Committee’s determination of his own annual bonus.

Use of Committee’s Discretion in Annual Bonus Awards

The Committee sets annual bonus targets with the objective of offering payout opportunities that align with Company, business unit and individual performance. The Committee retains the authority to make upward or downward adjustments if it determines that performance relative to pre-established targets does not accurately reflect the overall quality of performance for the year. While financial metrics remain the primary basis for determining actual bonus amounts, the Committee has made discretionary adjustments in the past to both financial performance factors and individual performance factors. Examples of situations that could result in a positive or negative adjustment include:

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

•	Material, unforeseen circumstances beyond management’s control that have a positive or negative effect on financial performance relative to the established targets or certain non-recurring charges or credits unrelated to measured performance;

•	Tax or accounting rule adjustments which positively or negatively impact performance;

•	Changes to the Company’s capital structure;

•	An executive’s performance relative to specific individual annual objectives; or

•	An executive’s failure to adhere to UTC’s Code of Ethics, Enterprise Risk Management program or other Company policies.

LONG-TERM INCENTIVE AWARDS

Types of Incentives Used

Our NEOs receive two types of annual equity-based long-term incentive awards: Performance Share Units (“PSUs”) and Stock Appreciation Rights (“SARs”). PSUs made up slightly more than half of ELG members’ 2015 annual long-term incentive awards with the remaining portion granted in the form of SARs. The number of PSUs and SARs awarded is based on a value approved by the Committee. These awards are subject to a three-year vesting period and other terms and conditions, as set forth in the award statements and as provided under the terms of the UTC Long-Term Incentive Plan (“LTIP”).

The Committee also, from time to time, may approve special equity grants for purposes such as recruitment, retention, recognition or to drive the achievement of specific strategic performance goals. These special grants may be in the form of SARs, PSUs, restricted stock, restricted stock units (“RSUs”) or performance-based SARs. In 2015, special sign-on RSU and SAR awards were granted to Mr. Johri as an offset to compensation forfeited upon leaving his former employer. Mr. Adams also received a special RSU award in recognition of achieving 2015 FAA and EASA certification of the GTF engine.

Performance Share Units

PSUs vest at the end of a three-year performance measurement period, if and to the extent, the Company has met performance goals pre-established by the Committee. Each vested PSU converts into one share of Common Stock. Unvested PSUs do not earn dividend equivalents.

Metrics

2015 PSU awards used two metrics: earnings per share (“EPS”) growth and relative total shareowner return (“TSR”) versus the S&P 500 (see page 55 for details on how we calculate these metrics). Each metric received a 50% weighting, with vesting calculated separately for each metric.

Beginning in 2016, our PSU awards also incorporate a return on invested capital (“ROIC”) metric. The ROIC metric is weighted at 35%, while the EPS growth metric and the relative TSR metric are now weighted at 35% and 30%, respectively.

Setting Performance Goals

EPS Growth. The Committee approved a three-year EPS compound annual growth rate target of 6% for the 2015 PSU grant. This challenging but attainable goal aligns with the expectations we communicated to shareowners in December 2014, prior to the beginning of the performance period. When setting EPS targets for our PSU awards, the Committee accounts for various long-term, business-related expectations, including planned share buybacks, macroeconomic market trends, pension headwinds, cost reduction plans, etc. The Committee retains discretion to exclude certain items (e.g., unplanned share buybacks, restructuring, non-recurring, non-operational items, etc.) from the EPS growth calculation, as necessary to preserve the integrity of the original performance target.

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

Relative Total Shareowner Return. For the 2015 PSU grant, consistent with past practice, the Committee set a cumulative three-year TSR target at the 50th percentile relative to the S&P 500 for the remaining 50% of the award.

The Committee believes that comparing UTC’s TSR to companies within the S&P 500 provides an appropriate benchmark for measuring our share price performance as a large capitalization company. The Committee does not set TSR goals relative to the performance of our CPG, which is constituted for the specific purpose of measuring the competitiveness of our compensation program. The S&P 500 provides a more comprehensive and relevant comparison for our share price performance and, unlike the CPG, is not a self-selected, customized benchmark.

Our PSUs are designed to deliver market median compensation at target levels of EPS growth and relative TSR performance. As a result, below-target performance levels will generate below-market median payouts and above-target performance levels will generate above-market median payouts.

The following charts show the percentage of the 2015 PSUs that will vest based on the levels of performance achieved for each metric:

EPS GROWTH (WEIGHTED 50%)	TSR VS. S&P 500 (WEIGHTED 50%)*

EPS Growth Achieved (%)	TSR Rank Achieved (Percentile)
*	In the event of negative TSR over the three year performance period, the payout for the TSR portion of the award will be capped at 100% of target, regardless of UTC’s performance relative to the S&P 500.

PSU Vesting

2015 EPS results of $8.61 per share included discontinued operations and the gain realized from the sale of Sikorsky Aircraft. The Committee excluded discontinued operations from EPS, which includes this gain, for PSU vesting measurement purposes. This resulted in an EPS from continuing operations of $4.53. The Committee made additional adjustments to exclude restructuring, non-recurring charges, and other significant, defined items unrelated to operational performance (see Appendix B on page 86 for details), resulting in an adjusted EPS of $6.30 and a vesting factor of 88%.

UTC’s cumulative TSR relative to the S&P 500 for the performance period between 2013 and 2015 was below the threshold performance level and resulted in a 0% vesting factor.

The Committee believes the final PSU vesting result of 44%, based on 88% EPS growth and 0% relative TSR scores, fairly aligns with the overall performance of the Company during the 2013-2015 performance period.

Stock Appreciation Rights

SARs entitle the award recipient to receive, at the time of exercise, shares of UTC Common Stock with a market value equal to the difference between the exercise price (the closing price of Common Stock on the date of grant) and the market price of Common Stock on the date the SARs are exercised. SARs vest and become exercisable after three years and expire ten years from the date of grant. If the employment of the executive terminates prior to the vesting date, the award is forfeited, except in cases of death, disability, qualifying retirement or qualifying separation following a change-in-control.

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

SAR awards directly link NEO compensation to share price appreciation, aligning shareowner and executive interests with long-term value creation. The Committee believes the ten-year term of these awards has been a driving force behind UTC’s 115% ten-year cumulative TSR for the period ending on December 31, 2015, which exceeded the performance of the Dow Jones Industrial Average at 111% and the S&P 500 at 102%.

Other Compensation Elements

RETIREMENT AND DEFERRED COMPENSATION BENEFITS

Retirement and deferred compensation plans help UTC attract and retain talented executives. Over the years, the Committee has modified these programs to maintain a competitive position within an evolving market. We believe the overall design of our retirement and deferred compensation programs is consistent with the current marketplace and approximate the CPG median.

The Pension Benefits table on page 63 and the Nonqualified Deferred Compensation table on page 65 detail the retirement benefits and deferred compensation amounts provided to our NEOs.

Plan*	Description
UTC Employee Retirement Plan	Employees hired prior to January 1, 2010, are eligible to participate in this tax-qualified pension plan. Effective December 31, 2014, participating employees who were covered by the final average earnings (“FAE”) formula of this plan transitioned to a cash balance formula. As a result, the cash balance formula, which had already been in effect for newer plan participants, now applies to all participants who were previously covered by the FAE.
UTC Pension Preservation Plan	An unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified UTC Employee Retirement Plan. It provides pension benefits not provided under the tax-qualified pension plan because of Internal Revenue Code limits.
UTC 401(k) Savings Plan	A tax-qualified plan where employees receive an employer stock matching contribution of 60% of the first 6% of pay (base salary plus annual bonus) contributed by the employee. Salaried employees hired on or after January 1, 2010 are not eligible to participate in the UTC Employee Retirement Plan and instead receive an additional age-based Company automatic contribution (ranging from 3% to 5.5% of earnings) to their UTC 401(k) Savings Plan.
UTC Company Automatic Contribution Excess Plan	An unfunded, non-qualified plan for which salaried employees hired on or after January 1, 2010 may receive an additional age-based Company automatic contribution (ranging from 3% to 5.5% of earnings) for amounts above the Internal Revenue Code limits applicable to the qualified UTC 401(k) Savings Plan. Participants receiving benefits under this plan are ineligible to accrue a benefit under the UTC Pension Preservation Plan described above.
UTC Savings Restoration Plan	An unfunded, non-qualified plan that credits employee contributions with Company matching contributions in UTC stock units at the same rate as the UTC 401(k) Savings Plan, to the extent such contributions exceed Internal Revenue Code limits.
UTC Deferred Compensation Plan	An unfunded, non-qualified, deferred compensation arrangement that offers participants the opportunity to defer up to 50% of base salary and up to 70% of annual bonus.
UTC PSU Deferral Plan	An unfunded, non-qualified, deferred compensation plan that allows executives to defer between 10% and 100% of their vested PSU award. Upon vesting, the deferred portion of the PSU award is converted into deferred stock units that accrue dividend equivalents.

*Detailed descriptions of each of these plans and the benefits they provide can be found on pages 64 to 66.

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

PERQUISITES AND OTHER BENEFITS

We provide the following insurance coverage and other benefits to our senior executives which the Committee believes are consistent with market practice and contribute to recruitment and retention.

Perquisite/Benefits	Description
ELG Life Insurance	ELG members appointed prior to January 31, 2015 may receive Company-funded life insurance coverage up to three times their base salary at age 62 (projected or actual). This benefit is not available to ELG members appointed after January 31, 2015.
ELG Long-Term Disability	The ELG long-term disability program provides an annual benefit equal to 80% of base salary plus target annual bonus following disability.
Healthcare	ELG members are eligible to participate in the same health benefit program we offer to our other employees.
Executive Physical	ELG members are eligible for a comprehensive annual executive physical.
Executive Leased Vehicle	UTC provides ELG members with an annual allowance towards the use of a leased vehicle. The value of the allowance for ELG members varies with position. Leased vehicle costs above the annual allowance are paid directly by the executive.
Financial Planning	Beginning in 2016, ELG members are eligible to receive an annual financial planning benefit up to $16,000 per year.
Aircraft Usage	As of January 2015, the Committee modified its policy on personal use of Corporate aircraft. Mr. Hayes may now use the Corporate aircraft for up to 50 hours per year. Personal use of the Corporate aircraft by our President and CEO aligns with our security policy, and the Committee believes that it optimizes the most efficient use of Mr. Hayes’ time. Under this policy, Mr. Hayes may also fly commercially, subject to review by UTC security personnel. No other UTC employees are permitted to use the Corporate aircraft for personal reasons.

SEVERANCE AND RETENTION ARRANGEMENTS

ELG members participate in severance and retention arrangements consistent with practices in effect at the majority of companies in our CPG. The Committee believes such arrangements help UTC maintain a competitive compensation program. Our severance arrangements incorporate post-employment restrictive covenants designed to protect UTC’s interests, including non-compete, non-solicitation and non-disclosure obligations.

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

Severance Program

Over the years, the Committee has made a number of modifications to the ELG severance program to both align with market best practices and to serve the evolving needs of the Company. The following chart outlines these modifications:

ELG Appointment Date
	Prior to January 2006	Between January 2006 and April 2013	On or after May 2013
Cash Separation Benefit	2.5x base salary	2.5x base salary	No cash benefit
Conditions to Receive Cash Separation Benefit	• Mutually agreeable separation • 3+ years as an ELG member	• Mutually agreeable separation prior to age 62 • 3+ years as an ELG member	N/A
ELG RSU Award	No award granted	Grant value equal to 2x base salary at time of grant	Grant value up to $2 million, depending on role
Conditions to Vest in the ELG RSU Award	N/A	• Mutually agreeable separation on or after age 62 • 3+ years as an ELG member	• Mutually agreeable separation • 3+ years as an ELG member
NEO Participation	Gregory Hayes Alain Bellemare Geraud Darnis	Charles Gill, Jr. Paul Adams	Akhil Johri

As shown in the table above, ELG members appointed prior to January 2006 may receive a cash separation payment equal to 2.5x base salary upon mutually agreeable separation (defined below) following three years as an ELG member.

Beginning in January 2006, ELG RSU awards have been granted upon appointment to the ELG. These awards receive dividend equivalents during the vesting period that are reinvested as additional RSUs.

•	ELG Appointments between January 2006 and April 2013: ELG RSU awards are eligible to vest after three years of ELG service followed by a mutually agreeable separation on or after age 62 or following a change-in-control (as defined on page 45). Alternatively, if a mutually agreeable separation occurs prior to age 62 with three years as an ELG member, a cash separation payment equal to 2.5x base salary will be paid in lieu of vesting in the ELG RSU award.

•	ELG Appointments on or after May 2013: ELG RSU awards will vest in cases of either mutually agreeable separation after three years of ELG service or following a change-in-control (as defined on page 45). While post-May 2013 appointees have no age requirement for vesting in their ELG RSU awards, they are not eligible for a cash severance payment upon separation.

A mutually agreeable separation occurs when:

•	An ELG member’s position with UTC has been eliminated or diminished by a divestiture, restructuring, shift in priorities or similar event;

•	An executive retires between age 62 and 65 with the Company’s consent; or

•	An executive retires at age 65 or older.

Voluntary terminations prior to age 62 or terminations related to misconduct do not qualify as mutually agreeable.

44

EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

Change-in-Control Benefits

Our Senior Executive Severance Plan (“SESP”) provides change-in-control severance protection designed to help ensure continuity of management in potential change-in-control situations. In response to changing market practices, we closed this program to new participants effective June 2009. For those who are still eligible to participate, the program includes a cash severance benefit of 2.99x the sum of base salary and the executive’s target bonus for the year in which termination occurs.

Executives appointed to the ELG on or after June 2009 do not participate in our Change-in-Control program and are instead covered by the standard ELG severance benefit (2.5x base salary and/or the vesting of ELG RSU awards) in the event of a change-in-control.

ELG members may receive the greater of the SESP or ELG cash severance benefits, but not both.

A change-in-control generally occurs upon:

(i)	the acquisition of 20% of UTC’s outstanding shares by a person or a group;
(ii)	if incumbent directors no longer constitute a majority of the Board; or
(iii)	a merger or similar event where UTC shareowners own less than 50% of the voting shares of the new organization.

Benefits under both the legacy SESP and the UTC Long-Term Incentive Plan (“LTIP”) are subject to a “double trigger” where benefits are provided only if a change-in-control is followed by an involuntary termination or termination for “good reason” within two years of the change-in-control event. “Good reason” generally includes material adverse changes in an executive’s compensation, responsibilities, authority, reporting relationship or work location. Accelerated vesting under the LTIP in a change-in-control event will include performance-based awards at target levels.

Role of Severance and Retention Benefits in Compensation Program

The Committee believes that with the program modifications previously described, the terms and conditions of our severance arrangements and change-in-control agreements for ELG members are market-competitive relative to our Compensation Peer Group and provide participating executives with a reasonable level of financial security. Because severance and change-in-control benefits are contingent on future events, they operate as a form of insurance rather than as a principal component of compensation strategy. The Committee, therefore, does not take these benefits into account when setting other elements of pay or measuring total direct compensation.

The Potential Payments on Termination or Change-in-Control table on page 67 sets forth the estimated values and details of the termination benefits each NEO would receive under various hypothetical scenarios.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	45

EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

How We View Executive Compensation

The Summary Compensation Table on page 57 provides annual compensation data presented in accordance with SEC requirements. This SEC-mandated format is helpful for cross-company comparisons. However, the Committee feels that it does not fully represent all of the Committee’s annual compensation decisions and, in particular, does not provide the basis for a valid CEO pay-for-performance assessment. Therefore, when reviewing annual compensation, the Committee uses several alternative calculation methodologies, as described in this section and summarized in the table on page 49.

	Summary Compensation Table	Total Direct Compensation	Realizable Compensation	Realized Compensation
Basic concept	Uses SEC methodology, which includes a mix of both compensation actually earned during 2015 and some future contingent pay opportunities	Includes only pay that is directly linked to 2015 performance	3-year average compensation measure which captures how our current share price would affect previously granted equity awards	Includes only pay that was actually earned during 2015
Purpose	SEC-mandated compensation disclosure	Reflects the Committee’s compensation decisions based on 2015 performance	Used to evaluate pay-for- performance alignment	Used to evaluate pay-for- performance alignment
How it is calculated

Sum of:

•  Base salary paid in 2015

•  Annual bonus earned for 2015 performance

•  Dividend equivalents

•  All other compensation

plus

Future pay opportunities that may or may not be realized, such as:

•  Accounting value of equity awards (SARs and PSUs) granted in 2015

•  Change in the actuarial value of pension benefits

•  Above market earnings of non-qualified deferred compensation

Sum of:

•  Base salary set for 2015

•  Annual bonus earned for 2015 performance

•  Accounting value of equity awards (SARs and PSUs) granted in January 2016, reflecting 2015 performance

Excludes:

Pay elements outside the scope of the Committee’s annual compensation decisions, such as:

•  Change in the actuarial value of pension benefits

•  Dividend equivalents

•  All other compensation

•  Above market earnings of non-qualified deferred compensation

Three-year average of:

•  Base salary paid

•  Annual bonus earned

•  Dividend equivalents

•  In-the-money value(1) of equity awards (SARs and PSUs) granted during the prior three fiscal years (calculated based on the stock price at the end of the third year)

•  Other direct(2) compensation

Excludes:

•  Change in the actuarial value of pension benefits

•  Other indirect(3) compensation

•  Above market earnings of non-qualified deferred compensation

Sum of:

•  Base salary paid in 2015

•  Annual bonus earned for 2015 performance

•  Dividend equivalents

•  Gains in 2015 on options/SARs exercised and PSUs vested

•  Other direct(2) compensation

Excludes:

•  Change in the actuarial value of pension benefits

•  Other indirect(3) compensation

•  Above market earnings of non-qualified deferred compensation

(1)	For a definition of in-the-money value refer to page 47.

(2)	Other direct compensation includes personal use of the Corporate aircraft, leased vehicle payments and other miscellaneous compensation elements.

(3)	Other indirect compensation includes insurance premiums and Company contributions to non-qualified deferred compensation plans and defined contribution retirement plans.

46

EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

TOTAL DIRECT COMPENSATION

Unlike the amounts reported in the Summary Compensation Table, total direct compensation includes only pay elements that directly reflect the Committee’s assessment of Company and individual performance for 2015. For example, the Summary Compensation Table shows the grant date fair value of long-term incentive awards granted in January 2015, which reflects the Committee’s assessment of 2014 performance. In contrast, total direct compensation reflects 2015 performance by instead including the grant date fair value of awards granted in January 2016. Other elements included in the Summary Compensation Table—changes in pension values, dividend equivalent payments and other formulaic compensation elements—are outside the scope of the Committee’s annual pay decisions. Therefore, the Committee believes excluding these elements from total direct compensation renders a more accurate and up-to-date assessment of the Committee’s performance evaluation for the year.

MR. HAYES: 2015 SUMMARY COMPENSATION TABLE VS. TOTAL DIRECT COMPENSATION

Compensation Element (in thousands)	2015 Summary Compensation Table		2015 Total Direct Compensation
Base Salary	$1,300		$1,300
Annual Bonus	$850		$850
Stock Awards	$4,752 (1/2/15 grant	)	$4,869 (1/4/16 grant	)
Option Awards	$3,280 (1/2/15 grant)		$3,707 (1/4/16 grant)
Change in Pension Value + Non-Qualified Deferred Compensation Earnings	$231		N/A
All Other Compensation	$355		N/A
Total	$10,768		$10,726

REALIZABLE COMPENSATION

The Committee does not believe that the Summary Compensation Table or total direct compensation values adequately measure CEO compensation for the purpose of assessing pay-for-performance alignment. Both methods utilize accounting conventions to estimate values of long-term incentive awards at the time of grant. As might be expected, these estimated values can differ significantly from the actual value that is ultimately earned from these awards.

For this reason, the Committee also considers “realizable compensation” which measures compensation based on a three-year average annual amount of salary, annual bonus, long-term incentive awards, non-equity incentive compensation and other direct compensation elements. Realizable compensation plays an important role in helping the Committee assess our compensation program’s alignment with shareowners’ long-term interests. It captures the impact of UTC’s current share price performance on previously granted long-term incentive awards by using the “in-the-money” value for these awards, rather than a grant date fair value. The “in-the-money” value is defined as the difference between the closing price of our Common Stock at the end of the three-year measurement period and the exercise price (if any) multiplied by the number of shares underlying SAR and PSU awards. By using this end-of-year stock price, realizable compensation directly correlates the executive’s benefit with the return our shareowners received from investing in our Common Stock over the same period. An illustration of this alignment is shown in the charts on page 49.

Also, unlike the Summary Compensation Table, realizable compensation excludes any change in the value of an executive’s pension benefits during the year. The change in pension value shown in the Summary Compensation Table does not represent actual payments to be received upon retirement. It merely reflects the change between the current

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	47

EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

and prior year’s actuarial estimate of pension benefits, based on actuarial assumptions and external economic factors such as fluctuating interest rates. These calculations do not necessarily correlate with the value of actual benefits received. In addition, Mr. Hayes and some of the other NEOs participate in a broad-based pension plan with the same benefit formula that applies to U.S. salaried employees hired prior to January 1, 2010. This plan does not measure individual or Company performance as assessed by the Committee and is therefore, in the Committee’s view, irrelevant to the pay-for-performance assessment.

Realizable compensation also excludes other indirect compensation elements, such as Company contributions to the UTC 401(k) Savings Plan and our non-qualified deferred compensation plans, as well as ELG life insurance premiums. Since these elements are also not based on performance, the Committee does not consider them relevant to the assessment of the CEO’s pay relative to his performance.

MR. HAYES: THREE-YEAR HISTORY OF REALIZABLE COMPENSATION

Pay Elements	Calculation Methodology	2013*	2014*	2015*
Base Salary	Average annual base salary for the year shown and the preceding two years.	$805	$883	$1,040
Annual Bonus	Average annual bonus earned for the year shown and the preceding two years.	$1,173	$1,300	$1,183
Stock Awards	Average annual value of vested and unvested PSU awards granted in the year shown and the preceding two years, based on UTC’s share price at the end of the year shown. For the completed three-year performance cycles, the calculation is based on the actual number of shares vested. For the two uncompleted three-year performance cycles, the calculation assumes that the target number of shares is earned.	$2,917	$2,269	$2,230
Option Awards	Average annual in-the-money value of SAR awards (vested and unvested) granted in the year shown and the preceding two years, calculated based on UTC’s share price at the end of the year shown.	$3,850	$2,806	$430
Non-Equity Incentive Compensation	Average annual value of dividend equivalents paid in cash for the year shown and the preceding two years, under a legacy long-term incentive program that expired at the end of 2014.	$324	$236	$121
Other Direct Compensation	Average annual value of other direct compensation for the year shown and the preceding two years. Includes personal use of the Corporate aircraft, leased vehicle payments, and other miscellaneous compensation items. Excludes other indirect compensation, as defined on page 46.	$49	$46	$66
Total Realizable Compensation		$9,118	$7,540	$5,070

*Compensation values shown in thousands.

The following table shows the actual or assumed vesting levels used for Mr. Hayes’ PSUs in the preceding table:

Grant Date	Actual Shares Vested	Vesting (as % of target)
1/3/2011	36,312	136%
1/3/2012	29,070	90%
1/3/2013	11,528	44%
1/2/2014	Awards not yet vested; target number of shares assumed

1/2/2015

48

EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

REALIZED COMPENSATION

The Committee also reviews “realized compensation” for purposes of assessing CEO pay-for-performance alignment. Realized compensation includes the amount actually earned during the year, but excludes amounts that may or may not be paid in the future. Realized compensation also incorporates any gains actually earned during the year from the vesting of PSUs or the exercise of stock options or SARs. Realized compensation provides the Committee with an additional relevant measure to assess the robustness of our pay-for-performance relationship by focusing on the strength of the correlation between the level of cash and equity payouts and UTC’s performance. Although the decision to exercise stock options and SARs resides with the executive and therefore may not always correlate with Company performance, the timing of exercises often aligns with stock price appreciation. Changes in pension values and other indirect compensation elements are excluded from realized compensation for the same reasons noted in the discussion of realizable compensation on page 48.

MR. HAYES: THREE-YEAR HISTORY OF REALIZED COMPENSATION

Pay Elements	Calculation Methodology	2013*	2014*	2015*
Base Salary	Base salary paid during the year shown.	$870	$950	$1,300
Annual Bonus	Annual bonus earned for performance during the year shown.	$1,100	$1,600	$850
Stock Awards	Realized gains on PSUs that vested during the year shown.	$2,156	$4,052	$3,469
Option Awards	Realized gains on stock options and SARs exercised during the year shown.	$15,387	$2,990	$0
Non-Equity Incentive Compensation	Value of dividend equivalents paid in cash during the year shown, under a legacy long-term incentive program that expired at the end of 2014.	$308	$54	$0
Other Direct	Value of other direct compensation for the year shown. Includes personal use of the Corporate aircraft, leased vehicle payments, and other miscellaneous compensation items. Excludes other indirect compensation, as defined on page 46.	$56	$34	$106
Total Realized Compensation		$19,877	$9,680	$5,725

*Compensation values shown in thousands.

SUMMARY COMPENSATION TABLE VS. REALIZABLE AND REALIZED COMPENSATION

The following charts compare the Summary Compensation Table values reported for Mr. Hayes for the past three years to his realizable and realized compensation for the same time period. As shown in the charts below, the correlation between TSR and realizable and realized compensation is stronger than the correlation between TSR and Summary Compensation Table values.

Summary Compensation Table	Realizable Compensation*	Realized Compensation*	Total Shareowner Return
(thousands)	(thousands)	(thousands)	(1-Year TSR)

*Refer to the table on page 48 to see how we calculate realizable compensation and the above table for how realized compensation is calculated.

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

Pay Decisions for Named Executive Officers (NEOs)

The Committee makes compensation decisions for our NEOs based on their individual performance and the overall performance of the Company, business unit and/or function, where applicable. As discussed on page 47, total direct compensation represents the Committee’s 2015 pay decisions for each of the principal elements of compensation (i.e., base salary, annual bonus, long-term incentives). Unlike the Summary Compensation Table, which includes the long-term incentive award (PSUs and SARs) granted in January 2015 reflecting 2014 performance, total direct compensation includes the PSU and SAR awards granted in January 2016 reflecting the Committee’s assessment of 2015 performance.

The charts shown for each NEO in the following pages display the total direct compensation value delivered in each of the principal elements of compensation. These charts do not include amounts paid to Mr. Johri to offset compensation he forfeited upon leaving his former employer. Additionally, as a result of Mr. Darnis’ retirement on January 31, 2016, the total direct compensation shown on the chart on page 52 does not include 2016 PSU and SAR awards.

GREGORY HAYES

President and Chief Executive Officer

The Committee assessed Mr. Hayes’ performance favorably in his first full year as President and CEO. Under his leadership, UTC successfully executed its strategic objectives intended to drive sustained, long-term growth and increased shareowner value.

Total direct compensation decreased slightly from $10.93 million in 2014 to $10.73 million in 2015, directly attributable to a decrease in the Company’s 2015 annual bonus financial performance factor compared to the prior year.

2015 adjusted net income of $5.563 billion fell short of the $6.282 billion annual bonus target set for the year, resulting in a vesting factor of 0% for the earnings portion of the annual bonus award. The 2015 ratio of free cash flow to net income used to calculate the annual bonus performance factor equaled 99%, compared to a target of 100%. In combination, these factors resulted in a 39% financial performance factor for purposes of determining 2015 annual bonus awards.

The Committee utilized these results, along with the favorable individual performance considerations noted here, and awarded Mr. Hayes an $850,000 annual bonus, an amount that closely aligns with the Company’s 39% financial performance factor.

Mr. Hayes’ 2016 long-term incentive award recognizes his 2015 performance. The value of his 2016 award equals $8.58 million, an amount exceeding the $8.03 million award made in 2015 but below the CPG median, reflecting his brief tenure in the role.

Age: 55

UTC Experience: 26 years

Individual Performance Highlights

•	Effectively driving UTC’s portfolio transformation, including the accelerated completion of the sale of Sikorsky Aircraft and the acquisition of a number of businesses better aligned with UTC’s core markets and segments

•	Simplification of UTC’s organizational structure, providing greater transparency and more direct accountability

•	Rigorous commitment to a disciplined capital allocation strategy, evidenced by the $12 billion we returned to shareowners in 2015 through dividends and share repurchases (including the $6 billion accelerated share buyback program announced in November 2015)

•	Efficient transition to a new senior leadership team with a strong focus on operational excellence and a renewed emphasis on succession planning

•	Achievement of aggressive pre-established environmental goals

•	Listed as one of the 2016 Best CEOs in the aerospace and defense electronics category by Institutional Investor Magazine for his effective communication with shareowners and analysts

50

EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

AKHIL JOHRI

Executive Vice President & Chief Financial Officer

The Committee approved a base salary of $700,000 for Mr. Johri upon his return to UTC on January 1, 2015.

For purposes of annual bonus determination, the Committee considered the UTC financial performance factor of 39%, as discussed on the prior page, his effective leadership of the finance organization and the individual performance considerations noted here. Based on these factors, the Committee awarded Mr. Johri a $375,000 annual bonus, an amount above the financial performance factor but below the market median.

Reflecting its favorable assessment of Mr. Johri’s 2015 performance, the Committee granted him a 2016 long-term incentive award valued at $2.79 million. The value of this award falls below the market median, reflecting Mr. Johri’s brief tenure as CFO.

Age: 54

UTC Experience: 27 years

Individual Performance Highlights

•	His role in the negotiations and transition efforts related to the successful sale of Sikorsky Aircraft, which closed on an expedited timeline

•	Ranked #1 2016 Best CFO in the aerospace and defense electronics category by Institutional Investor Magazine

•	His efforts towards the implementation of the announced multi-year $1.5 billion cost reduction plan, which included $400 million in restructuring in 2015

•	Successful execution of UTC’s disciplined capital allocation strategy, including the $12 billion returned to shareowners in 2015 through dividends and share repurchases (including the $6 billion accelerated share buyback program announced in November 2015)

•	Strategic financial leadership in positioning UTC to maximize future growth opportunities through $538 million in acquisitions and $3.9 billion in Company and customer-funded research and development investments made in 2015

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

GERAUD DARNIS

President & Chief Executive Officer, UTC Building & Industrial Systems

Mr. Darnis received a salary increase from $1,050,000 to $1,100,000 effective April 1, 2015, reflecting the Committee’s ongoing favorable assessment of his performance leading UTC’s $28.7 billion commercial businesses.

For purposes of annual bonus determination, the Committee weighted performance for the Company (39%, as previously discussed) and UTC Building & Industrial Systems (73%), which in combination, generated a financial performance factor of 59% of target. Based on these results, along with the individual performance considerations listed here, the Committee awarded Mr. Darnis an annual bonus of $710,000, an amount that aligns with this blended financial performance factor.

Mr. Darnis retired effective January 31, 2016, and therefore, did not receive a 2016 long-term incentive award.

Age: 56

UTC Experience: 32 years

Individual Performance Highlights

•	Selection of Otis to install elevators and escalators at the landmark New York City Hudson Yards development project

•	Otis’ contract win valued at more than $100 million to provide 370 elevators and 104 escalators to the world’s largest hotel, the Abraj Kudai in Saudi Arabia

•	Significant UTC CCS’ contract wins for the Sheikh Jaber Al Ahmad Culture Center in Kuwait and the new Atlanta Braves stadium

•	Rollout of upgraded North American Residential HVAC products which meet the 2015 Regional Efficiency Standards

•	Launch of a number of new or upgraded products, including the Advanced Diesel Engine truck trailer and Orion container platforms for transportation refrigeration.

52

EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

PAUL ADAMS

President, Pratt & Whitney

Mr. Adams received a salary increase from $550,000 to $650,000 effective April 1, 2015, recognizing the elevation of his position in UTC’s revised organizational structure.

For purposes of annual bonus determination, the weighted performance relative to the Company and Pratt & Whitney targets generated a financial performance factor of 73% of target. The Committee considered this result, along with the individual performance considerations noted here, and awarded Mr. Adams a $450,000 annual bonus, an amount that aligns with this financial performance factor.

Also in consideration of Mr. Adams’ 2015 performance, the Committee granted him a 2016 long-term incentive award valued at $2.56 million. Separately, at the end of 2015, the Committee also awarded Mr. Adams a $1 million special RSU grant in recognition for his role in achieving FAA and EASA certification for the GTF engine, a significant milestone for UTC.

Age: 54

UTC Experience: 16 years

Individual Performance Highlights

•	Certification by the FAA and EASA of the GTF engine in 2015, well ahead of competitors

•	Certification of the GTF-powered Airbus A320neo and the Bombardier CSeries aircraft

•	First flights of the GTF-powered Gulfstream G500 and the Mitsubishi Regional Jet aircraft

•	First flights of the Boeing KC-46A tanker and the Embraer KC-390 transport

•	Achievement of initial operational capability for the Joint Strike Fighter’s F135 engine for the US Marines

•	On-time first engine test for the Irkut MC-21 and Embraer EJet2 programs

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EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

CHARLES GILL, JR.

Executive Vice President & General Counsel

Mr. Gill received a salary increase from $685,000 to $725,000 effective April 1, 2015. This increase brings Mr. Gill’s salary to approximately the market median, reflecting the Committee’s favorable assessment of his performance throughout his tenure.

For purposes of annual bonus determination, the Committee considered the UTC financial performance factor of 39%, as discussed on prior pages, his effective leadership of the legal organization and the individual performance considerations noted here. Based on these factors, the Committee awarded Mr. Gill a $375,000 annual bonus, an amount above the financial performance factor but below the market median.

Reflecting its favorable assessment of Mr. Gill’s 2015 performance, the Committee granted him a 2016 long-term incentive award valued at $2.79 million. The value of this award falls above the market median, recognizing Mr. Gill’s 2015 performance and extended tenure in his role.

Age: 51

UTC Experience: 21 years

Individual Performance Highlights

•	Successfully managed UTC’s most significant litigation, investigative, contractual, intellectual property and environmental, health and safety matters

•	Managed the legal aspects of UTC’s M&A transactions, including the successful sale of Sikorsky Aircraft, where regulatory approvals and closing were achieved on an expedited basis

•	Maintained a “best-in-class” ethics and compliance culture, including strong leadership of UTC’s ongoing efforts to build an effective and sustainable International Trade Compliance program

•	Efforts to further enhance the Company’s Enterprise Risk Management program and effectively focus the Board and senior management on UTC’s most significant risks

•	Ongoing efforts to assure UTC maintains corporate governance best practices, including proactive implementation of proxy access in 2015

54

EXECUTIVE COMPENSATION: Compensation Discussion and Analysis

Program Administration

EXPLANATION OF FINANCIAL PERFORMANCE MEASURES USED IN INCENTIVE COMPENSATION PLANS

All performance measures are based on performance of continuing operations, unless otherwise noted.

Plan	Metric	UTC	Business Units
ANNUAL	Earnings	Net income, as defined below.	Earnings before interest and taxes less:
INCENTIVE			• Restructuring costs;
• Non-recurring items;
• Significant, defined non-operational items; and
• Impact of significant acquisitions/divestitures
	Free Cash Flow	Consolidated net cash flow provided by operating activities, less capital expenditures (as reported in the 2015 Annual Report on Form 10-K), adjusted for restructuring, non-recurring and other significant, defined non-operational items.	Internal measure based on consolidated net cash flow provided by operating activities, less capital expenditure (both as reported in the 2015 Annual Report on Form 10-K), and adjusted for restructuring and other certain significant, non-recurring and non-operational items.
	Net Income	UTC’s net income attributable to common shareowners, as reported in the 2015 Annual Report on Form 10-K, but excluding restructuring, non-recurring and other significant, defined non-operational items. For a reconciliation to U.S. GAAP, refer to Appendix B page 86.	Internal measure consisting of each business unit’s respective share of UTC net income attributable to common shareowners, but excluding restructuring and other significant non-recurring and non-operational items.
LONG-TERM INCENTIVE	Earnings Per Share	Diluted earnings per share, subject to adjustments for restructuring, non-recurring and other significant defined non-operational items. For a reconciliation to U.S. GAAP, please refer to Appendix B on page 86.
	Total Shareowner Return	Total investment return on Common Stock between two points in time, using a trailing 60-day average, calculated to account for changes in share price and reinvested dividends.

DILUTION AND TAX DEDUCTIBILITY

Under the UTC Long-Term Incentive Plan (“LTIP”), as approved by our shareowners, the total number of shares underlying equity-based awards issued in 2015 was approximately 1% of shares outstanding, well within LTIP share limitations. As of the end of 2015, the total number of shares that could be issued under the LTIP, was approximately 9% of shares outstanding (calculated on a fully diluted basis), which is approximately at the CPG median. UTC’s diluted earnings per share reflect all such shares.

The Committee considers tax deductibility among many other factors when making compensation decisions. To the extent consistent with other compensation objectives, the Committee seeks to maximize UTC’s tax deduction relative to compensation paid. Internal Revenue Code Section 162(m) limits UTC’s deduction to $1 million for annual compensation paid to the CEO and each of the three other most highly compensated NEOs (excluding the CFO). However, this limitation does not apply to compensation that qualifies as “performance-based compensation” within the meaning of Section 162(m). Annual bonuses, SARs and performance-based long-term incentive awards are generally intended to qualify as performance-based compensation exempt from the $1 million deduction limit. Other compensation elements are subject to the $1 million deduction limit. However, there can be no assurance that such compensation will qualify as performance-based compensation under all circumstances.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	55

Report of the Committee on Compensation and Executive Development

The Committee on Compensation and Executive Development establishes and oversees the design and function of UTC’s executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company and recommended to the Board of Directors that the Compensation Discussion and Analysis be included in UTC’s Proxy Statement for the 2016 Annual Meeting.

Committee on Compensation and Executive Development
Jean-Pierre Garnier, Chair	Richard B. Myers
John V. Faraci	Brian C. Rogers
Edward A. Kangas	H. Patrick Swygert
Harold McGraw III

56

Compensation Tables

SUMMARY COMPENSATION TABLE

Year	Salary ($)	Bonus ($)	(1)	Stock Awards ($)	(2)	Option Awards ($)	(3)	Non-Equity Incentive Plan Compensation ($)	(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(5)	All Other Compensation ($)	(6)	Total ($)	Total Without Change in Pension Value ($)
GREGORY HAYES President and Chief Executive Officer
2015	$1,300,000	$850,000		$4,752,443		$3,280,210		$0		$230,673		$354,502		$10,767,828	$10,547,063
2014	$949,583	$1,600,000		$2,332,626		$2,029,885		$54,280		$1,825,890		$193,910		$8,986,174	$7,169,083
2013	$870,000	$1,100,000		$2,401,885		$2,029,790		$307,972		$714,459		$206,967		$7,631,073	$6,924,841
AKHIL JOHRI Executive Vice President & Chief Financial Officer
2015	$700,000	$1,040,000	(7)	$6,770,654		$3,470,482		$0		$1,174		$386,405		$12,368,715	$12,367,541
GERAUD DARNIS President & Chief Executive Officer, UTC Building & Industrial Systems(8)
2015	$1,087,500	$710,000		$2,646,930		$1,823,440		$0		$7,916,196	(9)	$225,592		$14,409,658	$6,493,462
2014	$1,037,500	$1,200,000		$2,257,380		$5,897,475		$177,000		$2,340,071		$200,843		$13,110,269	$10,770,198
2013	$982,500	$1,100,000		$2,374,383		$2,001,335		$548,140		$670,607		$253,504		$7,930,469	$7,259,862
PAUL ADAMS President, Pratt & Whitney(8)
2015	$608,172	$450,000		$2,480,720		$1,020,730		$0		$512,146	(9)	$140,341		$5,212,109	$4,699,963
CHARLES GILL, JR. Executive Vice President & General Counsel
2015	$715,000	$375,000		$1,852,851		$1,278,390		$0		$90,103		$154,811		$4,466,155	$4,376,052
2014	$676,250	$750,000		$1,655,412		$1,433,695		$0		$1,833,339		$146,588		$6,495,284	$4,661,945
ALAIN BELLEMARE Former President & Chief Executive Officer, UTC Propulsion & Aerospace Systems(8)
2015	$75,000	$0		$1,852,851		$1,278,390		$0		$1,854,613	(9)	$2,506,739		$7,567,593	$5,712,980
2014	$881,250	$1,000,000		$2,257,380		$1,958,910		$0		$1,663,495		$220,646		$7,981,681	$6,318,186
2013	$816,667	$1,050,000		$2,264,373		$1,906,485		$68,480		$408,341		$228,691		$6,743,037	$6,334,696

(1)	Bonus. Cash bonuses are provided under the UTC Annual Executive Incentive Compensation Plan. Payments are primarily based on measured performance against pre-established targets. However, the Committee retains discretion to adjust bonus amounts. Consequently, we report annual bonuses in the Bonus column of the Summary Compensation Table rather than in the Non-Equity Incentive Plan Compensation column.

(2)	Stock Awards. Grant date fair value of PSUs and RSUs issued under the LTIP, calculated in accordance with the Compensation-Stock Compensation Topic of the FASB ASC, but excluding the effect of estimated forfeitures. The assumptions made in calculating the fair value of these awards are set forth in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2015 Annual Report on Form 10-K (“2015 Form 10-K”). PSU awards are discussed in the CD&A and in footnote (2) to the Grants of Plan-Based Awards table on page 59 of this Proxy Statement. The grant date fair values shown for PSU awards granted to our NEOs assume target-level performance. If the highest level of performance is achieved, the grant date fair values would be: Mr. Hayes, $6,886,035; Mr. Johri, $1,691,001; Mr. Darnis, $3,835,260; Mr. Gill, $2,684,682; Mr. Adams, $2,144,259 and Mr. Bellemare, $2,684,682. For Mr Johri, amounts shown include a special RSU award and an ELG RSU award granted upon appointment to the ELG, both as an offset to awards Mr. Johri forfeited from his former employer. Amounts for Mr. Adams include a special RSU award granted in recognition of the GTF engine receiving FAA and EASA certification.

(3)	Option Awards. Grant date fair value of SARs granted under the LTIP, calculated in accordance with the Compensation-Stock Compensation Topic of the FASB ASC, but excluding the effect of estimated forfeitures. The assumptions made in the valuation of these awards are set forth in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2015 Form 10-K. For Mr. Johri, amounts shown include a SAR award granted as an offset to awards Mr. Johri forfeited from his former employer.

(4)	Non-Equity Incentive Plan Compensation. Quarterly cash dividend payments received in 2014 and 2013, pursuant to awards earned in prior years under the Continuous Improvement Incentive Program, a legacy long-term incentive plan. The last awards under this program were granted in 2005 and expired on December 31, 2014. Under this program, an executive could earn (depending on performance relative to pre-established three-year targets) the right to receive up to seven years of quarterly cash dividend equivalent payments equal to the dividend paid on the number of shares of Common Stock underlying certain unexercised stock options previously granted to the executive.

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COMPENSATION TABLES

(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings. Amounts in this column reflect the increase during 2015 in the actuarial present value of each executive’s accrued benefit under UTC’s defined benefit plans. Actuarial value computations are based on the assumptions established in accordance with the Compensation–Retirement Benefits Topic of the FASB ASC and discussed in Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2015 Form 10-K. UTC does not provide above-market rates of return (defined by SEC rules as a rate that exceeds 120% of the federal long-term rate) under the UTC Deferred Compensation Plan. However, an above-market interest rate is paid under the frozen Sundstrand Corporation Deferred Compensation Plan, which was assumed by UTC upon the acquisition of Sundstrand in 1999. Mr. Hayes accrued $9,908 in above-market earnings under this plan in 2015.

(6)	All Other Compensation. The 2015 amounts in this column consist of the following items:

Name	Personal Use of Corporate Aircraft	(a)	Leased Vehicle Payments	(b)	Insurance Premiums	(c)	401(k) Plan Company Contributions	(d)	Company Contributions to Deferred Compensation Plans	(e)	Severance	(f)	Relocation	(g)	Miscellaneous	(h)	Total
G. Hayes	$78,179		$21,551		$143,741		$9,540		$94,860		$0		$0		$6,631		$354,502
A. Johri	$0		$17,884		$117,597		$22,373		$25,667		$0		$202,027		$857		$386,405
G. Darnis	$0		$53,325		$68,068		$9,540		$89,302		$0		$0		$5,357		$225,592
P. Adams	$0		$29,027		$63,663		$9,540		$35,754		$0		$0		$2,357		$140,341
C. Gill, Jr.	$0		$39,157		$57,557		$9,540		$43,200		$0		$0		$5,357		$154,811
A. Bellemare	$0		$7,159		$0		$2,700		$0		$2,492,288		$0		$4,592		$2,506,739

(a)	Incremental variable operating costs incurred for personal travel which includes fuel (calculated on the basis of aircraft-specific average consumption rates and fleet average fuel costs), fleet average landing and handling fees, additional crew lodging and meal allowances, catering and hourly maintenance contract charges, when applicable. Because fleet-wide aircraft utilization is primarily for business purposes (i.e., approximately 99% in 2015), capital and other fixed expenditures are not treated as variable operating costs relative to personal use. Mr. Hayes may use the Corporate aircraft for up to 50 hours per year. Personal use of the Corporate aircraft by Mr. Hayes aligns with our security policy, and the Committee believes that it optimizes the most efficient use of his time. No other executives are permitted to use the Corporate aircraft for personal travel.

(b)	Annual costs associated with a leased vehicle paid by UTC on behalf of the executive.

(c)	Premium paid on behalf of the executive under the ELG life insurance program. Under this program, UTC pays the premiums on a permanent cash value life insurance contract owned by the executive. Life insurance benefits equal up to three times the executive’s actual or projected base salary at age 62. If vested (age 55 or older with three years of service as an ELG member), UTC funds the policy to maintain coverage following retirement. This benefit was eliminated for ELG members appointed after January 31, 2015.

(d)	Dollar value of company stock matching contributions under the UTC 401(k) Savings Plan. Employees hired on or after January 1, 2010, including Mr. Johri, receive an additional age-based Company automatic contribution to the UTC 401(k) Savings Plan in lieu of participation in the UTC Employee Retirement Plan.

(e)	Dollar value of company contributions to the UTC Savings Restoration Plan (“SRP”) and the Company Automatic Contribution Excess Plan (“CACEP”). Under the SRP, participants are credited with a benefit equal to the UTC matching contribution that the executive did not receive under the UTC 401(k) Savings Plan due to Internal Revenue Code (“IRC”) limits. For executives hired on or after January 1, 2010, including Mr. Johri, the CACEP provides an additional age-based Company automatic contribution for compensation earned over IRC limits. Amounts shown in this column for Mr. Darnis include a SRP match make-up for 2015, credited to his UTC Deferred Compensation Plan account, as detailed in footnote (6) of the Nonqualified Deferred Compensation table on page 65. Details on these plans are also provided on pages 65 and 66 of this Proxy Statement.

(f)	ELG cash severance payment (including interest earned during the payment deferral period at a rate of 3.5%) and a $200,000,18-month consulting arrangement, which UTC entered into with Mr. Bellemare following his retirement on January 31, 2015. Mr. Bellemare’s consulting agreement assured post-employment availability to advise on certain matters related to the Company’s aerospace businesses.

(g)	Costs associated with Mr. Johri’s relocation include temporary living expenses for him and his family, home sale and purchase closing costs, shipment of personal property and moving-related tax assistance.

(h)	Costs associated with annual executive physicals and other incidental benefits.

(7)	Includes a cash sign-on bonus of $665,000 made to offset compensation forfeited from Mr. Johri’s former employer.

(8)	Messrs. Bellemare, Darnis and Adams retired from the Company effective January 31, 2015, January 31, 2016 and February 29, 2016, respectively.

(9)	Different assumptions for active and retired plan participants are required under the non-qualified UTC Pension Preservation Plan. In this case, early retirement prior to age 62 resulted in an increase in the estimated present value of the accrued benefit.

58

COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option Awards		Grant Date Fair Value of Stock and Option
Grant Date(1)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)		Options (#)	(3)	($/Sh)	(4)	Awards ($)	(5)
G. Hayes
1/2/2015	19,750	39,500	79,000	—		—		—		$4,752,443
1/2/2015	—	—	—	—		165,500		$115.04		$3,280,210
A. Johri
1/2/2015	4,850	9,700	19,400	—		—		—		$1,167,056
1/2/2015	—	—	—	—		40,500		$115.04		$802,710
1/2/2015	—	—	—	—		134,600	(7)	$115.04		$2,667,772
1/2/2015	—	—	—	12,200	(6)	—		—		$1,403,488
1/2/2015	—	—	—	36,510	(7)	—		—		$4,200,110
G. Darnis
1/2/2015	11,000	22,000	44,000	—		—		—		$2,646,930
1/2/2015	—	—	—	—		92,000		$115.04		$1,823,440
P. Adams
1/2/2015	6,150	12,300	24,600	—		—		—		$1,479,875
1/2/2015	—	—	—	—		51,500		$115.04		$1,020,730
12/1/2015	—	—	—	10,350	(8)	—		—		$1,000,845
C. Gill, Jr.
1/2/2015	7,700	15,400	30,800	—		—		—		$1,852,851
1/2/2015	—	—	—	—		64,500		$115.04		$1,278,390
A. Bellemare
1/2/2015	7,700	15,400	30,800	—		—		—		$1,852,851
1/2/2015	—	—	—	—		64,500		$115.04		$1,278,390

(1)	The Committee approves annual long-term incentive awards for the following year at its December meeting. The Committee specifies the first business day of the calendar year as the award grant date to coincide with calendar year-based performance measurement periods.

(2)	Number of PSUs granted under the LTIP, which are subject to vesting based on three-year performance targets. Each PSU corresponds to one share of Common Stock. 50% of the PSU award vests subject to a three-year EPS growth target and 50% vests subject to a cumulative three-year relative TSR target. The vesting range is between 50% and 200% of the target vesting level. Unvested PSUs do not receive dividend equivalent payments. Vested PSUs are settled in unrestricted shares of Common Stock at the end of the performance period following the Committee’s review and approval of performance achievement levels. PSUs held for at least one year as of the date of qualifying retirement or upon disability, remain eligible to vest at the end of the three-year performance period. Post-employment service as a consultant is recognized under the LTIP for these purposes. Upon death or a change-in-control, PSUs will vest at target-level performance. PSUs are otherwise forfeited upon termination of employment before the end of the performance period.

(3)	Number of SARs granted on January 2, 2015 that become exercisable after three years of service from the grant date, or earlier in the case of qualifying retirement (provided the SARs have been held for at least one year from the grant date), death or a change-in-control. Post-employment service is recognized in the case of disability and as a consultant under the LTIP for these purposes. SARs are otherwise forfeited upon termination of employment before the end of the vesting period.

(4)	The exercise price is equal to the NYSE closing price of our Common Stock on the grant date.

(5)	Grant date fair value of equity awards granted in 2015 with vesting assumed at 100% of target, calculated in accordance with the Compensation-Stock Compensation Topic of the FASB ASC, but excluding the effect of estimated forfeitures.

(6)	ELG RSU award granted to Mr. Johri upon his appointment to the ELG. This award will vest in the event of a mutually agreeable separation following three years of ELG service, upon death or a change-in-control. ELG RSUs accumulate dividend equivalents that are reinvested as additional RSUs during the vesting period. Vested ELG RSUs are settled in shares of Common Stock.

(7)	Consists of supplemental RSU and SAR awards granted to Mr. Johri to offset compensation he forfeited from his former employer. RSU awards accumulate dividend equivalents during the vesting period that are reinvested as additional RSUs. These awards vest three years from the grant date.

(8)	Special RSU award granted to Mr. Adams in recognition of the certification by the FAA and the EASA of the PurePower PW1000G engine with Geared Turbofan technology. This award will vest on February 28, 2017, contingent on Mr. Adams’ consulting agreement remaining in effect through this date. Special RSU awards accumulate dividend equivalents during the vesting period that are reinvested as additional RSUs.

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COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards									Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(4)
G. Hayes	—		165,500	(5)	—		$115.04		1/1/2025	—		—		39,500		$3,794,765	(8)
	—		71,500	(6)	—		$112.49		1/1/2024	—		—		18,600		$1,786,902	(9)
	—		107,000	(7)	—		$84.00		1/1/2023	—		—		11,528		$1,107,495	(10)
	122,000		—		—		$74.66		1/2/2022	—		—		—		—
	103,000		—		—		$78.99		1/2/2021	—		—		—		—
	86,000		—		—		$71.63		1/3/2020	—		—		—		—
	90,000		—		—		$70.81		4/8/2018	—		—		—		—
	54,500		—		—		$75.21		1/1/2018	—		—		—		—
	55,500		—		—		$62.81		1/2/2017	—		—		—		—
A. Johri	—		134,600	(11)	—		$115.04		1/1/2025	37,421	(11)	$3,595,035		—		—
	—		40,500	(5)	—		$115.04		1/1/2025	—		—		9,700		$931,879	(8)
	—		—		—		—		–	12,504	(12)	$1,201,259		—		—
	30,500		—		—		$74.66		1/2/2022	—		—		—		—
	22,500		—		—		$78.99		1/2/2021	—		—		—		—
	14,500		—		—		$71.63		1/3/2020	—		—		—		—
	21,900		—		—		$54.95		1/1/2019	—		—		—		—
	13,600		—		—		$75.21		1/1/2018	—		—		—		—
G. Darnis	—		92,000	(5)	—		$115.04		1/1/2025	—		—		22,000		$2,113,540	(8)
	—		69,000	(6)	—		$112.49		1/1/2024	—		—		18,000		$1,729,260	(9)
	65,608	(13)	—		69,500	(13)	$112.49		1/1/2024	—		—		—		—
	—		105,500	(7)	—		$84.00		1/1/2023	—		—		11,396		$1,094,814	(10)
	114,500		—		—		$74.66		1/2/2022	—		—		—		—
	88,500		—		—		$78.99		1/2/2021	—		—		—		—
	85,500		—		—		$71.63		1/3/2020	—		—		—		—
	142,500		—		—		$54.95		1/1/2019	—		—		—		—
	120,000		—		—		$70.81		4/8/2018	—		—		—		—
	95,000		—		—		$75.21		1/1/2018	—		—		—		—
	102,000		—		—		$62.81		1/2/2017	—		—		—		—

60

COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (CONTINUED)

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(4)
P. Adams	—	—		—		—		–	10,350	(15)	$994,325		—		—
	—	51,500	(5)	—		$115.04		1/1/2025	—		—		12,300		$1,181,661	(8)
	—	33,500	(6)	—		$112.49		1/1/2024	—		—		8,700		$835,809	(9)
	—	33,000	(7)	—		$84.00		1/1/2023	—		—		3,520		$338,166	(10)
	37,946	—		38,720	(14)	$79.06		10/31/2022	—		—		—		—
	25,500	—		—		$74.66		1/2/2022	—		—		—		—
	18,500	—		—		$78.99		1/2/2021	—		—		—		—
	16,000	—		—		$71.63		1/3/2020	—		—		—		—
	—	—		—		—		–	12,926	(12)	$1,241,801		—		—
	22,000	—		—		$54.95		1/1/2019	—		—		—		—
	11,300	—		—		$75.21		1/1/2018	—		—		—		—
	11,400	—		—		$62.81		1/2/2017	—		—		—		—
C. Gill, Jr.	—	64,500	(5)	—		$115.04		1/1/2025	—		—		15,400		$1,479,478	(8)
	—	50,500	(6)	—		$112.49		1/1/2024	—		—		13,200		$1,268,124	(9)
	—	73,000	(7)	—		$84.00		1/1/2023	—		—		7,876		$756,647	(10)
	75,500	—		—		$74.66		1/2/2022	—		—		—		—
	66,500	—		—		$78.99		1/2/2021	—		—		—		—
	60,500	—		—		$71.63		1/3/2020	—		—		—		—
	74,500	—		—		$54.95		1/1/2019	—		—		—		—
	90,000	—		—		$70.81		4/8/2018	—		—		—		—
	43,500	—		—		$75.21		1/1/2018	—		—		—		—
	—	—		—		—		–	10,370	(12)	$996,246		—		—
	23,300	—		—		$62.81		1/2/2017	—		—		—		—
A. Bellemare	—	64,500	(5)	—		$115.04		1/1/2025	—		—		15,400		$1,479,478	(8)
	—	69,000	(6)	—		$112.49		1/1/2024	—		—		18,000		$1,729,260	(9)
	—	100,500	(7)	—		$84.00		1/1/2023	—		—		10,868		$1,044,089	(10)
	99,906	—		—		$74.79		7/31/2022	—		—		—		—
	59,000	—		—		$78.99		1/2/2021	—		—		—		—

(1)	The exercise price of each SAR is equal to the NYSE closing price of our Common Stock on the grant date.

(2)	Calculated by multiplying the number of unvested RSUs by $96.07, the NYSE closing price of our Common Stock on December 31, 2015.

(3)	The number of shares shown for PSUs granted in 2014 and 2015 assume target-level TSR and EPS performance; actual payouts for these PSUs will be based on actual performance at the end of the performance periods. The number of shares shown for PSUs granted in 2013 reflect actual performance.

(4)	Calculated by multiplying the number of unvested 2014 and 2015 PSUs and vested 2013 PSUs by $96.07, the NYSE closing price of our Common Stock on December 31, 2015.

(5)	SARs scheduled to vest on January 2, 2018, subject to the executive’s continued employment, except in the event of death, change-in-control or qualifying retirement occurring at least one year from the date of grant and for Messrs. Bellemare, Darnis and Adams on the expiration of their post-employment consulting relationships.

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COMPENSATION TABLES

(6)	SARs scheduled to vest on January 2, 2017, subject to the executive’s continued employment, except in the event of death, change-in-control or qualifying retirement occurring at least one year from the date of grant.

(7)	SARs that vested on January 2, 2016.

(8)	PSUs that are subject to performance-based vesting contingent on Company performance measured relative to targets over a three-year period ending on December 31, 2017, and the executive’s continued employment (except in cases of qualifying retirement, disability, death, change-in-control or post-employment consulting relationships).

(9)	PSUs that are subject to performance-based vesting contingent on Company performance measured relative to targets over a three-year period ending on December 31, 2016, and the executive’s continued employment (except in cases of qualifying retirement, disability, death, change-in-control or post-employment consulting relationships).

(10)	PSUs for which the service condition was satisfied on January 2, 2016. The number of PSUs shown reflects the Committee’s approval of 44% performance achieved by the Company relative to pre-established targets over the three-year performance period, as discussed on page 41.

(11)	RSU and SAR awards granted to Mr. Johri to offset the value of forfeited compensation from his former employer. RSU awards accumulate dividend equivalents during the vesting period that are reinvested as additional RSUs. These awards vest three years from the grant date.

(12)	Number of ELG RSUs granted to Messrs. Johri, Adams and Gill upon appointment to the ELG. Mr. Johri’s award will vest in the event of a mutually agreeable separation following three years of ELG service. Mr. Gill’s award will vest upon a mutually agreeable separation on or after age 62. Mr. Adams did not vest in his award upon termination of employment. ELG RSUs accumulate dividend equivalents, that are reinvested as additional RSUs during the vesting period.

(13)	SARs granted on January 2, 2014 to Mr. Darnis, of which 50% vested at 94.4% based on performance through December 31, 2015 relative to pre-established performance targets related to our commercial businesses. The remaining 50% of this award was cancelled upon Mr. Darnis’ retirement.

(14)	SARs granted on November 1, 2012 to Mr. Adams which will vest based on performance through December 31, 2016 relative to pre-established performance targets related to our aerospace businesses and continuation of Mr. Adams’ consulting relationship through this date.

(15)	RSUs granted to Mr. Adams in recognition for the FAA and EASA certification of the GTF engine. RSUs will vest on February 28, 2017, contingent on the continuation of Mr. Adams’ consulting relationship through this date. RSUs accumulate dividend equivalents during the vesting period that are reinvested as additional RSUs.

OPTION EXERCISES AND STOCK VESTED

	Option Awards				Stock Awards
Name	Number of Shares Acquired on Exercise (#)	(1)	Value Realized on Exercise ($)	(2)	Number of Shares Acquired on Vesting (#)	(3)	Value Realized on Vesting ($)	(4)
G. Hayes	—		—		29,070		$3,468,632
A. Johri	—		—		7,290		$869,843
G. Darnis	301,500		$19,184,828		27,270	(5)	$3,253,856	(5)
P. Adams	—		—		6,120		$730,238
C. Gill, Jr.	—		—		18,000		$2,147,760
A. Bellemare	361,000		$19,151,496		27,270		$3,253,856

(1)	SAR awards exercised in 2015.

(2)	Calculated by multiplying the number of shares acquired upon exercise by the difference between the exercise price and the market price of our Common Stock on the exercise date.

(3)	PSUs that converted to shares of Common Stock on a one-for-one basis upon vesting in 2015.

(4)	Calculated by multiplying the number of vested PSUs by the market price of our Common Stock on the vesting date.

(5)	Mr. Darnis elected to defer the receipt of his vested 2012 PSU under the PSU Deferral Plan, as shown on page 65.

62

COMPENSATION TABLES

PENSION BENEFITS

		Number of	Present Value of		Payments
		Years of Credited	Accumulated		During Last
Name	Plan Name	Service (#)	Benefit ($)	(1)	Fiscal Year ($)
G. Hayes	UTC Employee Retirement Plan	26	$996,843		—
	UTC Pension Preservation Plan	26	$6,416,128		—
	Total		$7,412,971		—
A. Johri(2)	UTC Employee Retirement Plan	15	$709,323		—
	UTC Pension Preservation Plan	15	$1,450,976		—
	Total		$2,160,299		—
G. Darnis	UTC Employee Retirement Plan	32	$1,372,319		—
	UTC Pension Preservation Plan	32	$18,162,551		—
	Total		$19,534,870		—
P. Adams	UTC Employee Retirement Plan	16	$752,903		—
	UTC Pension Preservation Plan	16	$2,388,607		—
	Total		$3,141,510		—
C. Gill, Jr.	UTC Employee Retirement Plan	21	$868,591		—
	UTC Pension Preservation Plan	21	$3,796,841		—
	Total		$4,665,432		—
A. Bellemare	UTC Employee Retirement Plan	8	$405,867		—
	UTC Pension Preservation Plan	8	$3,287,423		—
	Pratt & Whitney Canada Salaried and
	Executive Employee Pension Plans	10	—		$3,155,901	(3)
	Total		$3,693,290		$3,155,901

(1)	The present value calculation is based on a 4.28% discount rate, a 4.00% long-term interest rate for lump-sum determinations under the UTC Pension Preservation Plan (“PPP”), and other assumptions for U.S. plans, as described in the pension expense assumptions of Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2015 Form 10-K. Amounts are calculated based on an assumed benefit commencement date at the earliest date the participant can retire without a reduction of benefits due to age or the actual retirement date, if known. The assumed form of payment is: (i) a monthly life annuity for benefits earned under the Final Average Earnings (“FAE”) formula in the UTC Employee Retirement Plan; (ii) a lump-sum payment for the cash balance benefit under the UTC Employee Retirement Plan; and (iii) a lump-sum payment for benefits accrued under the PPP (except for the FAE benefit for Mr. Adams, which is assumed to be paid as a monthly annuity as per his election, and the cash balance benefit for Mr. Bellemare, which is assumed to be paid as a 9-year installment benefit, as per his election).

(2)	Mr. Johri was employed by UTC in November 1986 and accrued pension benefits under the final average earnings formula of the UTC Employee Retirement Plan and the UTC Pension Preservation Plan until he separated from service in April 2013. When re-employed on January 1, 2015, Mr. Johri was not eligible to resume participation in UTC’s pension plans, and therefore, accrues no cash balance benefit under these plans. Instead, Mr. Johri is provided age-based Company automatic contributions to his UTC 401(k) Savings Plan and Company Automatic Contribution Excess Plan (“CACEP”) accounts, as described more fully on page 65.

(3)	Lump-sum distribution of accrued benefits under the Pratt & Whitney Canada Salaried and Executive Employee Pension Plans. Mr. Bellemare received a distribution of this accrued benefit as a result of his retirement from UTC on January 31, 2015.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	63

COMPENSATION TABLES

UTC Employee Retirement Plan and UTC Pension Preservation Plan

Employees hired before January 1, 2010, are eligible to participate in the UTC Employee Retirement Plan and the UTC Pension Preservation Plan (“PPP”).

Plan Description. The UTC Employee Retirement Plan is a tax-qualified plan subject to Internal Revenue Code provisions that, as of December 31, 2015, limit recognized annual compensation to $265,000 and annual retirement benefits to $210,000.

The PPP is an unfunded, non-qualified retirement plan utilizing the same benefit formula, compensation recognition, retirement eligibility and vesting provisions as the tax-qualified UTC Employee Retirement Plan. The PPP provides benefits not accrued under the qualified plan due to Internal Revenue Code limitations on annual compensation recognition and retirement benefit amounts.

Changes from Final Average Earnings Formula to Cash Balance Formula. Through the end of 2014, both of these pension plans used a traditional final average earnings (“FAE”) retirement benefit formula. Under this formula, the plans provide an annual benefit equal to 2% of the executive’s earnings (defined below) for each year of service up to a maximum of twenty years, plus 1% of earnings for each year of service thereafter, minus 1.5% of the executive’s Social Security benefits for each year of service (up to a maximum of 50% of the annual Social Security benefit). Earnings recognized under this formula consist of the highest average annual base salary and annual performance bonus received over any consecutive five calendar-year period ending on or before December 31, 2014. The FAE formula does not recognize long-term incentive compensation earnings.

Effective December 31, 2014, the FAE formula was replaced prospectively by a cash balance formula. The cash balance formula credits an account with amounts that grow each month with two types of credits—pay credits and interest credits. Pay credits range from 3% to 8% of base salary and annual performance bonus, depending on the participant’s age. Interest credits are based on 30-year U.S. Treasury Bond yields and are subject to annual adjustments, but cannot fall below 3.8%.

Distribution Options. Lump-sum and annuity distribution options are available for amounts credited under these plans, except for benefits accrued under the FAE formula of the tax-qualified pension plan, which may only be distributed as an annuity.

Because amounts payable under the PPP are unfunded and unsecured, a lump-sum distribution option is available as an alternative to a monthly annuity. However, a PPP lump-sum distribution is immediately and fully taxable as ordinary income. The PPP lump-sum calculation of the FAE portion of the benefit uses a discount rate equal to the Barclay’s Capital Municipal Bond Index averaged over five years (currently 2.316%). This non-taxable investment index is intended to yield an after-tax income stream comparable to that realized through a more tax efficient annuity distribution. The lump-sum value of the cash balance portion of the benefit will be equal to the accumulated cash balance account described above.

Vesting and Retirement. Under both of these pension plans, vesting requires three years of service. The normal retirement age under both benefit formulas is 65. The FAE formula, however, also provides full retirement benefits at age 62 for a participant who retires with at least ten years of service. Early retirement benefits are also available under the FAE formula beginning at age 55 with at least ten years of service, reduced by 0.2% for each month by which the early retirement date precedes age 62. The value of the cash balance account is not impacted by an employee’s age at retirement.

As of December 31, 2015, Mr. Hayes was the only current NEO eligible to retire. Messrs. Bellemare, Darnis and Adams retired from UTC effective January 31, 2015, January 31, 2016 and February 29, 2016, respectively.

Other Formulas Used. Benefits for Messrs. Darnis and Hayes include amounts accrued under different formulas used in the Carrier and Sundstrand predecessor plans, respectively, that were merged into UTC retirement plans. The Pratt & Whitney Canada Salaried and Executive Employee Pension Plans utilize a FAE formula substantially similar to that used by the UTC Employee Retirement Plan and the PPP.

64

COMPENSATION TABLES

NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Executive Contributions in Last FY ($)	(1)	Registrant Contributions in Last FY ($)	(2)		Aggregate Earnings in Last FY ($)	(3)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)	(4)
G. Hayes	UTC Deferred Compensation Plan	$0		$0		-	$83,260			$0	$1,155,105
	UTC Savings Restoration Plan	$158,100		$94,860		-	$59,527			$0	$1,201,449
A. Johri	UTC Savings Restoration Plan	$0		$0		-	$11,427		-	$23,345	$168,461
	UTC Company Automatic Contribution Excess Plan	$0		$25,667			$286			$0	$25,953
G. Darnis	UTC Deferred Compensation Plan	$648,750		$39,847	(5)		$83,462			$0	$3,793,706
	UTC Savings Restoration Plan	$82,425		$49,455		-	$34,491			$0	$776,083
	PSU Deferral Plan(6)	$3,177,956		$0		-	$1,012,972			$0	$5,347,662
P. Adams	UTC Savings Restoration Plan	$59,590		$35,754		-	$37,872			$0	$377,847
C. Gill, Jr.	UTC Savings Restoration Plan	$72,000		$43,200		-	$103,548			$0	$629,613
A. Bellemare	UTC Savings Restoration Plan	$0		$0		-	$37,858			$0	$723,999

(1)	Amounts shown are included in the Salary and Bonus columns of the Summary Compensation Table.

(2)	Amounts shown are included in the All Other Compensation column of the Summary Compensation Table.

(3)	Returns on amounts credited to hypothetical investment accounts, as described under “Investment Options” on page 66. These returns do not constitute above-market earnings, except for $9,908 credited to Mr. Hayes under the frozen Sundstrand Corporation Deferred Compensation Plan.

(4)	The sum of contributions (both by the executive and UTC) and credited earnings on those deferrals, less withdrawals. Of these totals, the following amounts have been included in the Salary, Bonus and Stock Awards columns of the Summary Compensation Table in prior years: $916,957 (Mr. Hayes), $5,806,141 (Mr. Darnis), $66,975 (Mr. Gill) and $350,178 (Mr. Bellemare).

(5)	Consists of a Savings Restoration Plan match make-up for amounts inadvertently omitted from this Plan. The corrected amount has been credited to Mr. Darnis’ UTC Deferred Compensation Plan account.

(6)	Mr. Darnis elected to defer his 2012 PSU vesting under the PSU Deferral Plan, as reported in the Option Exercises and Stock Vested table on page 62.

UTC Savings Restoration Plan

The UTC Savings Restoration Plan (“SRP”) is a non-qualified, unfunded deferred compensation arrangement that offers participants the opportunity to defer up to 6% of pay (base salary and annual bonus) above the annual Internal Revenue Code compensation limit ($265,000 in 2015) applicable to the tax-qualified UTC 401(k) Savings Plan. Using the UTC 401(k) Savings Plan’s matching contribution formula, the SRP credits matching contributions equal to 60% of the amount deferred by the executive in the form of UTC deferred stock units. Participants are vested in their own deferrals and vest in the UTC match after three years of service. SRP balances may be distributed at the election of the participant in a lump-sum payment or in annual installments over a period ranging from two to fifteen years. Employee deferrals are distributed in cash and Company matching amounts are distributed in shares of Common Stock.

Company Automatic Contribution Excess Plan

Salaried employees, including NEOs, hired on or after January 1, 2010 do not participate in UTC’s pension plans. These employees instead receive age-based Company automatic contributions equal to a percentage of salary and annual bonus to their tax-qualified UTC 401(k) Savings Plan account each payroll period. The purpose of the unfunded, non-qualified Company Automatic Contribution Excess Plan (“CACEP”) is to continue to credit such contributions on compensation that exceeds the Internal Revenue Code limit applicable to the tax-qualified UTC 401(k) Savings Plan. Participants receiving benefits under the CACEP do not accrue a benefit under the UTC Pension Preservation Plan. In 2015, Mr. Johri was the only NEO who participated in the CACEP for which he received a credit equal to 5.5% of pay.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	65

COMPENSATION TABLES

UTC Deferred Compensation Plan

The UTC Deferred Compensation Plan (“DCP”) is a non-qualified, unfunded deferred compensation arrangement that offers participants the opportunity to defer up to 50% of base salary and up to 70% of annual bonus. The minimum deferral period is five years. All distributions are made in cash and, at the election of the participant, in either a lump-sum payment or in annual installments over a period between two and fifteen years. If a participant’s employment terminates prior to retirement eligibility, all balances are paid as a lump-sum in April following termination.

Investment Options

Amounts deferred by participants under either of the SRP, CACEP and DCP may be allocated to one or more of the following hypothetical investment accounts:

Hypothetical Investment Accounts*	2015 Return
Income Fund	3.56%
Equity Fund—S&P 500 Index	1.38%
Government / Credit Bond Fund	0.19%
Small Company Stock Index Fund	-3.38%
International Equity Index	-0.60%
Emerging Equity Index Fund	-15.15%
UTC Common Stock with dividend reinvestment	-13.99%

*	Additional age-specific retirement date funds are also available. In 2015, the NEOs participated in the Target Retirement Fund 2020, which returned -2.13%, and the Target Retirement Fund 2025, which returned -2.26%.

PSU Deferral Plan

The PSU Deferral Plan allows executives to defer between 10% and 100% of their vested PSU awards that otherwise upon vesting would be settled in unrestricted shares of Common Stock. Upon vesting, the deferred portion of the PSU award is converted into deferred stock units that accrue dividend equivalents. Distributions from the PSU Deferral Plan are made in full or in two to fifteen annual installments, either upon retirement or in a future year selected by the executive (no earlier than five years from the year the PSUs are deferred). Distributions are made in whole shares of Common Stock with any fractional units paid in cash.

66

COMPENSATION TABLES

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

This table estimates the value of payments and benefits that each NEO would have been entitled to receive had employment terminated on December 31, 2015 under various hypothetical circumstances, except for Mr. Bellemare where actual payments are shown as a result of his retirement on January 31, 2015. Under UTC’s programs, benefit eligibility and the value of benefits an executive is entitled to receive vary depending on the reason for termination and whether the executive is eligible for retirement at that time.

Payment Type		G. Hayes		A. Johri		G. Darnis			P. Adams			C. Gill, Jr.		A. Bellemare	(1)
Involuntary Termination (For Cause)

Cash Payment		$0		$0		$0			$0			$0		—
Pension Benefit(2)		$11,308,482		$2,328,667		$18,224,128			$2,410,229			$6,043,024		—
Option/SAR Value(3)		$0		$0		$0			$0			$0		—
Stock Award Value(4)		$0		$0		$0			$0			$0		—
Sub-Total		$11,308,482		$2,328,667		$18,224,128			$2,410,229			$6,043,024		—
Less: Vested Pension	-	$11,308,482	-	$2,328,667	-	$18,224,128		-	$2,410,229		-	$6,043,024		—
Amount Triggered due to Termination		$0		$0		$0			$0			$0		—

Voluntary Termination

Cash Payment		$0		$0		$0			$0			$0		—
Pension Benefit(2)		$11,308,482		$2,328,667		$18,224,128			$2,410,229			$6,043,024		—
Option/SAR Value(3)		$13,020,790		$2,575,909		$21,591,050			$3,816,268			$12,131,213		—
Stock Award Value(4)		$2,894,397		$0		$2,824,074			$1,173,975			$2,024,771		—
Sub-Total		$27,223,669		$4,904,576		$42,639,252			$7,400,472			$20,199,008		—
Less: Vested Pension and Equity	-	$27,223,669	-	$4,904,576	-	$42,639,252		-	$7,400,472		-	$20,199,008		—
Amount Triggered due to Termination		$0		$0		$0			$0			$0		—

Involuntary Termination (Not For Cause) or Retirement

Cash Payment(5)		$3,250,000		$0		$2,750,000	(9)		$1,625,000	(9)		$1,812,500		$2,492,288
Pension Benefit(2)		$11,308,482		$2,328,667		$18,224,128			$2,410,229			$6,043,024		$6,443,324
Option/SAR Value(3)		$13,020,790		$2,575,909		$21,591,050			$3,816,268			$12,131,213		$4,346,755
Stock Award Value(4)		$2,894,397		$0		$2,824,074			$1,173,975			$2,024,771		$2,773,349
Sub-Total		$30,473,669		$4,904,576		$45,389,252			$9,025,472			$22,011,508		$16,055,716
Less: Vested Pension and Equity	-	$27,223,669	-	$4,904,576	-	$42,639,252		-	$7,400,472		-	$20,199,008	-	$13,563,428
Amount Triggered due to Termination		$3,250,000		$0		$2,750,000			$1,625,000			$1,812,500		$2,492,288

Termination following a Change-in-Control(6)

Cash Payment(7)		$10,300,550		$0		$6,906,900			$3,789,825			$4,010,338		—
Pension Benefit(2)		$11,308,482		$2,328,667		$18,224,128			$2,410,229			$6,043,024		—
Option/SAR Value(8)		$13,020,790		$2,575,909		$21,591,050			$4,474,896			$12,131,213		—
Stock Award Value(8)		$6,689,162		$5,728,174		$4,937,614			$4,591,762			$4,500,495		—
Sub-Total		$41,318,984		$10,632,750		$51,659,692			$15,266,712			$26,685,070		—
Less: Vested Pension and Equity	-	$27,223,669	-	$4,904,576	-	$42,639,252		-	$7,400,472		-	$20,199,008		—
Amount Triggered due to Termination		$14,095,315		$5,728,174		$9,020,440			$7,866,240			$6,486,062		—

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	67

COMPENSATION TABLES

(1)	Mr. Bellemare retired from UTC effective January 31, 2015. The value shown includes the ELG cash separation benefit (including interest earned at 3.5% during the payment deferral period required by the IRC) that Mr. Bellemare received as a result of his retirement and a $200,000 retainer fee paid in connection with an 18-month consulting agreement Mr. Bellemare entered into with UTC following his retirement. Details of this agreement are found in footnote (6)(f) of the Summary Compensation Table on page 58. The pension benefits shown for Mr. Bellemare include amounts accrued under the Pratt & Whitney Canada Salaried and Executive Employee Pension Plans which were distributed following retirement, as shown in the Pension Benefits table on page 63.

(2)	Amounts reflect the estimated lump-sum value of the non-qualified portion of the retirement benefits accrued under UTC’s pension plans, assuming retirement or termination on December 31, 2015, payable as of such date, attainment of age 55 (if later), or the actual retirement date, if known. The present value of benefits payable under the qualified plan are shown in the Pension Benefits table on page 63.

(3)	The vesting of outstanding SARs (other than the unvested portion of the performance-based SARs and special sign-on SARs) that have been outstanding for at least one year will be accelerated in the event of a voluntary termination or an involuntary (not for cause) termination after attaining retirement age (55 plus ten years of service) or satisfying the rule of 65 (age 50 plus fifteen years of service). Each of the NEOs satisfies one or both of these conditions. Amounts shown are based on the December 31, 2015 closing price of our Common Stock on the NYSE of $96.07. In the event of an involuntary termination for cause, outstanding SARs are forfeited.

(4)	In the event of a voluntary termination or an involuntary (not for cause) termination following attainment of retirement age or satisfying the rule of 65, PSUs outstanding for at least one year remain eligible to vest following completion of the performance period to the extent performance targets are achieved. Amounts shown are based on the December 31, 2015 closing price of our Common Stock on the NYSE of $96.07 and target-level vesting for the 2015 and 2014 PSU grants and the actual vesting level for the 2013 PSU grant. In the event of an involuntary termination for cause, outstanding PSUs are forfeited.

(5)	Reflects the ELG cash separation benefit which equals 2.5x base salary. This benefit is payable as a lump-sum in the event of a mutually agreeable separation (defined on page 44) following at least three years of ELG service (and for certain ELG members, is dependent on age at separation). Receipt of the ELG separation benefit is contingent upon execution of an agreement containing the following covenants made by the executive for the protection of UTC: (i) non-compete; (ii) employee non-solicitation; (iii) non-disparagement; (iv) protection of confidential, sensitive and proprietary information; and (v) post-termination cooperation. The ELG separation benefit is not treated as compensation for purposes of determining benefits under UTC’s pension plans or any other benefit programs. Distributions are subject to certain restrictions imposed by Internal Revenue Code Section 409A. ELG members appointed on or after May 2013, including Mr. Johri, are not eligible for this cash separation benefit.

(6)	Change-in-control benefits are provided in accordance with the Senior Executive Severance Plan (“SESP”), which was closed to new participants effective June 2009. Acquisition of 20% of UTC’s voting securities by a person or a group or a change in the majority of the Board of Directors constitute a change-in-control. SESP benefits are provided to eligible executives in the event of an involuntary termination or resignation for “good reason” (i.e., a material adverse change in the executive’s compensation, responsibilities, authority, reporting relationship or work location) within two years following a change-in-control event. Receipt of SESP benefits is subject to various restrictive covenants. An executive may receive the greater of the SESP or ELG cash separation benefit (as described in footnote (5) above), but not both. The SESP cash severance benefit is reduced by 1/36th for each month that termination occurs after age 62 and, accordingly, is completely phased out at age 65.

(7)	A lump-sum cash benefit payable under the SESP in an amount equal to 2.99x the sum of the executive’s base salary and target annual bonus is applicable for ELG members appointed prior to June 2009. ELG members appointed on or after June 2009 but prior to May 2013, are eligible for the standard ELG cash severance payment upon change-in-control (2.5x base salary), while ELG appointees on or after May 2013, including Mr. Johri, are not eligible for a cash payment under either program.

(8)	In the event of termination for “good reason” (as defined on page 45) following a change-in-control, the LTIP provides for the accelerated vesting of all outstanding equity awards (including awards outstanding for less than one year, unvested performance-based SAR awards, special equity awards and ELG RSU awards). Amounts shown are based on the December 31, 2015 closing price of our Common Stock on the NYSE of $96.07. PSU and performance-based SAR values reflect vesting at target, except where actual performance is known as of December 31, 2015.

(9)	Mr. Darnis and Mr. Adams retired from UTC effective January 31, 2016 and February 29, 2016, respectively. Following retirement, UTC entered into one-year consulting agreements valued at $300,000 for Mr. Darnis and $200,000 for Mr. Adams, which are excluded from the values shown.

Post-Employment Consulting Arrangements

In some cases, the Company enters into post-employment consulting arrangements to assist in the transition of an executive’s responsibilities and for support on matters in-process at the time of retirement. Because the LTIP recognizes service rendered in a consulting capacity, the termination date for vesting purposes under the LTIP may be later than the date employment ends.

Mr. Bellemare entered into a $200,000, one-year consulting agreement following his retirement to remain available to provide advice on strategic matters related to our aerospace businesses. He will therefore remain eligible to vest in his 2015 SAR and PSU awards. Mr. Darnis entered into a one-year consulting agreement for $300,000 to advise on strategic matters and to assure continuity in key customer relationships. This arrangement will not impact the vesting of his long-term incentive awards. Pursuant to a one-year $200,000 consulting agreement following his retirement on February 29, 2016, Mr. Adams will remain available to provide technical advice and support on Pratt & Whitney’s GTF programs. As a result of this arrangement, his 2016 PSU and SAR awards and his 2012 performance-based SAR award remain eligible to vest, subject to the continuation of this consulting relationship through December 2016. His 2015 PSU and SAR awards were eligible to vest without regard to this agreement. In addition, the RSU award granted on December 1, 2015 remains eligible to vest, provided that his consulting relationship continues through February 28, 2017.

68

Report of the Audit Committee

The Audit Committee assists the Board of Directors in its oversight of UTC’s financial accounting and reporting processes and the adequacy of its system of internal controls and processes to assure compliance with Company policies and procedures, its Code of Ethics and applicable laws and regulations. The Committee annually nominates an independent auditor for appointment by the shareowners, and evaluates the independence, qualifications and performance of UTC’s internal and independent auditors. Specific responsibilities of the Committee are set forth in the Audit Committee Charter adopted by the Board, which is available on the Company’s website.

Management has the primary responsibility for the financial statements and the financial reporting processes, including the system of internal accounting controls. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditor, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Committee has reviewed and discussed with management and the independent auditor UTC’s audited financial statements as of and for the year ended December 31, 2015, as well as the representations of management and the independent auditor’s opinion thereon regarding UTC’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act. The Committee discussed with UTC’s internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of UTC’s internal controls, management’s representations regarding internal control over financial reporting, and the overall quality of UTC’s financial reporting.

The Committee has discussed with UTC’s independent auditor the matters required by the Public Company Accounting and Oversight Board’s (“PCAOB”) Auditing Standard No. 16 Communications with Audit Committees. It has also discussed with UTC’s independent auditor its independence from UTC and its management, including the written disclosures and letter from UTC’s independent auditor required by the PCAOB’s Rule 3526, Communication with Audit Committees Concerning Independence, as approved by the SEC. The Committee has concluded that PwC’s provision of non-audit services as described in the table on pages 70 and 71 is compatible with PwC’s independence.

UTC’s independent auditor represented to the Committee that UTC’s audited financial statements were fairly presented in accordance with generally accepted accounting principles in the United States of America. Based on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in UTC’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

Audit Committee
Edward A. Kangas, Chair	Fredric G. Reynolds

Ellen J. Kullman	H. Patrick Swygert

Richard B. Myers	André Villeneuve

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	69

Proposal 2: Appointment of a Firm of Independent Registered Public Accountants to Serve as Independent Auditor for 2016

As required by UTC’s Bylaws, we are asking shareowners to vote on a proposal to appoint a firm of independent registered public accountants to act as the Company’s Independent Auditor until the next annual meeting. PricewaterhouseCoopers LLP, an independent registered public accounting firm, served as UTC’s Independent Auditor in 2015 and 2014, and the Audit Committee has nominated the firm for appointment by the shareowners to serve again as UTC’s Independent Auditor for 2016.

The Audit Committee is directly responsible for the nomination, compensation, retention and oversight of the Company’s independent auditor. To fulfill this responsibility, the Committee engages in a comprehensive annual evaluation of the independent auditor’s qualifications, performance and independence and periodically considers the advisability and potential impact of selecting a different independent registered public accounting firm to serve in that capacity.

The Audit Committee has nominated, and the Board of Directors has approved the nomination of, PricewaterhouseCoopers LLP to serve as our Independent Auditor for 2016 and until the next Annual Meeting in 2017. PricewaterhouseCoopers LLP has acquired extensive knowledge of the Company’s operations, performance and development through its previous service as the Company’s Independent Auditor. In accordance with SEC rules and PricewaterhouseCoopers LLP policies, audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy includes a meeting of the Chairman of the Audit Committee with the candidate for the role, as well as consideration of the candidate’s qualifications by the full Committee and with management.

The Audit Committee and the Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP as our Independent Auditor is in the best interest of the Company and our shareowners.

Representatives of PricewaterhouseCoopers LLP will be present at the 2016 Annual Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from shareowners.

UTC paid the following fees to PricewaterhouseCoopers LLP for 2015 and 2014:

(in thousands)	2015	2014
Audit Fees	$40,961	$42,054
Audit-Related Fees	$9,930	$5,535
Tax Fees	$19,926	$18,712
All Other Fees	$5,707	$757
Total	$76,524	$67,058

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PROPOSAL 2: Appointment of Independent Auditor for 2016

Audit Fees in both years consisted of fees for the audit of UTC’s consolidated annual financial statements and the effectiveness of its internal control over financial reporting, the review of interim financial statements in UTC’s quarterly reports on Form 10-Q and the performance of audits in accordance with statutory requirements.

Audit-Related Fees in both years consisted of fees for financial and tax due diligence assistance related to acquisition and disposition activity, employee benefit plan audits, advice regarding the application of generally accepted accounting principles to proposed transactions, special reports pursuant to agreed-upon procedures, contractually required audits and compliance assessments. Audit-Related Fees in 2015 also included services related to our discontinued operations, including carve-out audits and other agreed upon procedures with fees of approximately $5,400,000. $400,000 of our Audit-Related fees were reimbursed pursuant to contractual agreements with third parties.

Tax Fees in 2015 consisted of approximately $9,955,000 for U.S. and non-U.S. tax compliance, related planning and assistance with tax refund claims, and expatriate tax services, and approximately $9,971,000 for tax consulting and advisory services. In 2014, Tax Fees consisted of approximately $11,429,000 for U.S. and non-U.S. tax compliance, related planning and assistance with tax refund claims, and expatriate tax services, and approximately $7,283,000 for tax consulting and advisory services.

All Other Fees in 2015 primarily consisted of accounting research software, benchmarking, government compliance, business disposition separation and other services. All Other Fees in 2014 primarily consisted of accounting research software, benchmarking, government compliance and other services.

The Audit Committee has adopted procedures requiring Committee review and approval in advance of all particular engagements for services provided by UTC’s Independent Auditor. Consistent with applicable laws, the procedures permit limited amounts of services, other than audit, review or attest services, to be approved by one or more members of the Committee pursuant to authority delegated by the Committee, provided the Committee subsequently is informed of each particular service approved by delegation. All of the engagements and fees for 2015 and 2014 were approved by the Committee. The Committee reviews with PricewaterhouseCoopers LLP whether the non-audit services to be provided are compatible with maintaining the firm’s independence. The Board has also adopted the policy that in any year fees paid to the Independent Auditor for non-audit services shall not exceed the fees paid for audit and audit-related services. Non-audit services consist of those described above, as included in the Tax Fees and All Other Fees categories.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREOWNERS VOTE FOR THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.	FOR

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Proposal 3: Amendment to Our Restated Certificate of Incorporation to Eliminate Cumulative Voting for Directors

In September 2015, in conjunction with the Board’s adoption of “proxy access” Bylaw provisions, the Board approved an amendment to UTC’s Restated Certificate of Incorporation to eliminate cumulative voting in the election of directors, subject to shareowners’ approval at the 2016 Annual Meeting(1). Cumulative voting enables a shareowner to concentrate his or her voting power in favor of the election of one or more nominees, rather than casting one vote per share. Accordingly, cumulative voting permits one or more directors to be elected based on the votes of a minority of shareowners casting votes in the election. The Board believes that each director should represent the interests of all shareowners rather than potentially only the interests of a limited constituency. Therefore and as further discussed below, the Board believes that it is in the best interests of the Company and its shareowners to eliminate cumulative voting.

BACKGROUND

The Company’s Bylaws provide that in uncontested elections, directors are elected according to a majority vote standard. In other words, a nominee is elected if the votes cast “for” the nominee exceed 50% of the total votes cast with respect to that nominee’s election. In contested elections, directors are elected by a plurality of the votes cast—those nominees who receive the most votes are elected even though the votes in favor of one or more nominees may be fewer than a majority of votes cast.

Cumulative voting, which the Company’s Restated Certificate of Incorporation currently permits, enables a shareowner to “cumulate” his or her voting power. This means a shareowner can cast a number of votes equal to the number of shares the shareowner holds multiplied by the number of directors to be elected for a single nominee, or among fewer than all nominees.

By allowing shareowners to cast multiple votes for a single or few nominees, instead of voting separately on each nominee, cumulative voting can result in the election of a board member that has not been supported by the holders of a majority of the shares voting on the election of directors.

RATIONALE

The Board believes that maintaining cumulative voting in UTC’s corporate governance structure is problematic for a number of reasons:

•	Cumulative voting provides an unusual mechanism through which a minority shareowner can disrupt one of the most fundamental shareowner decisions, in opposition to the clear wishes of shareowners representing a majority of shares voting. UTC’s recently adopted proxy access provisions, in contrast to cumulative voting, establish procedures through which all shareowners, including minority shareowners, can share their opinions and actively participate in elections without giving a minority shareowner the ability to have a disproportionate influence by overruling the wishes of a majority of shareowners.

(1)	UTC adopted “proxy access” Bylaw provisions that permit a shareowner, or a group of up to 20 shareowners, owning at least three percent of UTC’s outstanding shares of Common Stock continuously for at least three years to nominate and include in UTC’s annual meeting proxy materials director nominees who, if elected, would constitute up to twenty percent of the Board, provided that the shareowner(s) and nominee(s) satisfy the requirements specified in UTC’s Bylaws, which are available at: http://www.utc.com/Our-Company/Corporate-Governance/Documents/Bylaws.pdf.

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PROPOSAL 3: Amendment to Our Restated Certificate of Incorporation to Eliminate Cumulative Voting for Directors

•	A system in which shareowners can cast one vote per share for each director nominee is the prevailing election standard among large U.S. public companies and employed by the vast majority of S&P 500 companies. Very few publicly traded companies (including only two other S&P 100 companies) provide for cumulative voting. In recent years, a number of publicly traded companies have eliminated cumulative voting, often in connection with adopting a majority voting standard or proxy access.

•	Cumulative voting gives an advantage to minority shareowners with relatively large holdings, whose interests and objectives may not necessarily align with the views of a majority of our shareowners. These special-interest shareowners (or small groups of such shareowners) could cumulate their votes to elect specific directors who otherwise would not be elected. Such directors may be focused on the special interests or agendas of those who cumulated votes to elect them, which could create divisiveness among Board members and impair the Board’s ability to operate effectively.

Both management and the Board of Directors view this proposal to eliminate cumulative voting as an appropriate balancing measure in view of the annual election of UTC’s directors, the recently adopted proxy access provisions and the director majority voting standard.

AMENDMENT

The proposed amendment would delete in its entirety the text of Clause (h) of Article Eighth of our Restated Certificate of Incorporation. A copy of the proposed amendment marked with strike-outs to show the deletions, is included in Appendix A. A copy of the complete Restated Certificate of Incorporation is available from the Corporate Secretary at corpsec@corphq.utc.com or Corporate Secretary, UTC, 10 Farm Springs Road, Farmington, CT 06032.

If this proposal to eliminate cumulative voting is approved, the amendment to our Restated Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the State of Delaware, which the Company would intend to file promptly following the shareowner vote. Cumulative voting would not be permitted in elections of directors thereafter, including the 2017 Annual Meeting of shareowners. The Board of Directors has also unanimously approved amendments to UTC’s Bylaws to incorporate conforming changes to reflect the elimination of cumulative voting, in the event that the amendment to the Restated Certificate of Incorporation is approved by shareowners.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING.	FOR

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Proposal 4: Advisory Vote to Approve Named Executive Officer Compensation

Each year we ask shareowners to approve, on an advisory basis, the compensation of UTC’s Named Executive Officers. We encourage you, before voting, to read the Compensation Discussion and Analysis (“CD&A”) on pages 27 to 55, along with the compensation tables on pages 57 to 68, and to consider the information the CD&A provides about the alignment between UTC’s performance and our executives’ compensation. The CD&A also describes recent changes to our compensation programs that are designed to enhance corporate governance and align executive and shareowner interests.

Under the rules of the Securities and Exchange Commission, your vote is advisory and will not be binding on the Board or the Company. However, the Board will review the voting results and give them serious consideration when making future executive compensation decisions.

As more fully discussed in the CD&A, the fundamental objective of UTC’s compensation program is to closely align compensation opportunities with the long-term interests of our shareowners. For senior leadership, the substantial majority of compensation is both stock-based and contingent on performance. We base long-term incentive compensation on the achievement of performance metrics that link directly to sustainable performance and long-term shareowner value. We use relevant benchmarking to assure that overall compensation levels and opportunities align effectively with competitive market practices.

The design and operation of an executive compensation program for a large, complex, global enterprise such as UTC involves multiple objectives. The Board believes that UTC’s executive compensation programs have been effective in attracting and retaining senior business leaders with the requisite talent and skills to drive UTC’s financial, strategic and operational performance. As described on page 33 of this Proxy Statement, UTC’s executive compensation programs are designed to support the following guiding principles:

•	Pay-for-performance: A substantial portion of compensation should be variable, contingent and directly linked to individual, Company and business unit performance.

•	Shareowner alignment: The financial interests of executives should be aligned with the long-term interests of our shareowners through stock-based compensation and performance metrics that correlate with long-term shareowner value.

•	Long-term focus: For our most senior executives, long-term, stock-based compensation opportunities should significantly outweigh short-term, cash-based opportunities. Annual objectives should complement sustainable long-term performance.

•	Competitiveness: Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing UTC’s performance. Each element should be benchmarked relative to peers.

•	Balance: The portion of total compensation contingent on performance should increase with an executive’s level of responsibility. Annual and long-term incentive compensation opportunities should reward the appropriate balance of short- and long-term financial, strategic and operational business results.

•	Responsibility: Compensation should take into account each executive’s responsibility to act in accordance with our ethical, environmental, health and safety objectives at all times. Financial and operating performance must not compromise these values. A complete commitment to ethical and corporate responsibility is a fundamental principle incorporated into all aspects of our compensation program.

74

PROPOSAL 4: Advisory Vote to Approve Named Executive Officer Compensation

As in the past, long-term sustainable growth continues to be the driver behind the strategic and financial decisions of our senior executives. This can be seen in our cumulative total return to shareowners over the ten-year period ending December 31, 2015, which equaled 115%. These returns are in excess of results for the Dow Jones Industrial Average (111%) and the S&P 500 (102%) indices for the same period as well as the Capital Goods industry sector (99%), of which UTC is a component. The Board believes that our executive compensation program plays a key role in driving and sustaining this level of performance.

The Board remains committed to robust corporate governance practices and strongly shares the interest of shareowners in maintaining effective, performance-based executive compensation programs at UTC. In that regard, as discussed in the CD&A, the Committee has over the years made a number of changes to our executive compensation programs, often in direct response to input from shareowners. The Board believes that UTC’s executive compensation programs have effectively aligned pay with performance by incentivizing strong financial performance while encouraging long-term growth objectives. A balanced, competitive compensation program is also essential for attracting and retaining talented executives.

Accordingly, the Board recommends that shareowners vote FOR the following resolution:

“RESOLVED, that the compensation of UTC’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related information provided on pages 27 to 68 of this Proxy Statement, is hereby APPROVED on an advisory basis.”

As a matter of law, the approval or disapproval of this Proposal 4 may not be construed as overruling any decision by UTC or the Board, or as imposing any duty or obligation on UTC, the Board or any individual director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ABOVE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF UTC’S NAMED EXECUTIVE OFFICERS.	FOR

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General Information About the Annual Meeting

Your vote is very important.

Please vote your shares in advance of the meeting, using one of the voting methods described below.

To conserve natural resources and reduce costs, we are sending most shareowners a brief Notice of Internet Availability of Proxy Materials, as permitted by SEC rules. This Notice explains how you can access UTC’s proxy materials on the Internet and how to obtain printed copies if you prefer. It also explains how you can choose either electronic or print delivery of proxy materials for future Annual Meetings.

WHO CAN VOTE

You are entitled to vote at the Annual Meeting if you owned shares of Common Stock at the close of business on February 29, 2016, which is referred to as the “record date.” A list of registered shareowners entitled to vote at the meeting will be available at UTC’s offices, 10 Farm Springs Road, Farmington, CT 06032 during the ten days prior to the meeting, and also at the meeting.

ATTENDING THE MEETING

You or your authorized proxy can attend the Annual Meeting if you were a registered or beneficial shareowner of Common Stock at the close of business on February 29, 2016.

We ask that shareowners request tickets in advance to attend.

To request an admission ticket to the Annual Meeting, contact the Corporate Secretary at UTC, 10 Farm Springs Road, Farmington, CT 06032 or by email to: corpsec@corphq.utc.com.

•	If you own shares through an account with a broker, bank, trustee or other intermediary, you must also send a copy of an account statement, or a “legal proxy” from your intermediary, showing the number of shares you owned as of the record date.

•	If your shares are registered in your name with UTC’s stock registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), or if you own shares through a UTC employee savings plan, there is no need to provide evidence of ownership of shares. UTC can verify your ownership of Common Stock.

If you forget to bring a ticket, you will be admitted to the meeting only if seats are available and you provide proof of identification and satisfactory evidence that you were a registered or beneficial shareowner of Common Stock as of the record date.

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GENERAL INFORMATION REGARDING THE ANNUAL MEETING

QUORUM FOR THE MEETING

Under the Company’s Bylaws, we can conduct business at the Annual Meeting only if the holders of a majority of the outstanding shares on the record date are present either in person or by proxy. The presence of at least that number of shares constitutes a “quorum”. As of the record date, 836,729,909 shares of Common Stock were issued and outstanding.

HOW TO VOTE

If you own shares directly in your name…

If your shares are registered in your name on the records of Computershare, you may vote in several different ways.

•	Vote on the Internet. You can vote online at: www/proxyvote.com.

•	Vote by Telephone. In the United States or Canada, you can vote by telephone. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	Vote by Mobile Device. You can scan the QR code provided with your proxy materials.

Internet, telephone and mobile device voting facilities will be available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on April 24, 2016 (except for participants in the UTC Employee Savings Plan, who must submit voting instructions earlier, as described below).

To authenticate your Internet, telephone or mobile device vote, you will need to enter your confidential voter control number as shown on the voting materials you received. If you vote online, by telephone or by mobile device, you do not need to return a proxy card or voting instruction card.

•	Vote by Mail. You can mail the proxy card or voting instruction form enclosed with your printed proxy materials. Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope we have provided, or in an envelope addressed to Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

•	Vote at the Annual Meeting. Most shareowners may vote by submitting a ballot in person at the Annual Meeting. If you have already voted online, by telephone, by mobile device or by mail, your vote at the Annual Meeting will supersede your prior vote.

If you own your shares through an account with a bank, broker, trustee or other intermediary, sometimes referred to as owning in “street name”…

Your intermediary will send you printed copies of the proxy materials or provide instructions on how to access proxy materials electronically. You are entitled to direct the intermediary how to vote your shares by following the voting instructions it provides to you.

If you hold shares in the UTC Employee Savings Plan…

You can direct the voting of your proportionate interest in shares of Common Stock held by the ESOP Fund and the Common Stock Fund under the UTC Employee Savings Plan by returning a voting instruction card or by providing voting instructions via the Internet, by telephone or by mobile device. If you do not provide voting instructions (or if your instructions are incomplete or unclear) as to one or more of the matters to be voted on, the trustee will vote your proportionate interest in shares held by the ESOP Fund for the voting choice that receives the greatest number of votes based on voting instructions received from ESOP Fund participants. Similarly, the trustee will vote your uninstructed proportionate interest in shares held by the Common Stock Fund for the voting choice that receives the greatest number of votes based on voting instructions received from the Common Stock Fund participants. The trustee will vote all shares of Common Stock held in the ESOP Fund that are not allocated to participant accounts for the voting choice that receives the greatest number of votes from ESOP Fund participants who submit voting instructions with respect to their allocated shares.

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GENERAL INFORMATION REGARDING THE ANNUAL MEETING

SPECIAL VOTING DEADLINE FOR PARTICIPANTS IN THE UTC EMPLOYEE SAVINGS PLAN: Broadridge Financial Solutions must receive your voting instructions by 11:00 a.m., Eastern Daylight Time, on April 21, 2016, so it will have time to tabulate all voting instructions of participants and communicate those instructions to the trustee, who will vote the shares held by the Savings Plan. Because the trustee is designated to vote on your behalf, you will not be able to vote your shares held in the Savings Plan in person at the meeting.

Revoking a proxy or voting instructions

If you hold shares registered in your name, you may revoke your proxy by:

•	Writing to the Corporate Secretary and providing your name and account information

•	If you submitted your proxy by telephone, or mobile device via the Internet, by accessing those voting methods and following the instructions given for revoking a proxy

•	If you submitted a signed proxy card, by submitting a new proxy card with a later date (which will override your earlier proxy card)

•	Voting in person at the Annual Meeting

If you hold your shares in “street name,” you must follow the directions provided by your bank, broker, trustee or other intermediary for revoking or modifying your voting instructions.

VOTING PROCEDURES

How shares will be voted

Each share is entitled to one vote (other than in the case of cumulative voting, as described below). Your shares will be voted in accordance with your instructions. In addition, if you have returned a signed proxy card or submitted voting instructions by telephone, mobile device or online, the proxy holders will have, and intend to exercise, discretion to vote your shares (other than shares held in the UTC Employee Savings Plan) in accordance with their best judgment on any matters not identified in this Proxy Statement that are brought to a vote at the Annual Meeting. At present we do not know of any such additional matters.

If your shares are registered in your name and you sign and return a proxy card or vote by telephone, mobile device or online but do not give voting instructions on a particular matter, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares through an account with a broker and do not give voting instructions on a matter, under the rules of the New York Stock Exchange your broker is permitted to vote in its discretion only on Proposal 2 (appointment of the Independent Auditor) and is required to withhold a vote on each of the other Proposals, resulting in a so-called “broker non-vote.” The impact of abstentions and broker non-votes on the overall vote is shown in the following table.

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GENERAL INFORMATION REGARDING THE ANNUAL MEETING

Votes required and effect of abstentions and broker non-votes

Matter	Required Vote	Impact of Abstentions	Impact of Broker Non-Votes
Election of Directors	Votes FOR a nominee must exceed 50% of the votes cast with respect to that nominee.	Not counted as votes cast; no impact on outcome.	Not counted as votes cast; no impact on outcome.
Appointment of PricewaterhouseCoopers LLP to serve as Independent Auditor for 2016	Approval by a majority of the votes making up the quorum.	Counted toward quorum; impact is the same as a vote AGAINST.	Not applicable.
Amendment to our Restated Certificate of Incorporation to Eliminate Cumulative Voting for Directors	Approval by a majority of outstanding shares.	Impact is the same as a vote AGAINST.	Impact is the same as a vote AGAINST.
An Advisory Vote to Approve Named Executive Officer compensation	Votes FOR the proposal must exceed votes AGAINST it.	Not counted as votes cast; no impact on outcome.	Not counted as votes cast; no impact on outcome.

Cumulative voting for directors(1)

You have the right to “cumulate” your votes in the election of UTC directors. This means you are entitled in the election of directors to a number of votes equal to the number of shares of Common Stock you own, multiplied by the number of directors to be elected. You may cast all of these votes for a single nominee or distribute them among any two or more nominees, in your discretion.

If your shares are registered in your name and you wish to exercise cumulative voting rights, you must submit a proxy card by mail or attend the Annual Meeting and vote in person by ballot. Your proxy card or ballot must specify how you want to allocate your votes among the nominees. The telephone, mobile device and Internet voting facilities do not accommodate cumulative voting.

If you own your shares in “street name,” contact your broker, bank, trustee or other intermediary for directions on how to exercise cumulative voting rights using the voting instruction card, or to request a legal proxy so you can vote your shares directly.

The Board of Directors is soliciting discretionary authority to cumulate votes with respect to the election of directors. If shareowners (other than UTC Employee Savings Plan participants) return a signed proxy card or submit voting instructions without providing instructions about cumulative voting, or if shareowners (other than UTC Employee Savings Plan participants) vote by telephone, mobile device or via the Internet, they will confer on the designated proxy holders discretionary authority to exercise cumulative voting. Under this discretionary authority, the designated proxy holders may, if they elect to do so, allocate the aggregate number of votes (other than votes in respect of shares held in the UTC Employee Savings Plan) among the nominees in the manner recommended by the Board of Directors or otherwise determined by the proxy holders. However, the proxy holders will not cast any votes for any nominee for whom you have given instructions to vote against or withhold a vote.

If you do not wish to grant the proxy holders authority to cumulate your votes in the election of directors, you must explicitly state that objection on your proxy card or voting instruction card. The telephone, mobile device and Internet voting facilities do not accommodate objections to granting that authority.

(1)	Although the Board has submitted a proposal included at pages 72 to 73 of this Proxy Statement to be voted upon by shareowners at the 2016 Annual Meeting to eliminate cumulative voting in the future, currently shareowners have the right to cumulate their votes.

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GENERAL INFORMATION REGARDING THE ANNUAL MEETING

VOTE COUNTING

Broadridge Financial Solutions (“Broadridge”), an independent entity, will receive and tabulate the vote in connection with the Annual Meeting. Representatives of Broadridge will act as the independent Inspectors of Election and in this capacity will supervise the voting, decide the validity of proxies and certify the results.

Broadridge has been instructed that the vote of each shareowner must be kept confidential and may not be disclosed (except in legal proceedings or for the purpose of soliciting shareowner votes in a contested proxy solicitation).

INFORMATION ABOUT PROXY SOLICITATION

Employees of UTC may solicit proxies on behalf of the Board of Directors by mail, email, in person and by telephone. These employees will not receive any additional compensation for these activities. UTC will bear the cost of soliciting proxies and will reimburse banks, brokers, trustees and other intermediaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareowners. UTC has retained Georgeson Inc. to assist in distributing proxy materials and soliciting proxies for a fee of $16,000, plus out-of-pocket expenses.

ELECTRONIC ACCESS TO PROXY MATERIALS

If you hold shares registered in your name, you may sign up at: http://www.computershare-na.com/green to receive electronic access to proxy materials for future meetings, rather than receiving mailed copies. If you choose electronic access, you will receive an email notifying you when the Annual Report and Proxy Statement are available, with electronic links to access the documents (in PDF and HTML formats) on a website and instructions on how to vote online. Your enrollment for electronic access will remain in effect unless you cancel it, which you can do up to two weeks before the record date for any future annual meeting.

If you own your shares in “street name,” you may be able to obtain electronic access to proxy materials by contacting your broker, bank, trustee or other intermediary, or by contacting Broadridge at: http://enroll.icsdelivery.com/utc.

ELIMINATING DUPLICATE MAILINGS

If you share an address with one or more other UTC shareowners, you may have received notification that you will receive only a single copy of the Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials for your entire household unless you or another UTC shareowner at that address gives contrary instructions to UTC’s stock registrar and transfer agent or to the bank, broker, trustee or other intermediary that provides the notification. This practice, known as “householding,” is designed to reduce printing and mailing costs.

Upon written or oral request, UTC will deliver promptly a separate copy of the Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials to any shareowner at a shared address to which the Company delivered a single copy of any of these documents. If you wish to receive free of charge a separate Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding,” please contact UTC’s stock registrar and transfer agent, Computershare Trust Company, at 1-800-488-9281. If you own your shares in “street name,” please contact your broker, bank, trustee or other intermediary to make your request.

SUBMITTING PROPOSALS AND NOMINATIONS FOR 2017 ANNUAL MEETING

Shareowner Proposals. In order for a shareowner proposal to be considered for inclusion in UTC’s Proxy Statement for the 2017 Annual Meeting under SEC Rule 14a-8, our Corporate Secretary must receive such proposal in writing by November 22, 2016.

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GENERAL INFORMATION REGARDING THE ANNUAL MEETING

In order to introduce a proposal for vote at the 2017 Annual Meeting (other than a shareowner proposal included in the proxy statement in accordance with SEC Rule 14a-8), UTC’s Bylaws require that the shareowner send advance written notice to the Corporate Secretary for receipt no earlier than December 27, 2016 and no later than January 26, 2017. This notice must include the information specified by Section 1.10 of the Bylaws, a copy of which is available at: http://www.utc.com/Our-Company/Corporate-Governance/Pages/Governance-Documents-and-Policies.aspx.

Director Nominations at the 2017 Annual Meeting. UTC’s Bylaws require that a shareowner who wishes to nominate a candidate for election as a director at the 2017 Annual Meeting (other than pursuant to the “proxy access” provisions of Section 1.12 of the Bylaws) must send advance written notice to the Corporate Secretary for receipt no earlier than December 27, 2016 and no later than January 26, 2017. This notice must include the information, documents and agreements specified by Section 1.10 of the Bylaws, a copy of which is available at: http://www.utc.com/Our-Company/Corporate-Governance/Pages/Governance-Documents-and-Policies.aspx.

Director Nominations by Proxy Access. UTC’s Bylaws require that an eligible shareowner who wishes to have a nominee of that shareowner included in UTC’s proxy materials for the 2017 Annual Meeting pursuant to the “proxy access” provisions of Section 1.12 of the Bylaws must send advance written notice to the Corporate Secretary for receipt no earlier than October 23, 2016 and no later than November 22, 2016. This notice must include the information, documents and agreements specified by Section 1.12 of the Bylaws, a copy of which is available at: http://www.utc.com/Our-Company/Corporate-Governance/Pages/Governance-Documents-and-Policies.aspx.

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Other Information

Cautionary Note Concerning Factors That May Affect Future Results. This Proxy Statement contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases and other measures of financial performance or potential future plans, strategies or transactions. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation:

•	the effect of economic conditions in the industries and markets in which we operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of weather conditions and natural disasters and the financial condition of our customers and suppliers;
•	challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services;
•	future levels of indebtedness and capital spending and research and development spending;
•	future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure;
•	delays and disruption in delivery of materials and services from suppliers;
•	customer- and Company-directed cost reduction efforts and restructuring costs and savings and other consequences thereof;
•	the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into our existing businesses and realization of synergies and opportunities for growth and innovation;
•	new business opportunities;
•	our ability to realize the intended benefits of organizational changes;
•	the anticipated benefits of diversification and balance of operations across product lines, regions and industries;
•	the timing and scope of future repurchases of our common stock;
•	the outcome of legal proceedings, investigations and other contingencies;
•	pension plan assumptions and future contributions;
•	the impact of the negotiation of collective bargaining agreements and labor disputes;
•	the effect of changes in political conditions in the U.S. and other countries in which we operate; and

82

OTHER INFORMATION

•	the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which we operate.

In addition, our 2015 Annual Report on Form 10-K includes important information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. See the “Notes to Consolidated Financial Statements” under the heading “Note 17: Contingent Liabilities,” the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Business Overview,” “Results of Operations,” “Liquidity and Financial Condition,” and “Critical Accounting Estimates,” and the section titled “Risk Factors” in our 2015 Form 10-K. Our Form 10-K also includes important information as to these factors in the “Business” section under the headings “General,” “Description of Business by Segment” and “Other Matters Relating to Our Business as a Whole,” and in the “Legal Proceedings” section. Additional important information as to these factors is included in Exhibit 13 to our 2015 Form 10-K in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Restructuring Costs,” “Environmental Matters” and “Governmental Matters.” The forward-looking statements speak only as of the date of this report or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

Annual Report on Form 10-K for 2015. UTC will provide, without charge, a copy of the UTC Annual Report on Form 10-K for 2015 filed with the SEC to any shareowner upon request directed to: Corporate Secretary, United Technologies Corporation, 10 Farm Springs Road, Farmington, CT 06032, Telephone 1-860-728-7870, or by email to: corpsec@corphq.utc.com.

Corporate Governance Information and Code of Ethics. UTC’s Corporate Governance Guidelines and the charters for each Board Committee are available on UTC’s website: http://www.utc.com/Our-Company/Corporate-Governance/Pages/Governance-Documents-and-Policies.aspx. UTC’s Code of Ethics is available on UTC’s website: http://www.utc.com/Our-Company/Ethics-And-Compliance/Pages/Code-of-Ethics.aspx. Printed copies will be provided, without charge, to any shareowner upon request addressed to the Corporate Secretary. The Code of Ethics applies to all directors and employees, including the principal executive, financial and accounting officers. Shareowners and other interested persons may send communications to the Board, the Chairman, the Lead Director or one or more non-management directors by using the contact information provided on UTC’s website by accessing sequentially “Corporate Governance,” “Board of Directors,” “Contact UTC’s Board.” Shareowners and interested persons also may send communications by letter addressed to the Corporate Secretary at UTC, 10 Farm Springs Road, Farmington, CT 06032 or by contacting the UTC Ombudsman at 1-800-871-9065. These communications will be received and reviewed by UTC’s Global Ethics and Compliance Office. The receipt of concerns about UTC’s accounting, internal controls, auditing matters or business practices will be reported to the Audit Committee. The receipt of other concerns will be reported to the appropriate Committee(s) of the Board. UTC employees also can raise questions or concerns confidentially or anonymously using UTC’s Ombudsman/DIALOG program.

Transactions with Related Persons. UTC has adopted a written policy for the review of transactions with related persons. The policy requires review, approval or ratification of transactions exceeding $120,000 in which UTC is a participant and in which a UTC director, executive officer, a beneficial owner of five percent or more of UTC’s outstanding shares, or an immediate family member of any of the foregoing persons has a direct or indirect material interest. Any such transactions must be reported for review by the Corporate Secretary and the Corporate Vice President, Global Compliance, who will determine whether the transaction may be a transaction with a related person, as such term is defined under UTC’s policy and the relevant SEC rules. Following review by these officers, the Board’s Committee on Nominations and Governance must determine whether the transaction can be approved or not, based on whether the transaction is determined to be in, or not inconsistent with, the best interests of UTC and its shareowners. In making this determination, the Committee must take into consideration whether the transaction is on terms no less favorable to UTC than those

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	83

OTHER INFORMATION

available with other parties and the related person’s interest in the transaction. UTC’s policy permits employment of related persons possessing qualifications consistent with UTC’s requirements for non-related persons in similar circumstances, provided the employment is approved by the Executive Vice President & Chief Human Resources Officer and the Corporate Vice President, Global Compliance.

State Street Corporation (“State Street”), acting in various fiduciary capacities, filed a Schedule 13G with the SEC reporting that as of December 31, 2015 State Street and certain of its subsidiaries collectively were the beneficial owners of more than five percent of UTC’s outstanding shares of Common Stock. A subsidiary of State Street is the trustee for the UTC Employee Savings Plan Master Trust. Other State Street subsidiaries provide investment management services. During 2015, the Savings Plan Trust paid State Street and its subsidiaries approximately $2.2 million for services as trustee, as investment managers and for administrative and other services.

BlackRock, Inc. (“BlackRock”) filed a Schedule 13G with the SEC reporting that as of December 31, 2015 BlackRock and certain subsidiaries collectively were the beneficial owners of more than five percent of UTC’s outstanding shares of Common Stock. During 2015, BlackRock acted as an investment manager for certain assets within UTC’s pension plans and Employee Savings Plan. BlackRock received approximately $2.9 million for such services.

Each of the relationships described above was reviewed and approved in accordance with UTC’s policy for review of transactions with related persons.

Section 16(a) Beneficial Ownership Reporting. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of our officers, as well as each director and any beneficial owner of more than ten percent of UTC Common Stock to file reports with the SEC regarding their holdings and transactions in UTC’s equity securities. Based upon a review of these reports as filed with the SEC during or with respect to 2015, and upon written confirmation from our directors and officers, we believe that each director and covered officer met these filing requirements.

UTC is not aware of any beneficial owners of more than ten percent of UTC Common Stock.

Incorporation by Reference. In connection with our discussion of director and executive compensation, we have incorporated by reference in this Proxy Statement certain information from Note 12, Employee Benefit Plans, to the Consolidated Financial Statements in Exhibit 13 to UTC’s 2015 Annual Report on Form 10-K filed on February 11, 2016; these are the only portions of such filings that are incorporated by reference in this Proxy Statement.

Company Names, Trademarks and Trade Names. United Technologies Corporation and its subsidiaries’ names, abbreviations thereof, logos, and product and service designators are either the registered or unregistered trademarks or trade names of United Technologies Corporation and its subsidiaries. Names of other companies, abbreviations thereof, logos of other companies, and product and service designators of other companies are either the registered or unregistered trademarks or trade names of their respective owners.

84

Appendix A

PROPOSED AMENDMENT TO UTC’S

RESTATED CERTIFICATE OF INCORPORATION

The Restated Certificate of Incorporation of United Technologies Corporation would be amended and restated to reflect the following amendment, in order to delete the current text included in Clause (h) of Article Eighth and replace that text with “[Reserved]”:

(h) ~~At all elections of directors of the Corporation, each holder of Common Stock shall be entitled to as many votes as shall equal the number of his shares of such stock multiplied by the number of directors to be elected by the holders of Common Stock, and he may cast all of such votes for a single director or may distribute them among the number to be voted for by the holders of the Common Stock, or any two or more of them as he may see fit.~~ [Reserved].

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	85

Appendix B

Reconciliation of Non-GAAP Measures to Corresponding GAAP Measures

United Technologies Corporation

Reconciliation of Net Sales to Adjusted Net Sales

(dollars in millions)	2015	2014	2013
Net sales	$56,098	$57,900	$56,600
Adjustments to net sales:
Pratt & Whitney – charge resulting from customer contract negotiations	$142	—	—
UTC Aerospace Systems – charge resulting from customer contract negotiations	$210	—	—
Adjusted net sales	$56,450	$57,900	$56,600

Reconciliation of Adjusted Net Income from Continuing Operations Attributable to Common Shareowners and Adjusted Diluted Earnings per Share to Corresponding GAAP Measures

(dollars in millions, except per share amounts)		2015		2014		2013
Net income attributable to common shareowners		$7,608		$6,220		$5,721
Less: Income from discontinued operations attributable to common shareowners	-	$3,612	-	$154	-	$456
Net income from continuing operations attributable to common shareowners		$3,996		$6,066		$5,265
Adjustments to net income from continuing operations attributable to common shareowners:
Restructuring costs		$396		$354		$431
Significant non-recurring and non-operational charges (gains)		$1,446	-	$240	-	$271
Income tax expense (benefit) on restructuring costs and significant non-recurring and non-operational items	-	$617	-	$7	-	$38
Significant non-recurring and non-operational charges (gains) recorded within income tax expense		$342	-	$284	-	$154
Total adjustments to net income from continuing operations attributable to common shareowners		$1,567	-	$177	-	$32
Adjusted net income from continuing operations attributable to common shareowners		$5,563		$5,889		$5,233
Weighted average diluted shares outstanding		883		912		915
Diluted earnings per share — net income attributable to common shareowners		$8.61		$6.82		$6.25
Net income from discontinued operations		$4.09		$0.17		$0.50
Diluted earnings per share—Net income from continuing operations attributable to common shareowners		$4.53		$6.65		$5.75
Impact of non-recurring and non-operational charges (gain) on diluted earnings per share		$1.77	-	$0.19	-	$0.03
Adjusted diluted earnings per share—Net income from continuing operations attributable to common shareowners		$6.30		$6.46		$5.72

Reconciliation of Cash Flow From Operating Activities of Continuing Operations to Free Cash Flow

(dollars in millions)	2015	2014	2013
Cash flow provided by operating activities of continuing operations	$6,698	$6,994	$7,314
Less: Capital expenditures	$1,652	$1,594	$1,569
Free cash flow from continuing operations	$5,046	$5,400	$5,745
Net income from continuing operations attributable to common shareowners	$3,996	$6,066	$5,265
Free cash flow from continuing operations as a percentage of net income from continuing operations attributable to common shareowners	126%	89%	109%

86

APPENDIX B

United Technologies Corporation (the “Company”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance.

Adjusted Net Sales, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are non-GAAP financial measures. Adjusted Net Sales represents Net Sales from continuing operations excluding significant items of a non-recurring and non-operational nature. Adjusted Net Income represents net income from continuing operations excluding restructuring costs and other significant items of a non-recurring and non-operational nature. Adjusted Diluted EPS represents diluted earnings per share from continuing operations, excluding restructuring costs and other significant items of a non-recurring and non-operational nature. Free Cash Flow represents cash flow from operating activities of continuing operations less capital expenditures. Management believes Adjusted Net Sales, Adjusted Net Income, Adjusted Diluted EPS are useful in providing period to period comparisons of the results of the Company’s ongoing operational performance. Management believes Free Cash Flow is a useful measure of liquidity and an additional basis for assessing the Company’s ability to Fund its activities, including the financing of acquisitions, debt service, repurchases of UTC’s common stock and distribution of earnings to shareowners. The preceding tables provide a reconciliation of these non-GAAP measures to the corresponding amounts prepared in accordance with generally accepted accounting principles.

Adjusted Net Sales, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow should not be considered in isolation or as substitutes for analysis of the Company’s results as reported in accordance with GAAP. Other companies may calculate Adjusted Net Sales, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow differently than the Company does, limiting the usefulness of those measures for comparisons with other companies. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial information does not represent a comprehensive basis of accounting.

Proxy Statement and Notice of 2016 Annual Meeting of Shareowners	87

UNITED TECHNOLOGIES CORPORATION
10 FARM SPRINGS ROAD
FARMINGTON, CT 06032

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above.

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. EDT the day before the meeting date or the earlier cut-off date and time for Savings Plan Participants. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. EDT the day before the meeting date or the earlier cut-off date and time for Savings Plan Participants. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E00129-P71919-Z66951                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

UNITED TECHNOLOGIES CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

1.	Election of Directors		For	Against	Abstain

	1a.	John V. Faraci	☐	☐	☐

	1b.	Jean-Pierre Garnier	☐	☐	☐

	1c.	Gregory J. Hayes	☐	☐	☐

	1d.	Edward A. Kangas	☐	☐	☐

	1e.	Ellen J. Kullman	☐	☐	☐

	1f.	Marshall O. Larsen	☐	☐	☐

	1g.	Harold McGraw III	☐	☐	☐

	1h.	Richard B. Myers	☐	☐	☐

	1i.	Fredric G. Reynolds	☐	☐	☐

For address changes, please check this box and write them on the back where indicated.					☐

			For	Against	Abstain

	1j.	Brian C. Rogers	☐	☐	☐

	1k.	H. Patrick Swygert	☐	☐	☐

	1l.	André Villeneuve	☐	☐	☐

	1m.	Christine Todd Whitman	☐	☐	☐

2.	Appointment of PricewaterhouseCoopers LLP as Independent Auditor for 2016.		☐	☐	☐

3.	Amendment to our Restated Certificate of Incorporation to eliminate cumulative voting for directors.		☐	☐	☐

4.	An advisory vote to approve the compensation of our named executive officers.		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareowners of United Technologies Corporation

Monday, April 25, 2016, 8:00 a.m. EDT

Held in the Palm Court Ballroom of The Vinoy® Renaissance St. Petersburg

501 5th Avenue NE, St. Petersburg, Florida 33701

The purposes of the meeting are to consider the following matters:

1.	Election of the thirteen director nominees listed in the Proxy Statement;

2.	Appointment of PricewaterhouseCoopers LLP as Independent Auditor for 2016;

3.	Amendment to our Restated Certificate of Incorporation to eliminate cumulative voting for directors;

4.	An advisory vote to approve the compensation of our named executive officers; and

5.	Other business, if properly raised.

TICKET REQUESTS: We ask that shareowners request a ticket in advance to attend. Please email your request to: corpsec@corphq.utc.com or write to: Corporate Secretary, UTC, 10 Farm Springs Road, Farmington, CT 06032.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at: www.proxyvote.com.

E00130-P71919-Z66951

PROXY

This Proxy is Solicited on Behalf of the Board of Directors of United Technologies Corporation.

The undersigned hereby appoints John V. Faraci, Edward A. Kangas and H. Patrick Swygert, and each of them, each with power of substitution, as proxies for the undersigned to act and vote at the Annual Meeting of Shareowners of United Technologies Corporation to be held April 25, 2016, and at any postponed or at any reconvened session following any adjournment thereof, as directed on this Proxy Card, upon the matters set forth on the reverse side hereof, all as described in the Proxy Statement, and, in their discretion, upon any other business which may properly come before said meeting. If this Proxy Card is properly signed and returned but no voting instructions are given, the votes represented by this Proxy Card will be applied in the election of directors, as authorized in the following sentence, as votes for one or more of the nominees listed on the reverse and as votes for each of Proposals 2, 3 and 4. Absent specific instructions to the contrary by the undersigned with respect to cumulative voting, the persons named as proxies herein shall have full discretionary authority to vote the shares represented by a properly signed and returned Proxy Card cumulatively for all or less than all of such nominees listed on the reverse and to allocate such votes among all or less than all of such nominees (other than any one or more nominees for whom instructions have been given to vote against or abstain) in the manner as the Board of Directors shall recommend or otherwise in the proxies’ discretion.

This Proxy Card also constitutes voting instructions to the Trustee under each of the UTC employee savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of UTC held by the Trustee under any such plan(s) as described in the Proxy Statement. Such voting instructions must be received by 11:00 a.m. EDT on April 21, 2016. If voting instructions are not received by that time, the plan shares will be voted by the Trustee as described in the Proxy Statement. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Shareowners or any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies designated above cannot vote these shares unless you sign and return this Proxy Card.

Address Changes:

(If you noted any Address Changes above, please mark the corresponding box on the reverse side.)